UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2024

RECURSION PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40323	46-4099738
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 S Rio Grande Street
Salt Lake City, UT 84101
(Address of principal executive offices) (Zip code)

(385) 269 - 0203
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	RXRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On September 3, 2024, Recursion Pharmaceuticals, Inc. (“Recursion” or the “Company”) released an updated investor presentation. The investor presentation will be used from time to time in meetings with investors. A copy of the presentation is attached hereto as Exhibit 99.1.
The information furnished in this Item 7.01 (including Exhibit 99.1), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

SYCAMORE Trial Top-Line Results
On September 3, 2024, the Company issued a press release announcing top-line results of its SYCAMORE trial, a 12-month Phase 2 randomized double-blind, placebo-controlled, safety, tolerability and exploratory efficacy study for REC-994 in symptomatic cerebral cavernous malformation patients. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.
Certain Financial Information Relating to the Proposed Transaction with Exscientia
As previously disclosed in the Current Report on Form 8-K filed on August 8, 2024 (the “Original Form 8-K”), the Company, entered into a transaction agreement dated August 8, 2024 (the “Transaction Agreement”) with Exscientia plc (“Exscientia”). The Transaction Agreement provides that, subject to the terms and conditions set forth therein, including the requisite approval of each of the Company’s stockholders and Exscientia’s shareholders, the Company will acquire the entire issued and to be issued share capital of Exscientia pursuant to a scheme of arrangement under Part 26 of the United Kingdom Companies Act 2006 (the “Scheme of Arrangement” and such transaction, the “Transaction”).
In connection with the Transaction Agreement, the proposed Transaction, and the related transactions described in this Current Report on Form 8-K and the Original Form 8-K, which description is hereby incorporated by reference herein, the Company is providing the following information:
The Company is filing the following financial information related to Exscientia and the proposed Transaction:
•The audited consolidated statement of financial position of Exscientia as of and for the years ended December 31, 2023, and December 31, 2022, and the related consolidated statement of loss and other comprehensive (loss)/income, of changes in equity and of cash flows for each of the three years in the period ended December 31, 2023 are attached as Exhibit 99.3 hereto and incorporated by reference herein.
•The unaudited condensed consolidated financial statements of Exscientia as of June 30, 2024, and June 30, 2023, and for the three and six months ended June 30, 2024, and June 30, 2023, and the notes related thereto are attached as Exhibit 99.4 hereto and incorporated by reference herein.
•The unaudited pro forma condensed combined balance sheet of Recursion as of June 30, 2024, which combines the unaudited condensed consolidated balance sheets of Recursion and Exscientia as of June 30, 2024 and gives effect to the proposed Transaction as if it occurred on June 30, 2024, and the unaudited pro forma condensed combined statements of operation of Recursion and Exscientia for the year ended December 31, 2023, and the six months ended June 30, 2024, which combines the historical results of

Recursion and Exscientia for the year ended December 31, 2023 and the six months ended June 30, 2024 and gives effect to the proposed Transaction as if it occurred on January 1, 2023, and the notes related thereto are filed as Exhibit 99.5 hereto and incorporated by reference herein.
The consent of PricewaterhouseCoopers LLP, Exscientia’s independent registered public accounting firm, is attached as Exhibit 23.1 hereto.
Risk Factors Relating to the Transaction

Completion of the Transaction is subject to certain conditions, some of which are outside of the parties’ control, and if these conditions are not satisfied or waived, the Transaction will not be completed.
The obligation of Recursion and Exscientia to complete the Transaction is subject to customary conditions under the Transaction Agreement, including (i) required approvals from Recursion stockholders and Exscientia shareholders, (ii) clearance under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”) and certain other merger control and investment laws and regulations of non-U.S. jurisdictions, (iii) the sanction of the Scheme of Arrangement by the High Court of Justice of England and Wales (the “Court”), (iv) the absence of any law or order that enjoins, prevents, prohibits, or makes illegal the consummation of the Transaction; and (v) the Recursion Shares issuable in the Transaction having been approved for listing on Nasdaq.
The requirement to satisfy the applicable conditions could delay completion of the Transaction for a significant period of time or prevent the Transaction from occurring at all. There can be no assurance that the conditions to the closing of the Transaction will be satisfied or, where applicable, waived or that the Transaction will be completed. Any delay in completing the Transaction could cause Recursion not to realize some or all of the benefits that the parties expect Recursion to achieve if the Transaction is successfully completed within the expected timeframe.
Further, as a condition to approving the Transaction, governmental authorities may impose conditions, terms, obligations or restrictions on the conduct of the parties’ business after the completion of the Transaction. If the parties were to become subject to any conditions, terms, obligations or restrictions, it is possible that such conditions, terms, obligations or restrictions will delay completion of the Transaction or otherwise adversely affect the parties’ business, financial condition, or operations. Furthermore, governmental authorities may require that the parties divest assets or businesses as a condition to the closing of the Transaction. If the parties are required to divest assets or businesses, there can be no assurance that Recursion or Exscientia will be able to negotiate such divestitures expeditiously or on favorable terms or that the governmental authorities will approve the terms of such divestitures.
In addition, if the Effective Time shall not have occurred by August 8, 2025, either Recursion or Exscientia may choose not to proceed with the Transaction and terminate the Transaction Agreement. Recursion and Exscientia may also terminate the Transaction Agreement under certain other circumstances.
Some of the conditions to the Transaction and termination rights may be waived by Recursion or Exscientia without resoliciting Recursion stockholder or Exscientia shareholder approval.
Certain conditions to completing the Transaction and termination rights set forth in the Transaction Agreement may be waived, in whole or in part, by Recursion or Exscientia. If any conditions or termination rights are waived after the approval of Recursion stockholders or of Exscientia shareholders has been obtained, Recursion and Exscientia will evaluate whether amendment of a future joint proxy statement and resolicitation of proxies would be warranted. Subject to applicable law, if Recursion and Exscientia determine that resolicitation of Exscientia shareholders or Recursion stockholders is not warranted, the parties will have the discretion to complete the Transaction without seeking such additional Recursion stockholder approval or Exscientia shareholder approval, as applicable.

Failure to complete the Transaction could negatively impact the Recursion stock price or Exscientia ADS price and the future business and financial results of Recursion and Exscientia, respectively.
If the Transaction is not completed for any reason, including as a result of a failure to obtain required approvals from Recursion stockholders and Exscientia shareholders, the ongoing businesses of Recursion and Exscientia may be adversely affected and, without realizing any of the benefits of having completed the Transaction, Recursion and Exscientia would be subject to a number of risks, including the following:
•Recursion may be required, under certain circumstances, to pay Exscientia a termination fee of approximately $58.77 million or reimburse Exscientia for certain fees and expenses;
•Exscientia may be required, under certain circumstances, to pay Recursion a termination fee of approximately $6.88 million;
•Recursion and Exscientia are subject to certain restrictions on the conduct of their businesses and capital raising activities prior to completing the Transaction, which may adversely affect their respective abilities to execute certain of their respective business strategies going forward if the Transaction is not completed;
•Recursion and Exscientia have incurred and will continue to incur significant costs and fees associated with the proposed Transaction, such as legal, accounting, financial advisor and printing fees, regardless of whether the Transaction is completed;
•Recursion and Exscientia may experience negative reactions from the financial markets, including negative impacts on their stock price and Exscientia ADS price, respectively;
•Recursion and Exscientia may experience negative reactions from their business partners, regulators and employees; and
•matters relating to the Transaction (including integration planning) will require substantial commitments of time and resources by Recursion’s and Exscientia’s management, which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to Recursion and Exscientia as independent companies.

In addition, Recursion and Exscientia could be subject to litigation related to the Transaction that may prevent the Transaction from being completed in the time frame expected or at all. Litigation related to the Transaction may also result from failure to complete the Transaction or related to any enforcement proceeding commenced against Recursion or Exscientia to perform its obligations under the Transaction Agreement. If such Transaction litigation occurs it may result in significant costs of defense, indemnification and liability. If the Transaction is not completed, the related litigation risks may materialize and may adversely affect Recursion’s or Exscientia’s respective businesses, financial conditions, financial results and stock price or Exscientia’s ADS price, respectively.
The number of Recursion Class A Common Stock that Exscientia shareholders will receive pursuant to the Transaction (the “Recursion Shares”) is based on a fixed exchange ratio that will not be adjusted to reflect changes in the market value of Recursion Shares or Exscientia ordinary shares (“Exscientia Shares”) or Exscientia ADSs or the number of Recursion Shares or Exscientia Shares or Exscientia ADSs outstanding prior to the completion of the Transaction. Further, when Recursion stockholders and Exscientia shareholders vote on the issuance of Recursion Shares, Scheme of Arrangement, and other related matters, as applicable, they will not know the exact market value of the Recursion Shares, or the aggregate number of Recursion Shares, that will be issued in connection with the Transaction.
Upon completion of the Transaction, Exscientia shareholders will be entitled to receive 0.7729 Recursion Shares for each Exscientia Share and Exscientia ADS (the “Exchange Ratio”) that such Exscientia shareholders own. The market value of the Recursion Shares that Exscientia shareholders will be entitled to receive when the Transaction and Scheme of Arrangement are completed could vary significantly due to a change in the market value of Recursion Shares from the date the Transaction Agreement was entered into, the date of a future special meeting of Recursion stockholders to approve the proposals relevant to the transaction (the “Recursion Special Meeting”) or the meetings of Exscientia shareholders to approve proposals relevant to the transaction (the “Exscientia Shareholder Meetings”). Because the Exchange Ratio will not be adjusted to reflect any changes in the market value of Recursion Shares or Exscientia ADSs, such market price fluctuations may affect the relative value that Exscientia shareholders and Exscientia ADS holders will receive. Changes in market value may result from a variety of factors, including changes in the business, operations or prospects of Recursion or Exscientia, market assessments of the likelihood that the Transaction will be completed, market assessments of the value of Recursion, the timing of the Transaction, regulatory considerations, governmental actions, general market and economic conditions, legal proceedings and other factors, each of which may be beyond the control of Recursion or Exscientia. Prior to making any investment decision, stockholders and shareholders are urged to obtain updated market quotations for Recursion Shares and Exscientia ADSs.
It is anticipated that, based on the number of Exscientia Shares and Recursion Shares outstanding as of August 7, 2024, calculated on a fully diluted basis, immediately following completion of the Transaction, pre-Transaction Recursion stockholders will own approximately 74% of Recursion on a fully diluted basis and former Exscientia shareholders will own approximately 26% of Recursion on a fully diluted basis. The Exchange Ratio will not be adjusted based on the number of Recursion Shares or Exscientia Shares or Exscientia ADSs outstanding prior to the completion of the Transaction. As a result, the exact aggregate equity stakes that pre-Transaction Recursion stockholders and former Exscientia shareholders will hold in Recursion immediately following the completion of the Transaction will depend on the number of Recursion Shares and Exscientia Shares issued and outstanding immediately prior to the Effective Time. The number of Recursion Shares or Exscientia Shares or Exscientia ADSs outstanding may change based on issuances of Recursion Shares or Exscientia Shares in connection with capital raising activities, strategic transactions or grants of equity awards by either Recursion or Exscientia, subject to the terms and conditions of the Transaction Agreement.
The issuance of Recursion Shares in the Transaction, and the trading of Recursion Shares after completion of the Transaction may cause the market price of Recursion Shares to fall.
The issuance of Recursion Shares in connection with the Transaction could have the effect of decreasing the market price for Recursion Shares, including as a result of market assessments of the business, operations or prospects of Recursion, Exscientia and the combined company, as well as benefits anticipated to be derived from the Transaction. In addition, following completion of the Transaction, Recursion Shares are expected to be publicly traded on Nasdaq, enabling former Exscientia shareholders and Exscientia ADS holders to sell the Recursion Shares that they receive in the Transaction. Such sales of Recursion Shares may take place promptly following the Transaction and could have the effect of decreasing the market price for Recursion Shares, including below the market price of the Recursion Shares or Exscientia Shares or Exscientia ADSs owned by such Recursion stockholders or Exscientia shareholders or ADS holders, respectively, prior to completion of the Transaction.
The Transaction may be completed even though a material adverse effect subsequent to the announcement of the Transaction, such as industry-wide changes or other events, may occur.
In general, either Recursion or Exscientia may, on the terms and conditions set forth in the Transaction Agreement, refuse to complete the Transaction if there is a material adverse effect affecting the other party. However, some types of changes do not permit either Recursion or Exscientia to refuse to complete the Transaction, even if such changes would have a material adverse effect on either of the parties. For example, any changes in conditions generally affecting the industry in which Exscientia or its subsidiaries operate, or any change in regulatory, legislative or political conditions or conditions in securities, credit, financial, debt or other capital markets, in each case in the United States or any foreign country, except to the extent affecting Exscientia or Recursion in a disproportionate manner relative to other businesses operating in the industries in which they operate, or changes in the market value of Recursion Shares, Exscientia Shares, or Exscientia ADSs, would not give the other party the right to refuse to complete the Transaction. If adverse changes occur that affect either party, but the parties are still required to complete the Transaction, the share price of Recursion Shares and the business and financial results of Recursion may suffer.
The Transaction Agreement contains provisions that restrict Recursion’s and Exscientia’s ability to pursue alternatives to the Transaction and, in specified circumstances, would require Recursion or Exscientia to pay the other party a termination fee.
Under the Transaction Agreement, each of Recursion and Exscientia is restricted, subject to certain exceptions, from soliciting, initiating, knowingly facilitating, assisting or encouraging, discussing or negotiating, or furnishing non-public information with regard to, any inquiry, proposal or offer for an acquisition proposal from any third person or entity. If any party receives an acquisition proposal and such party’s board of directors determines (after consultation with such party’s financial advisors and outside legal counsel) that such proposal constitutes a superior proposal for Recursion or Exscientia, as the case may be, and the Recursion Board or the Exscientia Board, respectively, makes a change in recommendation in response to such proposal to the stockholders or shareholders of such company, Recursion, on the one hand, or Exscientia, on the other hand, would be entitled, upon complying with certain requirements, to terminate the Transaction Agreement, subject to the terms of the Transaction Agreement. Under such circumstances, Recursion may be required to pay Exscientia a termination fee of approximately $58.77 million or Exscientia may be required to pay Recursion a termination fee of approximately $6.88 million. These provisions could discourage a third party that may have an interest in acquiring all or a significant part of either company from considering or proposing such an acquisition, even if such third party was prepared to enter into a transaction that would be more favorable to one of the companies and its respective stockholders or shareholders than the Transaction.
Until the completion of the Transaction or the termination of the Transaction Agreement pursuant to its terms, Recursion and Exscientia are each prohibited from entering into certain transactions and taking certain actions that might otherwise be beneficial to Recursion and its stockholders and/or Exscientia and its shareholders, respectively.
From and after the date of the Transaction Agreement and prior to the completion of the Transaction or the termination of the Transaction Agreement pursuant to its terms, the Transaction Agreement restricts Recursion and Exscientia from taking specified actions without the consent of the other party and requires that their respective businesses be conducted in the ordinary course. These restrictions may prevent Recursion or Exscientia, as applicable, from taking actions during the pendency of the Transaction that would have been beneficial, including capital raising activities. Adverse effects arising from these restrictions during the pendency of the Transaction could be exacerbated by any delays in the completion of the Transaction or termination of the Transaction Agreement.
Recursion and Exscientia will incur significant transaction and related costs in connection with the Transaction.
Recursion and Exscientia have incurred and expect to incur a number of non-recurring direct and indirect costs associated with the Transaction. These costs and expenses include fees paid to financial, legal and accounting advisors, severance and other potential employment-related costs, including payments that may be made to certain Recursion and Exscientia employees, filing fees, printing expenses and other related charges. Some of these costs are payable by Recursion and Exscientia regardless of whether the Transaction is completed. There are also processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the Transaction and the integration of the two companies’ businesses. While both Recursion and Exscientia have assumed that a certain level of expenses would be incurred in connection with the Transaction and the other transactions contemplated by the Transaction Agreement and continue to assess the magnitude of these costs, there are many factors beyond their control that could affect the total amount or the timing of the integration and implementation expenses.
There may also be additional unanticipated significant costs in connection with the Transaction that Recursion and Exscientia may not recoup, including as a result of litigation related to the Transaction. These costs and expenses could reduce the realization of efficiencies and strategic benefits Recursion and Exscientia expect Recursion to achieve from the Transaction. Although Recursion and Exscientia expect that these benefits will offset the transaction expenses and implementation costs over time, this net benefit may not be achieved in the near term or at all.
In connection with the Transaction, Recursion and Exscientia may be required to take write-downs or write-offs, restructuring and impairment or other charges that could negatively affect the business, assets, liabilities, prospects, outlook, financial condition and results of operations of Recursion or Exscientia.
Although Recursion and Exscientia have conducted due diligence in connection with the Transaction and related transactions, they cannot assure you that this diligence revealed all material issues that may be present, that it would be possible to uncover all material issues through a customary amount of due diligence or that factors outside of Recursion’s and Exscientia’s control will not later arise. Even if Recursion’s and Exscientia’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Recursion’s and Exscientia’s preliminary risk analysis. Further, as a result of the Transaction, purchase accounting and the proposed operation of Recursion going forward, Recursion and Exscientia may be required to take write-offs or write-downs, restructuring and impairment or other charges. As a result, Recursion and Exscientia may be forced to write-down or write-off assets, restructure its operations or incur impairment or other charges that could negatively affect the business, assets, liabilities, prospects, outlook, financial condition and results of operations of Recursion and/or Exscientia.
After the Transaction, Recursion stockholders and Exscientia shareholders will have a reduced ownership and voting interest in Recursion than they currently have in Recursion and Exscientia respectively, and will exercise less influence over Recursion’s management.
It is anticipated that, based on the number of Exscientia Shares and Recursion Shares outstanding as of August 7, 2024, calculated on a fully diluted basis, immediately following completion of the Transaction, pre-Transaction Recursion stockholders will own approximately 74% of Recursion on a fully diluted basis and former Exscientia shareholders will own approximately 26% of Recursion on a fully diluted basis. The Exchange Ratio will not be adjusted based on the number of Recursion Shares or Exscientia Shares or Exscientia ADSs outstanding prior to the completion of the Transaction. Consequently, Recursion stockholders will have a reduced ownership of Recursion than they currently have of Recursion and will exercise less influence over the management and policies of Recursion than they currently have over the management and policies of Recursion. Former Exscientia shareholders will have a reduced ownership of Recursion than they currently have of Exscientia and will exercise less influence over the management and policies of Recursion than they currently have over the management and policies of Exscientia.
Recursion and Exscientia may have difficulty attracting, motivating and retaining executives and other key employees due to uncertainty associated with the Transaction.
Recursion’s success after completion of the Transaction will depend in part upon the ability of Recursion to retain key employees of Exscientia and Recursion. Competition for qualified personnel can be intense. Current and prospective employees of Exscientia or Recursion may experience uncertainty about the effect of the Transaction, which may impair Exscientia’s and Recursion’s ability to attract, retain and motivate key management, technical and other personnel prior to and following the Transaction. Employee retention may be particularly challenging during the pendency of the Transaction, as employees of Exscientia and Recursion may experience uncertainty about their future roles with Recursion.
In addition, pursuant to change in control and/or severance provisions in Exscientia’s severance schemes and employment agreements, certain key employees of Exscientia are entitled to receive severance payments upon certain qualifying terminations of their employment. Certain key Exscientia employees potentially could terminate their employment following specified circumstances set forth in the applicable severance scheme or employment agreement, including certain changes in such key employees’ title, status, authority, duties, responsibilities or compensation, and be entitled to receive severance. Such circumstances could occur in connection with the Transaction as a result of changes in roles and responsibilities.
While Recursion and Exscientia may employ the use of certain retention programs, there can be no guarantee that they will prove to be successful. If key employees of Recursion or Exscientia depart, the integration of the companies may be more difficult and Recursion’s business following the Transaction may be harmed. Furthermore, Recursion may be required to incur significant costs in identifying, hiring, training and retaining replacements for departing employees and may lose significant expertise and talent relating to the businesses of Exscientia, which may adversely affect Recursion’s ability to realize the anticipated benefits of the Transaction. In addition, there could be disruptions to or distractions for the workforce and management associated with activities of labor groups or integrating employees into Recursion. Accordingly, no assurance can be given that Recursion will be able to attract or retain key employees of Recursion or Exscientia to the same extent that those companies have been able to attract or retain their own employees in the past.
Recursion’s and Exscientia’s business relationships may be subject to disruption due to uncertainty associated with the Transaction.
Companies with which Recursion or Exscientia do business may experience uncertainty associated with the Transaction, including with respect to current or future business or strategic relationships with Recursion or Exscientia. Recursion’s and Exscientia’s business and strategic relationships may be subject to disruption as partners and others may attempt to negotiate changes in existing business relationships or consider entering into business relationships with parties other than Recursion or Exscientia. These disruptions could have an adverse effect on the businesses, financial condition, results of operations or prospects of Recursion, including an adverse effect on Recursion’s ability to realize the anticipated benefits of the Transaction. The risk and adverse effect of such disruptions could be exacerbated by a delay in completion of the Transaction.
The respective opinions of Recursion’s and Exscientia’s financial advisors will not reflect changes in circumstances between the signing of the Transaction Agreement and the completion of the Transaction.
The Recursion board of directors (the “Recursion Board”) and the Exscientia board of directors (the “Exscientia Board”) received opinions from their respective financial advisors in connection with their determinations to approve the Transaction Agreement, the Transaction and all other transactions contemplated by the Transaction Agreement. However, Recursion and Exscientia do not expect to receive updated opinions from their respective financial advisors prior to completion of the Transaction, and thus, the opinions do not speak as of the time of the Recursion Special Meeting, the Exscientia Shareholder Meetings, or completion of the Transaction or as of any date other than the date of such opinions. Changes in the operations and prospects of Recursion or Exscientia, general market and economic conditions and other factors that may be beyond the control of Recursion or Exscientia and on which the financial advisors’ opinions were based may significantly affect the relative value of Recursion and Exscientia and the prices of Recursion Shares, Exscientia’s Shares, or Exscientia’s ADSs by the time the Transaction is completed.
Exscientia’s executive officers and directors have interests in the Transaction that may be different from the interests of Exscientia shareholders generally.
When considering the recommendation of the Exscientia Board that Exscientia shareholders approve the Scheme of Arrangement, Exscientia shareholders should be aware that directors and executive officers of Exscientia have certain interests in the Transaction that may be different from or in addition to the interests of Exscientia shareholders generally. These interests include, but are not limited to, the treatment of Exscientia equity compensation awards in the Scheme of Arrangement. The Exscientia Board was aware of these interests and considered them, among other things, in evaluating and negotiating the Transaction Agreement and the Transaction and in recommending that the Exscientia shareholders approve the Scheme of Arrangement. Additional information regarding such interests will be included in the joint proxy statement to be filed by Recursion and Exscientia with the SEC relating to the Transaction.
Completion of the Transaction may trigger change-in-control or other provisions in certain agreements that Recursion or Exscientia is party to.
The completion of the Transaction may trigger change-in-control or other provisions in certain agreements that Recursion or Exscientia is party to. If Recursion or Exscientia, as applicable, is unable to negotiate waivers of those provisions, the respective counterparties may exercise their rights and remedies under the applicable agreements, including in some instances potentially terminating the agreements or seeking damages or other remedies. Even if Recursion or Exscientia, as applicable, is able to negotiate waivers, the respective counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to the combined business.
Risks Relating to Recursion Following Completion of the Transaction
In addition to the risks described below, you should carefully consider the risks discussed under “—Risks Relating to Exscientia’s Business,” and the risk contained in Recursion’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as these risks will be applicable to the business of Recursion following the completion of the Transaction.
The failure to integrate successfully the businesses of Recursion and Exscientia in the expected timeframe would adversely affect Recursion’s future business and financial performance following the Transaction.
The combination of two independent companies is a complex, costly and time-consuming process. As a result, the combined company will be required to devote significant management attention and resources to integrate the business practices and operations of Exscientia and Recursion. The integration process may disrupt the business of either or both of the companies and, if implemented ineffectively, could preclude realization of the full benefits expected by Exscientia and Recursion from the Transaction. The failure of Recursion to meet the challenges involved in successfully integrating the operations of Exscientia and Recursion or otherwise to realize the anticipated benefits of the Transaction could cause an interruption of the activities of Recursion and could seriously harm its results of operations. In addition, the overall integration of the two companies may result in material unanticipated problems, expenses, liabilities, competitive responses, loss of customer relationships and diversion of management’s attention, and may cause Recursion’s stock price to decline. The difficulties of combining the operations of Recursion and Exscientia include, among others:
•managing a significantly larger company;
•coordinating geographically separate organizations, including extensive operations outside of the U.S.;
•the potential diversion of management’s focus and resources from other strategic opportunities and from operational matters;
•performance shortfalls at one or both of the companies as a result of the diversion of management’s attention caused by completing the Transaction and integrating the companies’ operations;
•aligning and executing the strategy of Recursion following the Transaction;
•retaining existing business relationships and executing new strategic or commercial relationships;
•maintaining employee morale and retaining key management and other employees;
•the disruption of, or the loss of momentum in, each company’s ongoing business or inconsistencies in standards, controls, systems, procedures and policies;
•integrating two unique business cultures, which may prove to be incompatible;
•the possibility of faulty assumptions underlying expectations regarding the integration process;
•consolidating corporate and administrative infrastructures and eliminating duplicative operations;
•integrating IT, communications and other systems;
•changes in applicable laws and regulations;
•managing tax costs or inefficiencies associated with integrating the operations of Recursion and Exscientia;
•unforeseen expenses or delays associated with the Transaction; and
•taking actions that may be required in connection with obtaining regulatory approvals.
Many of these factors will be outside of Recursion’s control and any one of them could result in increased costs, decreased revenues and diversion of management’s time and energy, which could materially impact the combined company’s business, financial condition and results of operations. In addition, even if the operations of Recursion and Exscientia are integrated successfully, Recursion may not realize the full benefits of the Transaction, including the cost savings or other benefits and synergies that Recursion and Exscientia expect. These benefits may not be achieved within the anticipated timeframe, or at all. As a result, Recursion and Exscientia cannot assure their respective stockholders, shareholders and ADS holders that the combination of Recursion and Exscientia will result in the realization of the full benefits anticipated from the Transaction.
The anticipated benefits of the Transaction may vary from expectations.
Recursion may fail to realize the anticipated cost savings or other benefits expected from the Transaction, which could adversely affect its business, financial condition and operating results. The success of the Transaction will depend, in significant part, on Recursion’s ability to successfully integrate the businesses of Recursion and Exscientia and realize the anticipated strategic benefits and synergies from the Transaction. Recursion and Exscientia believe that the combination of the two businesses will complement each party’s strategy by providing a balanced and diversified product portfolio, operational efficiencies, supply chain optimization, complementary geographic footprints, product development synergies and capital raising opportunities. However, achieving these goals requires, among other things, realization of the targeted cost synergies expected from the Transaction. The anticipated benefits of the Transaction and actual operating, technological, strategic and revenue opportunities may not be realized fully or at all, or may take longer to realize than expected. If Recursion is not able to achieve these objectives and realize the anticipated benefits and synergies expected from the Transaction within the anticipated timeframe or at all, Recursion’s business, financial condition and operating results may be adversely affected.
The future results of Recursion will suffer if Recursion does not effectively manage its expanded operations following the Transaction.
Following the Transaction, the size of the business of Recursion will increase significantly beyond the current size of either Recursion’s or Exscientia’s business. Recursion’s future results depends, in part, upon its ability to manage this expanded business, which will pose substantial challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. There can be no assurance that Recursion will be successful or that it will realize the expected operating efficiencies, cost savings, revenue enhancements and other benefits currently anticipated from the Transaction.
Business issues currently faced by Recursion or Exscientia may be imputed to the operations of the other.
To the extent either Recursion or Exscientia currently has, or is perceived by business partners to have, operational challenges, such as performance, management or workforce issues, those challenges may raise concerns by existing business partners of the other company following the Transaction, which may limit or impede Recursion’s future ability to obtain additional business from those business partners.
The market price of Recursion Shares may be volatile.
The market price of Recursion Shares may be volatile. Broad general economic, political, market and industry factors may adversely affect the market price of Recursion Shares, regardless of Recursion’s actual operating performance and the success of the integration of Recursion and Exscientia. Factors that could cause fluctuations in the price of Recursion Shares include:
•actual or anticipated variations in operational and financial results, including the results of clinical trials with respect to Recursion’s and Exscientia’s drug product candidates;
•changes in price targets or financial projections by Recursion, if any, or by any securities analysts that may cover Recursion Shares;
•conditions or trends in the industry, including regulatory changes or changes in the securities marketplace;
•announcements by Recursion or its competitors of strategic or commercial partnerships or other transactions;
•announcements of investigations or regulatory scrutiny of Recursion’s operations or lawsuits filed against it;
•additions or departures of key personnel; and
•issuances or sales of Recursion Shares, including sales of shares by Recursion’s directors and officers or its key investors.

Future sales of Recursion Shares by Recursion or its stockholders in the public market, or the perception that such sales may occur, could reduce the price of Recursion Shares, and any additional capital raised by Recursion through the sale of equity or convertible securities may dilute ownership in Recursion.
The sale of Recursion Shares in the public market, or the perception that such sales could occur, could harm the prevailing market price of Recursion Shares. These sales, or the possibility that these sales may occur, also might make it more difficult for Recursion to sell equity securities in the future at a time and at a price that Recursion deems appropriate.

It is anticipated that, based on the number of Exscientia Shares and Recursion Class A Common Stock and Recursion Class B Common Stock outstanding as of August 7, 2024, calculated on a fully diluted basis, immediately following completion of the Transaction, pre-Transaction Recursion stockholders will own approximately 74% of Recursion on a fully diluted basis and former Exscientia shareholders will own approximately 26% of Recursion on a fully diluted basis.
All Recursion Shares that will be issued in connection with the Transaction are expected to be freely tradable without restriction or further registration under the Securities Act, except for any Recursion Shares held by Recursion’s affiliates, as that term is defined under Rule 144 of the Securities Act (“Rule 144”), including certain of Recursion’s directors, executive officers and other affiliates, which shares may be sold in the public market only if they are registered under the Securities Act or are sold pursuant to an exemption from registration such as Rule 144.
In addition, Recursion intends to file a registration statement with the SEC on Form S-8 providing for the registration of Recursion Shares issued or reserved for issuance under Exscientia’s equity incentive plans, as proposed to be amended and assumed by Recursion. Subject to the satisfaction of vesting conditions, shares registered under the registration statement on Form S-8 may be made available for resale immediately in the public market without restriction.
In the future, Recursion may also issue its securities in connection with capital raising activities, strategic transactions or grants of equity awards, or otherwise. Recursion cannot predict the size of future issuances of Recursion Shares or securities convertible into Recursion Shares or the effect, if any, that future issuances and sales of Recursion Shares will have on the market price of Recursion Shares. Sales of substantial amounts of Recursion Shares (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices of Recursion Shares.
Recursion’s ability to utilize its U.S. net operating loss carryforwards may be limited.
Recursion and its affiliates have substantial net operating loss (“NOL”) carryforwards and other tax attributes. To the extent that Recursion continues to generate taxable losses as expected, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire, except the federal NOLs generated during and after fiscal year 2018 are carried forward indefinitely. Under Section 382 of the United States Internal Revenue Code of 1986, as amended (the “Code”), if a corporation undergoes an “ownership change,” its ability to use pre-change NOL carryforwards and certain other pre-change tax attributes (such as research tax credits) to offset its post-change income could be subject to an annual limitation. An “ownership change” is generally defined as a greater than 50% change by value in the ownership of the corporation’s equity by one or more 5% shareholders over a three-year period. Such annual limitation could result in the expiration of a portion of Recursion’s NOL carryforwards before full utilization thereof. Recursion may have experienced ownership changes within the meaning of Section 382 in the past, and Recursion may experience some ownership changes in the future as a result of subsequent shifts in stock ownership, including as a result of the Transaction, follow-on offerings or subsequent shifts in Recursion’s stock ownership (some of which are outside Recursion’s control). In addition, Exscientia is expected to undergo an ownership change in connection with this Transaction. As a result, if Recursion attains profitability, Recursion may be unable to use all or a material portion of its NOL carryforwards and other tax attributes for federal and state tax purposes, which could result in increased tax liability and adversely affect its future cash flows.
Recursion’s actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this Current Report on Form 8-K.
While the unaudited pro forma financial information contained in this Current Report on Form 8-K represents the best estimates of Recursion’s and Recursion’s management, it is presented for illustrative purposes only and may not be an accurate indication of Recursion’s financial position or results of operations if the Transaction were completed on the dates indicated. The unaudited pro forma financial information has been derived from the audited and unaudited historical financial statements of Recursion and Exscientia and certain adjustments and assumptions have been made. The unaudited pro forma financial information does not include any fair value adjustments associated with the assets and liabilities of Exscientia with the exception of the fair value of intangible assets, as Recursion’s and Exscientia’s management have preliminarily concluded that these historical carrying values approximate their fair values as of June 30, 2024. The process for estimating the fair value of acquired assets requires the use of judgment in determining the appropriate assumptions and estimates. These estimates may be revised as additional information becomes available and as additional analyses are performed. Differences between preliminary estimates in the unaudited pro forma financial information and the final acquisition accounting will occur and could have a material impact on the unaudited pro forma financial information and Recursion’s financial position and future results of operations.
In addition, the assumptions used in preparing the unaudited pro forma financial information may not prove to be accurate, and other factors may affect Recursion’s financial condition or results of operations following the closing of the Transaction. Any potential decline in Recursion’s financial condition or results of operations may cause significant fluctuations in the price of Recursion Shares.
Recursion will be exposed to greater foreign currency exchange risk.
Upon completion of the Transaction, Recursion expects that a greater portion of its business will take place in international markets. Recursion will conduct its business and prepare its consolidated financial statements in its functional currency, while the financial statements of each of its subsidiaries will be prepared in the functional currency of that entity and the business of that entity will be conducted in the functional currency of that entity. Accordingly, fluctuations in the exchange rate of the functional currencies of Recursion’s foreign currency entities against the functional currency of Recursion will impact its results of operations and financial condition. Accordingly, it is expected that Recursion’s revenues and earnings will be exposed to the risks that may arise from fluctuations in foreign currency exchange rates, which could have a material adverse effect on Recursion’s business, results of operations or financial condition.

Risks Relating to Exscientia’s Business

Risks Related to Exscientia’s Financial Position

Exscientia has a history of significant operating losses, and Exscientia expects to incur losses over the next several years.
Exscientia has a history of significant operating losses. Exscientia’s net losses before taxation were £162.1 million for the year ended December 31, 2023. As of December 31, 2023, Exscientia had accumulated total losses of £349.5 million since inception. Exscientia is still in the early stages of development of its own drug discovery programmes. Exscientia has no drug products licensed for commercial sale and has not generated any revenue from its own drug product sales to date. Exscientia expects to continue to incur significant expenses and operating losses over the next several years. Exscientia's operating expenses and net losses may fluctuate significantly from quarter-to-quarter and year-to-year. Exscientia anticipates that its expenses will increase substantially as it:
•continues to invest in and develop its computational platform and software solutions;
•continues its research and development efforts for its internal and joint arrangement drug discovery programmes;
•conducts preclinical studies, submit investigational new drug applications, or INDs, and comparable foreign applications, and conduct clinical trials for any of its current or future drug candidates;
•seeks marketing approvals for any drug candidates that successfully complete clinical trials;
•establishes a sales, marketing and distribution infrastructure and scale-up manufacturing capabilities, whether alone or with third parties, to commercialise any drug candidates for which it may obtain regulatory approval, if any;
•maintains, expands, enforces, defends and protects its intellectual property;
•hires additional software engineers, programmers, sales and marketing and other personnel to support the development of its software solutions;
•hires additional clinical, quality control and other scientific personnel;

•experiences any delays or encounter any issues with any of the above, including but not limited to failed studies, complex results, safety issues or other regulatory challenges;
•acquires and integrates new technologies, businesses or other assets; and
•adds operational, financial and management information systems and personnel to support its operations as a public company.

Exscientia’s operating history may make it difficult for you to evaluate the success of its business to date and to assess its future viability.
Exscientia commenced operations in July 2012, and its operations to date have been limited to organizing and staffing its company, business planning, raising capital, conducting discovery and research activities, developing its drug discovery platform, filing patent applications, identifying potential drug candidates, undertaking research activities and identifying and entering into collaborations that would allow it to further develop viable drug candidates. Exscientia has not yet demonstrated its ability to successfully complete any clinical trials, obtain marketing approvals, manufacture a commercial-scale product or arrange for a third party to do so on its behalf, or conduct sales, marketing and distribution activities necessary for successful product commercialisation. Consequently, any predictions you make about Exscientia’s future success or viability may not be as accurate as they could be if Exscientia had a longer operating history.
In addition, as an early-stage company, Exscientia may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors. Exscientia will need to transition at some point from a company with a research and development focus to a company capable of supporting commercial activities. Exscientia may not be successful in such a transition.
If Exscientia and its present and future collaborators are unable to successfully develop and commercialise drug products, revenues may be insufficient for Exscientia to achieve or maintain profitability.
Exscientia has never generated revenue from drug product sales and its most advanced drug candidate is in a Phase 1/2 clinical trial. Exscientia currently generates revenue primarily from upfront and milestone payments under its agreements with its collaborators. To achieve and maintain profitability, Exscientia must succeed in developing, and eventually commercialising, a drug product or drug products that generate significant revenue. As such, Exscientia will be dependent on the ability of its platform to identify promising molecules for preclinical and clinical development. Achieving success in drug development will require Exscientia and its collaborators to be effective in a range of challenging activities, including completing preclinical testing and clinical trials of drug candidates, obtaining regulatory approval for these drug candidates and manufacturing, marketing and selling any products for which Exscientia or its collaborators may obtain regulatory approval. All Exscientia’s wholly owned drug candidates and those that it has developed with its collaborators are in the preliminary stages of most of these activities. Exscientia and its collaborators may never succeed in these activities and, even if Exscientia or its collaborators do, Exscientia may never generate revenues that are significant enough to achieve profitability. Because of the intense competition that Exscientia’s technology platform faces in the market and the numerous risks and uncertainties associated with biopharmaceutical product development, Exscientia is unable to accurately predict when, or if, it will be able to achieve or sustain profitability.
Even if Exscientia achieves profitability, it may not be able to sustain or increase profitability. Exscientia's failure to become and remain profitable would depress the value of Exscientia and could impair its ability to raise capital, expand its business, maintain its research and development efforts, increase sales of its software, develop a pipeline of drug candidates, enter into collaborations or even continue its operations. A decline in the value of Exscientia could also cause you to lose all or part of your investment.
Exscientia’s interim and annual results may fluctuate significantly, which could adversely impact the value of its ADSs.

Exscientia's results of operations, including its revenues, gross profit, profitability and cash flows, have historically varied from period-to-period, and Exscientia expects that they will continue to do so. As a result, period-to-period comparisons of Exscientia's operating results may not be meaningful, and Exscientia’s interim and annual results should not be relied upon as an indication of future performance. Exscientia's interim and annual financial results may fluctuate as a result of a variety of factors, many of which are outside of its control. Factors that may cause fluctuations in Exscientia’s interim and annual financial results include, without limitation, those listed elsewhere in this “Risk Factors” section and those listed below:
•the amount and timing of operating expenses related to the maintenance and expansion of Exscientia’s business, operations and infrastructure;
•the success of its drug discovery collaborators in developing and commercialising drug products for which Exscientia is entitled to receive upfront payments, milestone or royalty payments and the timing of receipt of such payments, if any;
•Exscientia's ability to enter into new collaboration agreements;
•Exscientia’s ability to collect receivables from its collaborators;
•unforeseen business disruptions that increase Exscientia's costs or expenses;
•the timing and success of the introduction of new software solutions by Exscientia or its competitors or any other change in the competitive dynamics of its industry, including consolidation among competitors, customers or strategic collaborators;
•changes in the fair value of or receipt of distributions or proceeds on account of the equity interests Exscientia holds in its drug discovery collaborators;
•future accounting pronouncements or changes in Exscientia’s accounting policies;
•general economic, industry and market conditions, including within the life sciences industry; and
•the timing and amount of expenses related to Exscientia’s drug discovery programmes, the development or acquisition of technologies or businesses and potential future charges for impairment of goodwill from acquired companies.
Exscientia may need additional funding in the future which may not be available on terms acceptable to it, or at all. If Exscientia is unable to raise additional capital or to generate cash flows necessary to maintain or expand its operations, Exscientia may not be able to compete successfully, which would harm its business, operations, financial condition and prospects.
Exscientia expects to devote substantial financial resources to its ongoing and planned activities, including the development of its current and future drug discovery programmes and continued investment in its technology platform. Exscientia expects its expenses to increase substantially in connection with these activities, particularly as Exscientia advances its internal drug discovery programmes, initiate and complete preclinical and investigational new drug enabling studies, and invest in the further development of its platform.
Exscientia and its current drug discovery collaborators, from whom it is entitled to receive milestone payments upon achievement of various development, regulatory and commercial milestones as well as royalties on commercial sales, if any, under the collaboration agreements that it has entered into with them, face numerous risks in the development of drugs, including conducting preclinical and clinical tests, obtaining regulatory approval and achieving product sales. In addition, the amounts Exscientia is entitled to receive upon the achievement of such milestones tend to be smaller for near-term development milestones and increase if and as a collaborative drug candidate advances through development to commercialisation and will vary depending on regulatory approval and the level of commercial success achieved, if any. Accordingly, Exscientia may need to obtain substantial additional capital to fund its continuing operations.

As of December 31, 2023, Exscientia had cash, cash equivalents and short term bank deposits of £363.0 million. Exscientia believes that its existing cash, cash equivalents and short term bank deposits will be sufficient to fund its operations and capital expenditure requirements for at least the next twelve months. However, Exscientia has based this estimate on assumptions that may prove to be wrong, and Exscientia's operating plans may change as a result of many factors currently unknown to it. As a result, Exscientia could deplete its capital resources sooner than it currently expects. Exscientia's future capital requirements will depend on many factors, including:
•the scope, timing, progress and extent of spending to support research and development efforts of its drug candidates, including preclinical studies and clinical trials;
•the costs, timing and outcome of regulatory review of its drug candidates;
•the development requirements of other drug candidates that Exscientia may pursue;
•the costs of acquiring, licensing or investing in drug discovery technologies;
•the timing and receipt of payments from its collaborations;
•its ability to establish additional discovery collaborations on favourable terms, if at all;
•the timing and receipt of any distributions or proceeds it may receive from its equity stakes in companies;
•the costs of preparing, filing and prosecuting patent applications, obtaining, maintaining, enforcing and protecting its intellectual property rights and defending intellectual-property-related claims;
•the costs of expanding its operations, including its sales and marketing efforts to drive market recognition of its platform and address competitive developments;
•the costs of future commercialisation activities, including product sales, marketing, manufacturing and distribution, for any drug candidate for which it receives marketing approval;
•the impacts of the global geopolitical tension, supply chain disruptions, worsening macroeconomic conditions, including rising interest rates and inflation; and
•the costs of operating as a public company.
In the event that Exscientia requires additional financing, it may not be able to raise such financing on terms acceptable to it or at all. In addition, Exscientia may seek additional capital due to favourable market conditions or strategic considerations, even if it believes it has sufficient funds for its current or future operating plans. If Exscientia is unable to raise additional capital on terms acceptable to it or at all or generate cash flows necessary to maintain or expand its operations and invest in its computational platform, Exscientia may not be able to compete successfully, which would harm its business, financial condition, results of operations and prospects.
Unfavourable global economic and geopolitical conditions could adversely affect Exscientia’s business, financial condition or results of operations.
Exscientia's financial condition or results of operations could be adversely affected by general conditions in the global economy and in the global financial markets or by geopolitical events such as the war in Ukraine war or the conflict between Hamas and Israel. For example, inflation rates, particularly in the United States and the U.K., increased in 2023 to levels not seen in decades. Increased inflation, even if rates are decreasing, may result in increased operating costs (including labour costs) and may affect Exscientia's operating budgets. A weak or declining economy could strain Exscientia’s suppliers, possibly resulting in supply disruption, or cause delays in payments for its services by third-party payors or its collaborators. While the long-term economic impact of either the war in Ukraine or the conflict between Hamas and Israel is difficult to assess or predict, each of these events has caused significant disruptions to the global financial markets. In addition, Exscientia’s potential collaborators’ businesses and cash flows have recently been and may continue to be negatively impacted by the global economic developments and geopolitical uncertainty which has led and may continue to lead to a decreased willingness to enter into new research and development partnerships and collaborations across the life sciences industry. If the disruptions and slowdown deepen or persist, Exscientia may not be able to enter into new collaboration agreements or to raise any additional financing on terms acceptable it or at all. Any of the foregoing could harm Exscientia’s business and it cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact its business.
Risks Related to the Discovery and Development of Exscientia’s Drug Candidates
Exscientia is substantially dependent on its technology platform to identify promising molecules to accelerate drug discovery and development. Exscientia’s platform technology may fail to discover and design molecules with therapeutic potential or may not result in the discovery and development of commercially viable products for it or its collaborators.
Exscientia uses its technology platform to conduct AI-enabled laboratory experimentation and its technology platform underpins all its efforts. As a result, the quality and sophistication of Exscientia's platform and technology is critical to its ability to conduct its research discovery activities, to design and deliver promising molecule candidates and to accelerate and lower the cost of drug discovery as compared to traditional methods for its partnerships. Exscientia originated the first three AI-designed precision drugs to enter human clinical trials. Because AI-designed drug candidates are novel, there is greater uncertainty about Exscientia's ability to develop, advance and commercialise drug candidates using its AI-design process.
While the results of certain of Exscientia's internal drug discovery programmes and drug discovery collaborations suggest that its platform is capable of accelerating drug discovery and identifying high-quality drug candidates, these results do not assure future success for its drug discovery collaborators or for Exscientia with its internal drug discovery programmes. Even if Exscientia or its drug discovery collaborators are able to develop drug candidates that demonstrate potential in preclinical studies, Exscientia or its collaborators may not succeed in demonstrating safety and efficacy of these drug candidates in human clinical trials. Moreover, preclinical and clinical data are susceptible to error and inaccurate or varying interpretations and analyses, and many companies that believed their drug candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their drug candidates.
All of Exscientia’s drug candidates are in early-stage clinical development or in preclinical development. If Exscientia is unable to advance its drug candidates through clinical development, to obtain regulatory approval and ultimately to commercialise its drug candidates, or if it experiences significant delays in doing so, Exscientia’s business will be materially harmed.
Four drug candidates that Exscientia has developed are currently in clinical trials: The Phase 1/2 clinical trial of GTAEXS617, Exscientia's jointly owned candidate with GT Apeiron ("GTA"), commenced in July 2023. BMY-licensed EXS4318 and an additional two compounds that Exscientia developed for one of its collaborators for which Exscientia has no economic interest are all currently in clinical trials. Thus far, no approved therapeutics have been developed using AI. There is no assurance that any current or future clinical trials of Exscientia's drug candidates will be successful or will generate positive clinical data, and Exscientia may not receive marketing approval from the U.S. Food and Drug Administration, or FDA, or other regulatory authorities for any of its drug candidates. Exscientia has never submitted an IND to the FDA. Exscientia's other drug candidates are in preclinical development. There can be no assurance that the FDA will permit the INDs for any of Exscientia's drug candidates to go into effect in a timely manner or at all.
Biopharmaceutical development is a long, expensive and uncertain process, and delay or failure can occur at any stage of any of Exscientia’s clinical trials. Failure to obtain regulatory approval for Exscientia’s drug candidates will prevent it from commercialising and marketing its drug candidates. Successful development of Exscientia’s drug candidates will depend on many factors, including:
•completing preclinical studies;
•submission of INDs and comparable foreign applications for and receipt of allowance to proceed with Exscientia’s planned clinical trials or other future clinical trials;
•initiating, enrolling and completing clinical trials;

•obtaining positive results from Exscientia's preclinical studies and clinical trials that demonstrate safety and efficacy for its drug candidates;
•receiving approvals for commercialisation of Exscientia's drug candidates from applicable regulatory authorities;
•establishing sales, marketing and distribution capabilities and successfully launching commercial sales of Exscientia’s products, if and when approved, whether alone or in collaboration with others;
•making arrangements with third-party manufacturers for, or establishing, clinical and commercial manufacturing capabilities;
•manufacturing Exscientia’s drug candidates at an acceptable cost;
•acceptance of Exscientia’s products, if and when approved, by patients, the medical community and third-party payors; and
•maintaining and growing an organisation of scientists, medical professionals and businesspeople who can develop and commercialise Exscientia’s products and technology.
Many of these factors are beyond Exscientia’s control, including the time needed to adequately complete clinical testing and the regulatory submission process. It is possible that none of Exscientia’s drug candidates will ever obtain regulatory approval, even if it expends substantial time and resources seeking such approval. If Exscientia does not achieve one or more of the above-listed requirements in a timely manner or at all, or if any other factor impacts the successful development of biopharmaceutical products, Exscientia could experience significant delays or an inability to successfully develop its drug candidates, which would materially harm its business, financial condition, results of operations and prospects.
Clinical development involves a lengthy and expensive process with uncertain outcomes. If Exscientia’s preclinical studies and clinical trials are not sufficient to support regulatory approval of any of its drug candidates, Exscientia may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development of such drug candidate.
All of Exscientia’s drug candidates are in preclinical development or early-stage clinical trials and their risk of failure is high. Clinical testing is expensive, is difficult to design and implement, can take many years to complete and has an uncertain outcome. Exscientia cannot guarantee that any of its clinical trials will be conducted as planned or completed on schedule, or at all. A failure of one or more clinical trials can occur at any stage of testing, which may result from a multitude of factors, including, but not limited to, flaws in trial design, dose selection issues, participant enrolment criteria and failure to demonstrate favourable safety or efficacy traits.
Before Exscientia can commence clinical trials for a drug candidate, it must complete extensive preclinical testing and studies that support its planned INDs and other regulatory filings in the United States and abroad. Exscientia cannot be certain of the timely completion or outcome of its preclinical testing and studies and cannot predict if regulatory authorities will accept Exscientia’s proposed clinical programmes or if the outcome of its preclinical testing and studies will ultimately support the further development of any drug candidates. As a result, Exscientia cannot be sure that it will be able to submit INDs or corresponding regulatory filings for its preclinical programmes on the timelines it expects, if at all, and Exscientia cannot be sure that submission of INDs or non-U.S. regulatory filings will result in regulatory authorities allowing clinical trials to begin.
The time required to obtain approval from the FDA, the European Commission, or other non-U.S. regulatory authorities is unpredictable but typically takes many years following the commencement of clinical trials and depends upon numerous factors, including the substantial discretion of regulatory authorities. Before obtaining marketing approval from regulatory authorities for the sale of any drug candidate, Exscientia must complete preclinical development and then conduct extensive clinical trials to demonstrate the safety and efficacy of such drug candidate in humans. Clinical trials may fail to demonstrate that Exscientia’s drug candidates are safe and effective for indicated uses. Even if the clinical trials are successful, changes in marketing approval policies during the development period, changes in or the enactment or promulgation of additional statutes, regulations or guidance or changes in regulatory review for each submitted product application may cause delays in the approval or rejection of an application.
Furthermore, drug candidates are subject to continued preclinical safety studies, which may be conducted concurrently with Exscientia’s clinical testing. The outcomes of these safety studies may delay the launch of or enrolment in future clinical trials and could impact Exscientia’s ability to continue to conduct its clinical trials.
Other events that may prevent successful or timely completion of clinical development include:
•inability to generate sufficient preclinical, toxicology or other in vivo or in vitro data to support the initiation of clinical trials;
•delays in reaching a consensus with regulatory authorities on trial design;
•delays in reaching agreement on acceptable terms with prospective contract research organisations, or CROs and clinical trial sites;
•delays in opening clinical trial sites or obtaining required institutional review board, or IRB, or institutional biosafety committee, or IBC, approval, or a positive opinion from an ethics committee, or that of the equivalent review groups for sites outside the United States, at each clinical trial site;
•imposition of a clinical hold by regulatory authorities, including as a result of a serious adverse event or after an inspection of Exscientia’s clinical trial operations or trial sites;
•failure by us, any CROs Exscientia engages or any other third parties to adhere to clinical trial requirements;
•failure to perform in accordance with Good Clinical Practices, or GCPs;
•failure by investigators and clinical sites to adhere to protocols leading to variable results;
•failure of Exscientia’s delivery approach in humans;
•delays in the testing, validation, manufacturing and delivery of Exscientia’s drug candidates to the clinical sites, including delays by third parties with whom Exscientia has contracted to perform certain of those functions;
•failure of Exscientia’s third-party contractors to comply with regulatory requirements or to meet their contractual obligations to it in a timely manner, or at all;
•inability to enrol participants or delays in having enrolled participants complete their participation in a trial or return for post-administration follow-up;
•clinical trial sites or participants dropping out of a trial;
•selection of clinical endpoints that require prolonged periods of clinical observation or analysis of the resulting data;
•clinical trials of Exscientia’s drug candidates may produce negative or inconclusive results, and Exscientia may decide, or regulators may require it, to conduct additional clinical trials or abandon development programmes;
•occurrence of serious adverse events associated with the drug candidate or administration of the drug candidate that are viewed to outweigh its potential benefits;
•occurrence of serious adverse events or other unexpected events in trials of the same class of agents conducted by other sponsors;

•changes in regulatory requirements and guidance that require amending or submitting new clinical trial protocols;
•changes in the legal or regulatory regimes domestically or internationally related to patient rights and privacy; or
•lack of adequate funding to continue a given clinical trial.
Any inability to successfully complete preclinical studies and clinical trials could result in additional costs to Exscientia or impair its ability to generate revenues from product sales, regulatory and commercialisation milestones and royalties. In addition, if Exscientia makes manufacturing or formulation changes to its drug candidates, Exscientia may need to conduct additional preclinical studies or clinical trials to bridge its modified drug candidates to earlier versions. Clinical trial delays also could shorten any periods during which Exscientia may have the exclusive right to commercialise its drug candidates or allow its competitors to bring products to market before Exscientia does, which could impair its ability to successfully commercialise its drug candidates and may harm its business, financial condition, results of operations and prospects.

Exscientia’s research activities and clinical trials may fail to demonstrate adequately the safety and efficacy of GTAEXS617 or any other drug candidate, which would prevent or delay development, regulatory approval and commercialisation.
Before obtaining regulatory approvals for the commercial sale of any drug candidate, including GTAEXS617, Exscientia must demonstrate, through lengthy, complex and expensive research activities and clinical trials, that its drug candidates are both safe and effective for use in each target indication. Research activities and clinical testing is expensive and can take many years to complete and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial processes, and, because GTAEXS617 is in early stages of development, there is a high risk of failure and Exscientia may never succeed in developing it as a marketable product.
Any clinical trial that Exscientia may conduct may not demonstrate the safety and efficacy necessary to obtain regulatory approval to market its drug candidates. If the results of Exscientia’s ongoing or future clinical trials are inconclusive with respect to the safety, potency, purity and efficacy of its drug candidates, if Exscientia does not meet the clinical endpoints with statistical and clinically meaningful significance, or if there are safety concerns associated with its drug candidates, Exscientia may be prevented from or delayed in obtaining marketing approval for such drug candidates. In some instances, there can be significant variability in safety and efficacy results between different clinical trials of the same drug candidate due to numerous factors, including changes in trial procedures set forth in protocols, manufacturing variances, differences in the size and type of the patient populations, changes in and adherence to the clinical trial protocols and the rate of dropout among clinical trial participants.
Exscientia has successfully completed only one clinical trial, and Exscientia may be unable to do so again for any drug candidates it develops.
Exscientia has successfully completed only one clinical trial, and Exscientia has not yet demonstrated its ability to successfully obtain a regulatory approval, manufacture a commercial-scale product or arrange for a third party to do so on its behalf, or conduct sales and marketing activities necessary for successful commercialisation of a drug candidate. Exscientia may not be able to file any additional CTAs or any INDs for its drug candidates on the timelines it expects, if at all. Moreover, Exscientia cannot be sure that submission of an IND or comparable foreign application will result in the FDA, or non-U.S. regulatory authority, allowing further clinical trials to begin, or that, once begun, issues will not arise that require Exscientia to suspend, vary or terminate clinical trials. Commencing each of these clinical trials is subject to finalizing the trial design based on discussions with the FDA and other regulatory authorities. Any guidance Exscientia receives from regulatory authorities is subject to change. For example, a regulatory authority could change its position, including on the acceptability of its trial designs or the clinical endpoints selected, which may require Exscientia to complete additional clinical trials or impose stricter approval conditions than it currently expects.
If Exscientia is required to conduct additional preclinical studies or clinical trials or other testing of its drug candidates beyond those that it currently contemplates, if Exscientia is unable to successfully complete clinical trials of its drug candidates or other testing, if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, Exscientia may:
•be delayed in obtaining marketing approval for its drug candidates;
•not obtain marketing approval at all;
•obtain approval for indications or patient populations that are not as broad as intended or desired;
•be subject to post-marketing testing requirements; or
•have the product removed from the market after obtaining marketing approval.
Exscientia may incur additional costs or experience delays in initiating or completing, or ultimately be unable to complete, the development and commercialisation of its drug candidates.
Exscientia may experience delays in initiating or completing its preclinical studies and clinical trials, including as a result of delays in obtaining, or failure to obtain, the FDA’s or comparable non-U.S. regulatory authorities' clearance to initiate clinical trials under future INDs or comparable non-U.S. applications. Additionally, Exscientia cannot be certain that preclinical studies or clinical trials for its drug candidates will not require redesign, enrol an adequate number of subjects on time or be completed on schedule, if at all. Exscientia may experience numerous unforeseen events during, or as a result of, preclinical studies and clinical trials that could delay or prevent its ability to receive marketing approval or commercialise its drug candidates, including:
•Exscientia may receive feedback from regulatory authorities that requires it to modify the design or implementation of its preclinical studies or clinical trials;
•regulators or IRBs may not authorise Exscientia or its investigators, or ethics committees may not issue positive opinions permitting Exscientia or its investigators, to commence a clinical trial or conduct a clinical trial at a prospective trial site;
•Exscientia may experience delays in reaching, or fail to reach, agreement on acceptable terms with prospective trial sites and prospective CROs, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;
•preclinical studies or clinical trials of Exscientia’s drug candidates may produce negative or inconclusive results, and Exscientia may decide, or regulators may require it, to conduct additional preclinical studies or clinical trials or Exscientia may decide to abandon product development programmes;
•the number of patients required for clinical trials of Exscientia’s drug candidates may be larger than it anticipates, enrolment in these clinical trials may be slower than Exscientia anticipates or participants may drop out of these clinical trials or fail to return for post-treatment follow-up at a higher rate than Exscientia anticipates;
•Exscientia’s third-party contractors may fail to comply with regulatory requirements, fail to maintain adequate quality controls, be unable to provide it with sufficient product supply to conduct or complete preclinical studies or clinical trials, or fail to meet their contractual obligations to it in a timely manner, or at all, or may deviate from the clinical trial protocol or drop out of the trial, which may require that Exscientia add new clinical trial sites or investigators;

•Exscientia may elect to, or regulators, IRBs or ethics committees may require Exscientia or its investigators to, suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements or a finding that the participants are being exposed to unacceptable health risks;
•the cost of clinical trials of Exscientia’s drug candidates may be greater than it anticipates;
•the supply or quality of Exscientia’s drug candidates or other materials necessary to conduct clinical trials of its drug candidates may be insufficient or inadequate;
•Exscientia’s drug candidates may have undesirable side effects or other unexpected characteristics, causing Exscientia or its investigators, or regulators, IRBs or ethics committees to suspend or terminate the trials, or reports may arise from preclinical or clinical testing of other cancer therapies that raise safety or efficacy concerns about its drug candidates; and
•regulatory authorities may revise the requirements for approving Exscientia’s drug candidates, or such requirements may not be as Exscientia anticipates.
Exscientia could encounter delays if a clinical trial is suspended or terminated by it, by the IRBs or ethics committees of the institutions at which such trials are being conducted, by the Data Safety Monitoring Board, or DSMB, for such trials or by the FDA or other regulatory authorities. Such authorities may impose such a suspension or termination or clinical hold due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or Exscientia’s clinical protocols, inspection of the clinical trial operations or trial site by the FDA or other regulatory authorities, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a product, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial. Many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of Exscientia’s drug candidates. Further, the FDA or comparable non-U.S. regulatory authorities may disagree with Exscientia’s clinical trial design and Exscientia’s interpretation of data from clinical trials, or may change the requirements for approval even after it has reviewed and commented on the design for Exscientia’s clinical trials.
Moreover, principal investigators for Exscientia’s current and future clinical trials may serve as scientific advisors or consultants to it from time to time and receive compensation in connection with such services. Under certain circumstances, Exscientia may be required to report some of these relationships to the FDA or comparable non-U.S. regulatory authorities. The FDA or comparable non-U.S. regulatory authority may conclude that a financial relationship between Exscientia and a principal investigator has created a conflict of interest or otherwise affected the interpretation of the study. The FDA or comparable non-U.S. regulatory authority may therefore question the integrity of the data generated at the applicable clinical trial site and the utility of the clinical trial itself may be jeopardised. This could result in a delay in approval, or rejection, of Exscientia’s marketing applications by the FDA or comparable non-U.S. regulatory authority, as the case may be, and may ultimately lead to the denial of marketing approval of one or more of Exscientia’s drug candidates.
Exscientia’s product development costs will also increase if it experiences delays in testing or obtaining regulatory approvals. Exscientia does not know whether any of its future clinical trials will begin as planned, or whether any of its current or future clinical trials will need to be restructured or will be completed on schedule, if at all. Significant preclinical study or clinical trial delays could also shorten any periods during which Exscientia may have the exclusive right to commercialise its drug candidates or allow its competitors to bring products to market before Exscientia does and impair its ability to successfully commercialise its drug candidates. Any delays in Exscientia’s preclinical or future clinical development programmes may harm its business, financial condition and growth prospects significantly.
If Exscientia experiences delays or difficulties in the enrolment of patients in clinical trials, its receipt of necessary regulatory approvals could be delayed or prevented.
Exscientia may not be able to initiate or continue clinical trials for its drug candidates if it is unable to locate and enrol a sufficient number of eligible patients to participate in these trials as required by the FDA or similar regulatory authorities outside the United States. In particular, because Exscientia is deploying its drug discovery platform across a broad target space, Exscientia’s ability to enrol eligible patients may be limited or may result in slower enrolment than it anticipates. For example, because some of Exscientia’s drug candidates target rare diseases, it may have difficulty enrolling a sufficient number of eligible patients or enrolment may be slower than it anticipates. In addition, some of Exscientia’s competitors have ongoing clinical trials for drug candidates that treat the same indications as its drug candidates, and patients who would otherwise be eligible for Exscientia’s clinical trials may instead enrol in clinical trials of its competitors’ drug candidates.
In addition to the competitive trial environment, the eligibility criteria of Exscientia’s planned clinical trials will further limit the pool of available study participants as Exscientia will require that patients have specific characteristics that it can measure to assure their cancer is either severe enough or not too advanced to include them in a study. Exscientia may not be able to identify, recruit and enrol a sufficient number of patients to complete its clinical studies for a number of reasons, including:
•the severity of the disease under investigation;
•the eligibility criteria and overall design of the clinical trial in question;
•the perceived risks and benefits of the drug candidate under study;
•clinicians’ and patients’ perceptions as to the potential advantages of the drug candidate being studied in relation to other available therapies, including any new drugs that may be approved for the indications Exscientia is investigating;
•the ability to obtain and maintain patient consents;
•the efforts to facilitate timely enrolment in clinical trials;
•the patient referral practices of physicians;
•the size and nature of the patient population required for analysis of the trial’s primary endpoints;
•the ability to monitor patients adequately during and after treatment;
•the proximity and availability of clinical trial sites for prospective patients;
•the risk that patients enrolled in clinical trials will drop out of the clinical trials before completion of their treatment; and
•factors Exscientia may not be able to control, such as potential future pandemics that may limit patients, principal investigators, staff or clinical site availability.
Delays in patient enrollment may result in increased costs or may affect the timing or outcome of the planned clinical trials, which could prevent completion of these clinical trials and adversely affect Exscientia’s ability to advance the development of its drug candidates. In addition, many of the factors that may lead to a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of Exscientia's drug candidates.
Success in preclinical studies or clinical trials may not be predictive of results in future clinical trials.
Positive results from early preclinical studies and clinical trials of Exscientia’s drug candidates are not necessarily predictive of the results of later preclinical studies and any future clinical trials of Exscientia’s drug candidates. Even if Exscientia is able to complete its planned preclinical studies and clinical trials of its drug candidates according to its current development timeline, the results from such preclinical studies and clinical trials of its drug candidates may not be replicated in subsequent preclinical studies or clinical trial results. If Exscientia cannot replicate such positive results in its later preclinical studies and future clinical trials, Exscientia may be unable to successfully develop, obtain regulatory approval for and commercialise its drug candidates. For example, Exscientia stopped the Phase 1/2 clinical trial of EXS21546 after receiving information demonstrating that the drug candidate was not sufficiently promising to justify further clinical development.

Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical trials after achieving positive results in early-stage development, and Exscientia cannot be certain that it will not face similar setbacks. These setbacks have been caused by, among other things, preclinical and other non-clinical findings made while clinical trials were underway, or safety or efficacy observations made in preclinical studies and clinical trials, including previously unreported adverse events. Moreover, preclinical, non-clinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that believed their drug candidates performed satisfactorily in preclinical studies and clinical trials nonetheless failed to obtain FDA or European Commission approval.
Additionally, future clinical trials that Exscientia may plan might utilise an “open-label” trial design. An “open-label” clinical trial is one where both the patient and investigator know whether the patient is receiving the investigational drug candidate or either an existing approved drug or placebo. Most typically, open-label clinical trials test only the investigational drug candidate and sometimes may do so at different dose levels. Open-label clinical trials are subject to various limitations that may exaggerate any therapeutic effect as patients in open-label clinical trials are aware when they are receiving treatment. Open-label clinical trials may be subject to a “patient bias” where patients perceive their symptoms to have improved merely due to their awareness of receiving an experimental treatment. In addition, open-label clinical trials may be subject to an “investigator bias” where those assessing and reviewing the physiological outcomes of the clinical trials are aware of which patients have received treatment and may interpret the information of the treated group more favourably given this knowledge. The results from an open-label trial may not be predictive of future clinical trial results with any of Exscientia’s drug candidates for which it includes an open-label clinical trial when studied in a controlled environment with a placebo or active control.

Interim, “topline,” and preliminary data from Exscientia’s clinical trials that Exscientia announces or publishes from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.
From time to time, Exscientia may publicly disclose preliminary or topline data from its clinical trials, which is based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data related to the particular study or trial. Exscientia also makes assumptions, estimations, calculations and conclusions as part of its analyses of data, and Exscientia may not have received or had the opportunity to fully and carefully evaluate all data. As a result, the topline or preliminary results that Exscientia reports may differ from future results of the same studies, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated. Topline data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data Exscientia previously published. As a result, topline data should be viewed with caution until the final data are available. From time to time, Exscientia may also disclose interim data from its clinical trials. Interim data from clinical trials that Exscientia may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrolment continues and more patient data become available or as patients from its clinical trials continue other treatments for their disease. Adverse differences between preliminary or interim data and final data could significantly harm Exscientia's business prospects. Further, disclosure of interim data by Exscientia or by its competitors could result in volatility in the price of the Exscientia ADSs.
If the interim, topline, or preliminary data that Exscientia reports differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, Exscientia's ability to obtain approval for, and commercialise, its drug candidates may be harmed, which could harm its business, financial condition, results of operations and prospects. In addition, the information Exscientia chooses to publicly disclose regarding a particular clinical trial is based on what is typically extensive information, and you or others may not agree with what Exscientia determines is material or otherwise appropriate information to include in its disclosure.
Exscientia’s current and future clinical trials or those of its current or future collaborators may reveal significant adverse events not seen in its preclinical or non-clinical studies and may result in a safety profile that could inhibit regulatory approval or market acceptance of any of its drug candidates.

Before obtaining regulatory approvals for the commercial sale of any products, Exscientia must demonstrate through lengthy, complex and expensive preclinical studies and clinical trials that its drug candidates are both safe and effective for use in each target indication. Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. There is typically an extremely high rate of attrition for drug candidates proceeding through clinical trials. Drug candidates in later stages of clinical trials also may fail to show the desired safety and efficacy profile despite having progressed through non-clinical studies and initial clinical trials. If the results of Exscientia's ongoing or future preclinical studies and clinical trials are inconclusive with respect to the safety and efficacy of its drug candidates, if Exscientia does not meet the clinical endpoints with statistical and clinically meaningful significance, or if there are safety concerns associated with its drug candidates, Exscientia may be prevented from or delayed in obtaining marketing approval for such drug candidates. In some instances, there can be significant variability in safety or efficacy results between different clinical trials of the same drug candidate due to numerous factors, including changes in trial procedures set forth in protocols, differences in the size and type of the patient populations, changes in and adherence to the clinical trial protocols and the rate of dropout among clinical trial participants. While Exscientia has not yet initiated clinical trials for certain of its drug candidates, it is likely, as is the case with many oncology therapies, that there will be side effects associated with their use. Results of Exscientia’s trials could reveal a high and unacceptable severity and prevalence of side effects. Further, Exscientia’s drug candidates could cause undesirable side effects in clinical trials related to on-target toxicity. If on-target toxicity is observed, or if Exscientia’s drug candidates have characteristics that are unexpected, Exscientia may need to abandon their development or limit development to narrower uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. In addition, Exscientia’s drug candidates could cause undesirable side effects that it has not observed yet to date. Exscientia also may develop future drug candidates for use in combination with one or more existing cancer therapies. The uncertainty resulting from the use of Exscientia's drug candidates in combination with other cancer therapies may make it difficult to accurately predict side effects in future clinical trials. Most drug candidates that commence clinical trials are never approved as products and there can be no assurance that any of Exscientia’s current or future clinical trials will ultimately demonstrate positive results or support further clinical development of any of its drug candidates.
If significant adverse events or other side effects are observed in any of Exscientia’s current or future clinical trials, Exscientia may have difficulty recruiting patients to its clinical trials, patients may drop out of its trials or Exscientia may be required to abandon the trials or its development efforts of one or more drug candidates altogether. Exscientia, the FDA or other applicable regulatory authorities, or an IRB or ethics committee may suspend or terminate clinical trials of a drug candidate at any time for various reasons, including a belief that subjects in such trials are being exposed to unacceptable health risks or adverse side effects. Some potential therapeutics that initially showed therapeutic promise in early-stage trials have later been found to cause side effects that prevented their further development. Even if the side effects do not preclude the product from obtaining or maintaining marketing approval, undesirable side effects may inhibit market acceptance of the approved product due to its tolerability versus other therapies. Any of these developments could materially harm Exscientia’s business, financial condition, results of operations and prospects.
Exscientia intends to develop GTAEXS617, and potentially other future drug candidates, for use in combination with other therapies, which exposes it to additional risks.
Exscientia intends to develop GTAEXS617 for use in combination with one or more currently approved cancer therapies. If a drug candidate Exscientia develops were to receive marketing approval for use in combination with these existing therapies, Exscientia would continue to bear the risks that the FDA or similar foreign regulatory authorities could revoke approval of the therapies used in combination with its drug candidate or that safety, efficacy, manufacturing or supply issues could arise with such existing therapies. Exscientia would be subject to similar risks if it develops any of its drug candidates for use in combination with other drugs or for indications other than cancer. This could result in Exscientia's own products being removed from the market or being less successful commercially.
Exscientia may also potentially evaluate other drug candidates in combination with one or more other cancer therapies that have not yet been approved for marketing by the FDA or similar foreign regulatory authorities. Exscientia will not be able to market and sell any drug candidate it develops in combination with any such cancer therapies that do not ultimately obtain marketing approval whether alone or in combination with its product. In addition, unapproved cancer therapies face the same risks described with respect to Exscientia’s drug candidates currently in development and clinical trials, including the potential for serious adverse effects, delay in their clinical trials and lack of FDA or comparable non-U.S. regulatory authorities' approval. If safety, efficacy, manufacturing or supply issues arise with the products Exscientia chooses to evaluate in combination with its drug candidates, Exscientia may be unable to obtain approval of or market such combination.
Exscientia currently, and may in the future, conduct clinical trials for its drug candidates outside the United States, and the FDA and similar foreign regulatory authorities may not accept data from such trials.
Exscientia is currently conducting clinical trials outside the United States, and Exscientia may in the future conduct clinical trials outside the United States, including in China, Australia, Europe, elsewhere in Asia or other foreign jurisdictions. The acceptance of trial data from clinical trials conducted outside the United States by the FDA or non-U.S. regulatory authorities may be subject to certain conditions. In cases where data from clinical trials conducted outside the United States are intended to serve as the sole basis for marketing approval in the United States, the FDA will generally not approve the application on the basis of such data alone unless (i) the data are applicable to the United States population and United States medical practice; (ii) the trials were performed by clinical investigators of recognised competence pursuant to GCP regulation; and (iii) the data may be considered valid without the need for an on-site inspection by the FDA or, if the FDA considers such an inspection to be necessary, the FDA is able to validate the data through an on-site inspection or other appropriate means. In general, the patient population for any clinical trials conducted outside the United States must be representative of the population for whom Exscientia intends to label the drug candidate in the United States. Additionally, the FDA’s clinical trial requirements, including sufficient size of patient populations and statistical powering, must be met. Many foreign regulatory bodies have similar approval requirements. In addition, such foreign trials would be subject to the applicable local laws of the foreign jurisdictions where the trials are conducted. There can be no assurance that the FDA or any similar foreign regulatory authority will accept data from trials conducted outside of the United States or the applicable jurisdiction. If the FDA or any similar foreign regulatory authority does not accept such data, it would result in the need for additional trials, which would be costly and time-consuming and delay aspects of Exscientia's business plan, and which may result in Exscientia’s drug candidates not receiving approval or clearance for commercialisation in the applicable jurisdiction.
Exscientia may seek orphan drug designation for certain of its drug candidates, and it may be unsuccessful or may be unable to maintain the benefits associated with orphan drug designation, including the potential for market exclusivity.
As part of Exscientia’s business strategy, Exscientia may seek orphan drug designation for certain of its drug candidates, and such efforts may be unsuccessful. Regulatory authorities in some jurisdictions, including the United States and the European Union, may designate drugs for relatively small patient populations as orphan drugs. Under the Orphan Drug Act, the FDA may designate a drug as an orphan drug if it is a drug intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the United States, or a patient population of 200,000 or more in the United States where there is no reasonable expectation that the cost of developing the drug will be recovered from sales in the United States. In the United States, orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages and user-fee waivers.
Similarly, in the European Union, Regulation (EC) No. 141/2000 provides that the European Commission, after receiving the positive opinion of the EMA’s Committee for Orphan Medicinal Products, may grant orphan drug designation to promote the development of drugs where their sponsor can establish that: (1) the product is intended for the diagnosis, prevention or treatment of life-threatening or chronically debilitating conditions; (2) either (a) such conditions affect not more than 5 in 10,000 persons in the European Union when the application is made, or (b) the product without the benefits derived from orphan status would not generate sufficient return in the European Union to justify the necessary investment in developing the medicinal product; and (3) there exists no satisfactory authorized method of diagnosis, prevention, or treatment of the condition that has been authorized in the European Union, or even if such method exists, the product will be of significant benefit to those affected by that condition. Orphan medicinal product designation entitles an applicant to incentives such fee reductions or fee waivers, protocol assistance, and access to the centralized marketing authorization procedure.
Generally, if a drug candidate with an orphan drug designation subsequently receives the first marketing approval in the United States or the European Union for the indication for which it has such designation, the drug is entitled to a period of marketing exclusivity, which precludes the FDA or the European Commission from approving another marketing application for the same drug and indication for that time period, except in limited circumstances. In the E.U., the EMA cannot accept another marketing authorization application or accept an application to extend an existing authorization for a similar product. The applicable period is seven years in the United States and ten years in the European Union. In the E.U., this ten year period may be extended by two years for medicinal products in relation to which the marketing authorization holder has complied with a related agreed pediatric investigation plan. No extension to any supplementary protection certificate can be granted on the basis of pediatric studies for orphan indications. No extension to any supplementary protection certificate can be granted on the basis of pediatric studies for orphan indications. Orphan medicinal product designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process. The exclusivity period in the European Union can be reduced to six years if, at the end of the fifth year, it is established that a drug no longer meets the criteria on the basis of which it received orphan drug designation, including if the drug is sufficiently profitable so that market exclusivity is no longer justified or where the prevalence of the condition has increased above the threshold.
Even if Exscientia obtains orphan drug exclusivity for a drug, that exclusivity may not effectively protect the drug from competition because different drugs can be approved for the same condition. Even after an orphan drug is approved, the FDA and the European Commission can subsequently approve another drug for the same condition if the FDA or the European Commission (as applicable) conclude that the later drug is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care. In addition, a designated orphan drug may not receive orphan drug exclusivity if it is approved for a use that is broader than the indication for which it received orphan designation. Moreover, orphan drug exclusive marketing rights in the United States may be lost if the FDA later determines that the request for designation was materially defective. If, in either the United States or the European Union the manufacturer is unable to assure sufficient quantities of the drug to meet the needs of patients with the rare disease or condition, orphan designation may also be lost. Orphan drug designation neither shortens the development time or regulatory review time of a drug nor gives the drug any advantage in the regulatory review or approval process. While Exscientia may seek orphan drug designations for its drug candidates, Exscientia may never receive such designations. Even if Exscientia does receive such designations, there is no guarantee that it will receive approval of the product for the therapeutic indication for which orphan designation was granted.
Even if Exscienta receives regulatory approval for any of its drug candidates, it will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense. Additionally, Exscientia’s drug candidates, if approved, could be subject to post-market study requirements, marketing and labelling restrictions and even recall or market withdrawal if unanticipated safety issues are discovered following approval. In addition, Exscientia may be subject to penalties or other enforcement action if it fails to comply with regulatory requirements.
If the FDA or a comparable foreign regulatory authority approves any of Exscientia's drug candidates, the manufacturing processes, labelling, packaging, distribution, import, export, adverse event reporting, storage, advertising, promotion, monitoring and recordkeeping for the product will be subject to extensive and ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports, establishment registration and listing, as well as continued compliance with current Good Manufacturing Practices, or cGMPs, and GCPs for any clinical trials that Exscientia's conduct post-approval. Additionally, manufacturers are required to comply with extensive FDA, and comparable foreign regulatory authority requirements, including ensuring that quality control and manufacturing procedures conform to cGMP regulations and applicable product tracking and tracing requirements. Any regulatory approvals that Exscientia receives for its drug candidates may also be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing studies, including Phase 4 clinical trials, and surveillance to monitor the safety and efficacy of the product. A product may not be promoted for uses that are not approved by the FDA or such other regulatory authorities as reflected in the product’s approved labelling, although physicians may, in their independent medical judgement, prescribe legally available products for “off-label” uses. If any of Exscientia’s current or future drug candidates is approved for marketing, and Exscientia is found to have improperly promoted off-label uses of those products, it may become subject to significant liability. The FDA may also require a Risk Evaluation and Mitigation
Strategy, or REMS, to approve Exscientia’s drug candidates, which could entail requirements for a medication guide, physician communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimisation tools. Similar strategies may be required by non-U.S. authorities. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with Exscientia’s third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in, among other things:
•restrictions on marketing or manufacturing of the product, withdrawal of the product from the market, or voluntary or mandatory product recalls;
•manufacturing delays and supply disruptions where regulatory inspections identify noncompliance requiring remediation;
•revisions to the labelling, including limitation on approved uses or the addition of warnings, contraindications or other safety information, including boxed warnings;
•imposition of a REMS, or comparable foreign strategies, which may include distribution or use restrictions;
•requirements to conduct additional post-market clinical trials to assess the safety of the product;
•clinical trial holds;
•fines, warning letters or other regulatory enforcement action;
•refusal by the FDA or comparable foreign regulatory authority to approve pending applications or supplements to approved applications filed by Exscientia or suspension, variation or revocation of approvals;
•product seizure or detention, or refusal to permit the import or export of products; and
•injunctions or the imposition of civil or criminal penalties.
The FDA’s and other regulatory authorities’ policies may change, and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of Exscientia’s drug candidates.
The policies of the FDA, the competent authorities of the E.U. Member States, the EMA, the European Commission and other comparable regulatory authorities responsible for clinical trials may change and additional government regulations may be enacted. For instance, the regulatory landscape related to clinical trials in the E.U. recently changed. The E.U. Clinical Trials Regulation, or CTR, which was adopted in April 2014 and repeals the E.U. Clinical Trials Directive, became applicable on January 31, 2022. The CTR allows sponsors to make a single submission to both the competent authority and an ethics committee in each E.U. Member State, leading to a single decision for each E.U. Member State. The assessment procedure for the authorization of clinical trials has been harmonized as well, including a joint assessment by all E.U. Member States concerned, and a separate assessment by each E.U. Member State with respect to specific requirements related to its own territory, including ethics rules. Each E.U. Member State’s decision is communicated to the sponsor via the centralized E.U. portal. Once the clinical trial approved, clinical study development may proceed. The CTR foresees a three-year transition period. The extent to which ongoing and new clinical trials will be governed by the CTR varies. For clinical trials in relation to which application for approval was made on the basis of the Clinical Trials Directive before January 31, 2023, the Clinical Trials Directive will continue to apply on a transitional basis until January 31, 2025. By that date, all ongoing trials will become subject to the provisions of the CTR. The CTR will apply to clinical trials from an earlier date if the related clinical trial application was made on the basis of the CTR or if the clinical trial has already transitioned to the CTR framework before January 31, 2025. Compliance with the CTR requirements by Exscientia and its third-party service providers, such as CROs, may impact Exscientia’s developments plans.
In light of the entry into application of the CTR on January 31, 2022, Exscientia may be required to transition clinical trials for which it has obtained regulatory approvals in accordance with the CTD to the regulatory framework of the CTR. Transition of clinical trials governed by the CTD to the CTR will be required for clinical trials which will have at least one site active in the E.U. on January 30, 2025. A transitioning application would need to be submitted to the competent authorities of E.U. Member States through the Clinical Trials Information Systems and related regulatory approval obtained to continue the clinical trial past January 30, 2025. This would require financial, technical and human resources. If Exscientia is unable to transition its clinical trials in time, the conduct of those clinical trials may be negatively impacted.
It is currently unclear to what extent the U.K. will seek to align its regulations with the E.U. in the future. The U.K. regulatory framework in relation to clinical trials is derived from existing E.U. legislation (as implemented into U.K. law, through secondary legislation). On January 17, 2022, the U.K. Medicines and Healthcare products Regulatory Agency, or MHRA, launched an eight-week consultation on reframing the U.K. legislation for clinical trials. The U.K. Government published its response to the consultation on March 21, 2023 confirming that it would bring forward changes to the legislation. These resulting legislative amendments will determine how closely the U.K. regulations will align with the CTR. Failure of the U.K. to closely align its regulations with the E.U. may have an effect on the cost of conducting clinical trials in the U.K. as opposed to other countries and/or make it harder to seek a marketing authorization for the Company's product candidates on the basis of clinical trials conducted in the U.K..
In addition, on April 26, 2023, the European Commission adopted a proposal for a new Directive and Regulation to revise the existing pharmaceutical legislation. If adopted in the form proposed, the recent European Commission proposals to revise the existing E.U. laws governing authorization of medicinal products may result in a decrease in data and market exclusivity opportunities for Exscientia’s product candidates in the E.U. and make them open to generic or biosimilar competition earlier than is currently the case with a related reduction in reimbursement status.
Moreover, in December 2023, the E.U. Parliament and the Council reached a provisional agreement on the “AI Act” which is intended to introduce legislation governing the development, placing on the market and use of artificial intelligence in the E.U.. If adopted, Exscientia may be subject to additional regulatory requirements under the AI Act.
If Exscientia is slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if Exscientia is not able to maintain regulatory compliance, it may not be able to obtain, may suffer a delay in obtaining, or lose any marketing approval that it may have obtained, which would adversely affect its business, financial condition, results of operations and prospects.
Obtaining and maintaining regulatory approval of Exscientia’s drug candidates in one jurisdiction does not mean that it will be able to obtain regulatory approval of its drug candidates in other jurisdictions.
Exscientia may submit marketing applications in countries in addition to the United States. Regulatory authorities in jurisdictions outside of the United States have requirements for approval of drug candidates with which Exscientia must comply prior to marketing in those jurisdictions. Obtaining foreign regulatory approvals and compliance with foreign regulatory requirements could result in significant difficulties and costs for Exscientia and could delay or prevent the introduction of its products in certain countries. If Exscientia fails to comply with the regulatory requirements in international markets and/or receive applicable marketing approvals, Exscientia’s target market will be reduced and its ability to realise the full market potential of its drug candidates will be harmed.
Obtaining and maintaining regulatory approval of Exscientia’s drug candidates in one jurisdiction does not guarantee that Exscientia will be able to obtain or maintain regulatory approval in any other jurisdiction, while a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in others. For example, even if the FDA grants marketing approval of a drug candidate, comparable regulatory authorities in foreign jurisdictions must also approve the manufacturing, marketing and promotion of the drug candidate in those countries. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from, and greater than, those in the U.S., including additional preclinical studies or clinical trials, as clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In short, the foreign regulatory approval process involves all the risks associated with FDA approval. In many jurisdictions outside the U.S., a drug candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that Exscientia may intend to charge for its products will also be subject to approval.
Risks Related to Exscientia’s Business

Exscientia may not be successful in its efforts to identify or discover drug candidates and may fail to capitalise on programmes, collaborations or drug candidates that may present a greater commercial opportunity or for which there is a greater likelihood of success.
Research programmes to identify new drug candidates require substantial technical, financial and human resources. Exscientia may fail to identify additional potential drug candidates for clinical development. A failure to demonstrate the utility of Exscientia's platform by using it itself to discover drug candidates for internal development could harm Exscientia’s business prospects. Because Exscientia has limited resources, it focuses its research programmes on targets where it believes its computational assays are predictive for experimental assays, where it believes it is theoretically possible to discover a molecule with properties that are required for the molecule to become a drug and where it believes there is a meaningful commercial opportunity, among other factors. Currently, the focus of Exscientia’s internal drug discovery programmes is in the areas of oncology, immunology and anti-virals. Exscientia may forego or delay pursuit of opportunities with certain programmes, collaborations or drug candidates or for indications that later prove to have greater commercial potential. However, the development of any drug candidate Exscientia pursues may ultimately prove to be unsuccessful or less successful than another potential drug candidate that it might have chosen to pursue on a more aggressive basis with its capital resources. If Exscientia does not accurately evaluate the commercial potential for a particular drug candidate, it may relinquish valuable rights to that drug candidate through strategic collaboration, partnership, licensing or other arrangements in cases in which it would have been more advantageous for Exscientia to retain sole development and commercialisation rights to such drug candidate. Alternatively, Exscientia may allocate internal resources to a drug candidate in a therapeutic area in which it would have been more advantageous to enter into a collaboration.
Exscientia faces substantial competition, which may result in others discovering, developing or commercialising products before or more successfully than it does.
The development and commercialisation of new pharmaceutical products is highly competitive and subject to rapid and significant technological advancements. Exscientia faces competition from major multi-national pharmaceutical companies, biotechnology companies and speciality pharmaceutical companies. A number of large pharmaceutical and biotechnology companies currently market and sell products, or are developing drug candidates, for the treatment of cancer. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. Potential competitors also include academic institutions, government agencies and other public and private research organisations.
Exscientia’s competitors with development-stage programmes may obtain marketing approval from the FDA or other comparable regulatory authorities for their drug candidates more rapidly than Exscientia does, and they could establish a strong market position before Exscientia is able to enter the market. In addition, Exscientia’s competitors may succeed in developing, acquiring or licensing technologies and products that are more effective, more effectively marketed and sold or less costly than any drug candidates that Exscientia may develop, which could render its drug candidates non-competitive and obsolete and result in its competitors establishing a strong market position for either the product or a specific indication before Exscientia is able to enter the market.
Many of Exscientia’s competitors, either alone or with their strategic collaborators, have substantially greater financial, technical and human resources than Exscientia does. Accordingly, Exscientia’s competitors may be more successful than it is in obtaining approval for treatments and achieving widespread market acceptance, which may render Exscientia’s treatments obsolete or non-competitive. Mergers and acquisitions in the biotechnology and pharmaceutical industries may result in even more resources being concentrated among a smaller number of Exscientia’s competitors. These competitors also compete with Exscientia in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical studies, as well as in acquiring technologies complementary to, or necessary for, Exscientia’s programmes.
Exscientia is aware of several companies using various technologies, including AI and other sophisticated computational tools, to accelerate drug development and improve the quality of identified drug candidates. These companies include Relay Therapeutics, AbCellera, Schrodinger, Recursion Pharmaceuticals, PathAI, Insitro, Valo Health, Cellarity, XtalPi, BenevolentAI, Datavant and Atomwise.

Exscientia has invested, and expects to continue to invest, in research and development efforts that further enhance its technology platform. If the return on these investments is lower or develops more slowly than Exscientia expects, its revenue and results of operations may suffer.
Exscientia uses its technological capabilities for the discovery of new drugs and, since its inception, Exscientia has invested, and expect to continue to invest, in research and development efforts that further enhance its technology platform. These investments may involve significant time, risks and uncertainties, including the risk that the expenses associated with these investments may affect Exscientia’s margins and results of operations and that such investments may not generate sufficient technological advantages relative to alternatives in the market, which would in turn, impact revenues generated to offset the liabilities assumed and expenses associated with these investments. The software industry changes rapidly as a result of technological and product developments, which may render Exscientia’s platform’s ability to identify and develop drug candidates less efficient than other technologies and platforms. Exscientia believes that it must continue to invest a significant amount of time and resources in it technology platform to maintain and improve its competitive position. If Exscientia does not achieve the benefits anticipated from these investments, if the achievement of these benefits is delayed or if its technology is not able to accelerate the process of drug discovery as quickly as it anticipates, Exscientia’s revenue and results of operations may be adversely affected.
Exscientia must adapt to rapid and significant technological change and respond to introductions of new products and technologies by competitors to remain competitive.
In addition to using Exscientia’s platform for the discovery and development of its own drug candidates, Exscientia provides its drug discovery solution and capabilities in industries that are characterised by significant enhancements and evolving industry standards. As a result, Exscientia and its collaborators’ needs are rapidly evolving. If Exscientia does not appropriately innovate and invest in new technologies, including within the field of AI, Exscientia’s platform may become less competitive, and its collaborators could move to new technologies offered by its competitors or engage in drug discovery themselves. Exscientia believes that because of the initial time investment required by many of its collaborators to reach a decision about whether to collaborate with Exscientia, it may be difficult to regain a commercial relationship with such collaborators should they enter into a partnership or collaboration agreement with a competitor. Without the timely introduction of new solutions and technological enhancements, Exscientia’s offerings will likely become less competitive over time, in which case its competitive position and results of operations could suffer. Accordingly, Exscientia focuses significant efforts and resources on the development and identification of new technologies and markets to further broaden and deepen its capabilities and expertise in AI drug discovery and development. To the extent Exscientia fails to timely introduce new and innovative technologies or solutions, adequately predict its collaborators’ needs or fail to obtain desired levels of market acceptance, its business may suffer and its results of operations could be adversely affected.
Exscientia’s adoption and deployment of AI and machine learning ("AI/ML") technologies in its drug discovery platform and processes may not be effective and may expose it to operational challenges, reputational harm and legal liability.
The industry in which Exscientia competes is characterized by rapid technological advancements, frequent introductions of new products and heavy competition. The discovery of new drugs and the achievement of new targets remain vital to Exscientia’s success, and the effective implementation of AI/ML technologies into Exscientia’s drug discovery platform is a critical element of its business that has the potential to provide significant benefits to its business.
As with many developing technologies, AI presents risks and challenges that could affect its further development, adoption, and use, and therefore Exscientia’s business especially as the use of AI/ML technologies becomes more important to Exscientia’s operations over time. Exscientia’s AI algorithms may be flawed, or the datasets it uses may be insufficient, of poor quality, or contain biased information, which may lead to flawed, biased, and inaccurate results. Further, Exscientia’s AI algorithms may rely in part on unknown third-party intellectual property rights, and the outputs it generates or seeks may be infringing on those rights, which exposes Exscientia to potential legal risk. Inappropriate or controversial data practices by data scientists, engineers, and end-users of Exscientia’s systems could impair the acceptance of AI solutions. These deficiencies could undermine the decisions, predictions, or analysis that AI applications produce, subjecting Exscientia to legal liability, and brand or reputational harm. Emerging ethical issues surround the use of AI/ML technologies, and Exscientia may be subject to reputational and legal risk if Exscientia enables or offers AI-based technologies that are controversial because of their impact on healthcare access, privacy, or other social issues.
Exscientia faces increased competition from other companies that are using AI/ML technologies and related methods for drug discovery, some of which have more resources than Exscientia does and may have developed more effective methods than Exscientia ha, which may reduce Exscientia’s effectiveness in identifying potential targets and attracting collaborators to work with Exscientia. Even with the successful implementation of AI/ML technologies, Exscientia may fail to correctly identify indications and allocate R&D resources efficiently, which could adversely impact its pipeline and ability to compete effectively.
AI/ML technologies are relatively new and the business, legal and ethical landscape regarding their use, commercialization and regulation is unsettled and constantly evolving. Uncertainty in the legal regulatory regime relating to AI/ML technologies may require significant resources to modify and maintain business practices to comply with new or rapidly changing U.S. and non-U.S. laws and regulations. Several jurisdictions around the globe, including the U.K., the E.U. and certain U.S. states have proposed, enacted or are considering laws governing the development and use of AI/ML. In the U.K., the government has published a white paper calling for existing regulators to implement certain specific principles to guide and inform the responsible development and use of AI/ML. In the E.U., regulators have reached political agreement on the text of the Artificial Intelligence Act, which, when adopted and in force, will have a direct effect across all E.U. jurisdictions and could impose onerous obligations related to the use of AI-related systems. Other jurisdictions may decide to adopt similar or more restrictive legislation that may render the use of such technologies challenging.
Exscientia relies upon third-party providers of cloud-based infrastructure to host its software solutions. Any disruption in the operations of these third-party providers, limitations on capacity or interference with Exscientia’s use could adversely affect its business, financial condition, results of operations and prospects.
Exscientia outsources substantially all of the infrastructure relating to its hosted software solutions to third-party hosting services. Customers of Exscientia’s hosted software solutions need to be able to access Exscientia’s computational platform at any time, without interruption or degradation of performance, and Exscientia provides them with service-level commitments with respect to uptime. Exscientia’s hosted software solutions depend on protecting the virtual cloud infrastructure hosted by third-party hosting services by maintaining its configuration, architecture, features and interconnection specifications, as well as the information stored in these virtual data centres, which is transmitted by third-party internet service providers. Any limitation on the capacity of Exscientia’s third-party hosting services could impede its ability to onboard new customers or expand the usage of its existing customers, which could adversely affect its business, financial condition and results of operations. In addition, any incident affecting Exscientia’s third-party hosting services’ infrastructure that may be caused by cyber-attacks, natural disasters, climate change, fires, floods, severe storms, earthquakes, power loss, telecommunications failures, terrorist or other attacks and other similar events beyond Exscientia’s control could negatively affect its cloud-based solutions. A prolonged service disruption affecting Exscientia’s cloud-based solutions for any of the foregoing reasons would negatively impact Exscientia’s ability to serve its customers and could damage its reputation with current and potential customers, expose Exscientia to liability, cause it to lose customers or otherwise harm its business. Exscientia may also incur significant costs for using alternative equipment or taking other actions in preparation for, or in reaction to, events that damage the third-party hosting services Exscientia uses.
In the event that Exscientia’s service agreements with its third-party hosting services are terminated, or there is a lapse of service, elimination of services or features that Exscientia utilises, interruption of internet service provider connectivity or damage to such facilities, Exscientia could experience interruptions in access to its platform as well as significant delays and additional expense in arranging or creating new facilities and services and/or re-architecting Exscientia’s hosted software solutions for deployment on a different cloud infrastructure service provider, which could adversely affect its business, financial condition and results of operations.
Defects or disruptions in Exscientia’s technology platform could result in diminishing demand for the drug candidates discovered using such platforms and a reduction in its revenues, and subject it to substantial liability.
Exscientia’s ability to effectively deploy its drug discovery platform depends upon the continuous, effective and reliable operation of its software and related tools and functions. Exscientia’s technology platform is inherently complex and may contain defects or errors. The risk of errors is particularly significant when a new software application is first introduced or when new versions or enhancements of existing software applications are used in Exscientia’s technology platform. Exscientia has from time to time found defects in its software, and new errors in its existing software may be detected in the future. Any errors, defects, disruptions or other performance problems with Exscientia’s technology platform could adversely impact the efficacy of Exscientia’s drug discovery processes, delay its drug discovery and collaboration timelines, hurt its reputation or damage its collaborators’ businesses. If any of these events occurs, Exscientia’s collaborators may delay or withhold payment to Exscientia, cancel their agreements with Exscientia , elect not to renew, make service credit claims, warranty claims or other claims against Exscientia, and Exscientia could lose future revenues. The occurrence of any of these events could result in diminishing demand for Exscientia’s technology platform and any drug candidates discovered through such a platform, a reduction of Exscientia’s revenues and increased expenses of litigation or substantial liability.
The market opportunities for Exscientia’s drug candidates may be smaller than it anticipates or may be limited to those patients who are ineligible for or have failed prior treatments, and Exscientia’s estimates of the prevalence of its target patient populations may be inaccurate.
Exscientia’s current and future target patient populations are based on its beliefs and estimates regarding the incidence or prevalence of certain types of cancers that may be addressable by its drug candidates, which is derived from a variety of sources, including scientific literature and surveys of clinics. Exscientia’s projections may prove to be incorrect and the number of potential patients may turn out to be lower than expected. Even if Exscientia obtains significant market share for its drug candidates, because the potential target populations could be small, Exscientia may never achieve profitability without obtaining regulatory approval for additional indications, including use of its drug candidates for first-line and second-line therapy.
Cancer therapies are sometimes characterised by line of therapy (first-line, second-line, third-line, etc.), and the FDA often approves new therapies initially only for a particular line or lines of use. When cancer is detected early enough, first-line therapy is sometimes adequate to cure the cancer or prolong life without a cure. Whenever first-line therapy, usually chemotherapy, antibody drugs, tumour-targeted small molecules, hormone therapy, radiation therapy, surgery or a combination of these, proves unsuccessful, second-line therapy may be administered. Second-line therapies often consist of more chemotherapy, radiation, antibody drugs, tumour-targeted small molecules or a combination of these. Third-line therapies can include chemotherapy, antibody drugs and small molecule tumour-targeted therapies, more invasive forms of surgery and new technologies. Exscientia expects to initially seek approval of some of its drug candidates as second- or third-line therapies for patients who have failed other approved treatments. Subsequently, for those drug candidates that prove to be sufficiently beneficial, if any, Exscientia would expect to seek approval as a second-line therapy and potentially as a first-line therapy, but there is no guarantee that its drug candidates, even if approved for third-line therapy, would be approved for second-line or first-line therapy. In addition, Exscientia may have to conduct additional clinical trials prior to gaining approval for any of its current or future drug candidates as potential second-line or first-line therapies.
Even if Exscientia obtains regulatory approval of its current or future drug candidates, the products may not gain market acceptance among physicians, patients, hospitals, cancer treatment centres and others in the medical community.
The use of artificial intelligence, machine learning and other technology-based platforms to discover compounds and molecules and develop optimally-designed drug candidates is still a recent phenomenon; and therefore, the drug candidates resulting from such a process may not become broadly accepted by physicians, patients, hospitals and others in the medical community, even if approved by the appropriate regulatory authorities for marketing and sale. If Exscientia obtains regulatory approval for any of its current programmes or any future drug candidates and such drug candidates do not gain an adequate level of market acceptance, Exscientia could be prevented from or significantly delayed in achieving profitability. Various factors will influence whether Exscientia’s drug candidates, if approved, are accepted in the market, including:
•the efficacy of its drug candidates as demonstrated in clinical trials, and, if required by any applicable authority in connection with the approval for the applicable indications, the ability of its drug candidates to provide patients with incremental health benefits, as compared with other available therapies;
•potential product liability claims;

•physicians, hospitals and patients considering its drug candidates as safe and effective treatment options;
•the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;
•the prevalence and severity of any side effects of its drug candidates;
•product labelling or product insert requirements of the FDA or other non-U.S. regulatory authorities;
•limitations or warnings contained in the labelling approved by the FDA or other non-U.S. regulatory authorities;
•the cost of treatment in relation to current and future treatment alternatives;
•pricing of its products and the availability of coverage and adequate reimbursement from third-party payors and government authorities;
•the willingness of patients to pay out-of-pocket in the absence of coverage by third-party payors and government authorities;
•relative convenience and ease of administration, including as compared to current and future alternative treatments and competitive therapies; and
•the effectiveness of its sales and marketing efforts.
Even if Exscientia’s drug candidates, if approved, achieve market acceptance, Exscientia may not be able to maintain that market acceptance over time if new products or technologies are introduced that are more favourably received than its products, are more cost effective or render its products obsolete.
The effects of health epidemics in regions where Exscientia, or the third parties on which it relies, have business operations could adversely impact its business, including its preclinical studies and clinical trials, as well as the business or operations of its CROs or other third parties with whom it conducts business.
Exscientia’s business could be adversely affected by health epidemics in regions where it has concentrations of clinical trial sites or other business operations, and could cause significant disruption in the operations of third-party manufacturers and CROs upon whom it relies.
Quarantines, shelter-in-place and similar government orders, or the perception that such orders, shutdowns, or other restrictions on the conduct of business operations could occur, whether related to new variants of COVID-19 or other infectious diseases, could impact personnel at third-party manufacturing facilities in the United Kingdom and other countries, or the availability or cost of materials, which would disrupt Exscientia’s supply chain. In addition, Exscientia’s business operations, preclinical studies and clinical trials may be affected by another pandemic, including delays or difficulties in enrolling, treating and retaining patients in its clinical trials.
Exscientia has in the past and may in the future acquire other companies or technologies, which could divert its management’s attention, result in additional dilution to its shareholders and otherwise disrupt its operations and adversely affect its operating results.
In August 2021, Exscientia acquired 100% of the outstanding share capital of Allcyte GmbH, or Allcyte, a precision medicine biotechnology company. Following the acquisition, Allcyte was merged with the Group’s 100% owned subsidiary, Alphaexscientia Beteiligungs GmbH, and the merged entity was renamed as Exscientia GmbH. Exscientia may in the future seek to acquire or invest in additional businesses, solutions or technologies that Exscientia believes could complement or expand its solutions, enhance its technical capabilities or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause Exscientia to incur various expenses in identifying, investigating and pursuing suitable acquisitions, whether or not they are consummated.

Exscientia has limited experience in acquiring new businesses. If Exscientia acquires additional businesses in the future, it will face all of these challenges again. Exscientia cannot assure you that following any acquisition it will achieve the expected synergies to justify the transaction, due to a number of factors, including:
•inability to integrate or benefit from acquired technologies or services in a profitable manner;
•incurrence of acquisition-related costs;
•unanticipated costs or liabilities associated with the acquisition;
•difficulty integrating the accounting systems, operations and personnel of the acquired business;
•difficulties and additional expenses associated with supporting legacy products and hosting infrastructure of the acquired business;
•difficulty converting the customers of the acquired business onto Exscientia’s solutions and contract terms, including disparities in the revenues, licensing, support or professional services model of the acquired company;
•diversion of management’s attention from other business concerns;
•adverse effects to Exscientia’s existing business relationships with business partners and customers as a result of the acquisition;
•the potential loss of key employees;
•use of resources that are needed in other parts of Exscientia’s business; and
•use of substantial portions of Exscientia’s available cash to consummate the acquisition.
In addition, a significant portion of the purchase price of companies Exscientia acquires may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. In the future, if Exscientia’s acquisitions do not yield expected returns, Exscientia may be required to take charges to its operating results based on this impairment assessment process, which could adversely affect its results of operations.
Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect Exscientia’s operating results. In addition, if an acquired business fails to meet Exscientia’s expectations, its business, financial condition, results of operations and prospects may suffer.
Clinical trial and product liability lawsuits against Exscientia could divert its resources, cause it to incur substantial liabilities and limit commercialisation of its drug candidates.
Exscientia faces an inherent risk of clinical trial and product liability exposure related to the testing of drug candidates in clinical trials, and Exscientia will face an even greater risk if it commercially sells any products that it may develop. While Exscientia currently has no products that have been approved for commercial sale, the current and future use of drug candidates by it in clinical trials, and the sale of any approved products in the future, may expose it to liability claims. These claims might be made by patients who use the product, healthcare providers, pharmaceutical companies or others selling such products. If Exscientia cannot successfully defend itself against claims that its drug candidates or products caused injuries, Exscientia will incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:
•decreased demand for Exscientia’s drug candidates, if approved;
•injury to Exscientia’s reputation and significant negative media attention;
•withdrawal of clinical trial participants;
•significant costs to defend any related litigation;
•substantial monetary awards to trial participants or patients;

•loss of revenue;
•reduced resources of Exscientia’s management to pursue its business strategy; and
•the inability to commercialise Exscientia’s drug candidates.
Exscientia will need to increase its insurance coverage as it expands its clinical trials or if Exscientia commences commercialisation of any drug candidates. If a successful clinical trial or product liability claim or series of claims is brought against Exscientia for uninsured liabilities or in excess of insured liabilities, Exscientia’s assets may not be sufficient to cover such claims and its business operations could be impaired.
Exscientia’s insurance policies are expensive and protect it only from some business risks, which leaves it exposed to significant uninsured liabilities.
Exscientia does not carry insurance for all categories of risk that its business may encounter and its policies have limits and significant deductibles. Some of the policies Exscientia currently maintains include clinical trial, product liability, general liability, property, employment and director and officer insurance.
Exscientia’s existing insurance coverage and any additional coverage it acquires in the future may not be sufficient to reimburse it for expenses or losses Exscientia may suffer. Moreover, insurance coverage is becoming increasingly expensive, and Exscientia may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect it against losses. Any significant uninsured liability may require Exscientia to pay substantial amounts, and a successful liability claim or series of claims in which judgements exceed Exscientia’s insurance coverage could adversely affect its business, financial condition, results of operations and prospects.
Risks Related to Collaborators and Other Third Parties
Exscientia’s drug discovery collaborators have significant discretion regarding the clinical development of the programmes subject to the collaboration. The failure of Exscientia’s collaborators to perform their obligations under Exscientia’s collaboration agreements could negatively impact Exscientia’s business. Exscientia may never realise the return on its investment of resources in its drug discovery collaborations.
Exscientia uses its technology platform to engage in drug discovery with collaborators who are engaged in drug discovery and development. These collaborators include pre-commercial biotechnology companies and large-scale pharmaceutical companies. When Exscientia engages in drug discovery with these collaborators, it enters into agreements that provide it the right to receive option fees, cash milestone payments upon the achievement of specified development, regulatory and commercial sales milestones for the drug discovery targets and potential royalties. From time to time, Exscientia may take equity stakes in its drug discovery collaborators.
Exscientia’s drug discovery collaborations may not lead to development or commercialisation of drug candidates that result in its receipt of such option fees, milestone payments or royalties in a timely manner, or at all. Exscientia’s drug discovery collaborators may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialisation of any drug candidates. In addition, Exscientia’s ability to realise return from its drug discovery collaborations is subject to the following risks:
•drug discovery collaborators have significant discretion in determining the amount and timing of efforts and resources that they will apply to Exscientia’s collaborations and may not perform their obligations as expected;
•drug discovery collaborators may not pursue development or commercialisation of any drug candidates for which Exscientia is entitled to option fees, milestone payments or royalties or may elect not to continue or renew development or commercialisation programmes based on results of clinical trials or other studies, changes in the collaborator’s strategic focus or available funding, or external factors, such as an acquisition, that divert resources or create competing priorities;

•drug discovery collaborators may delay clinical trials for which Exscientia is entitled to milestone payments;
•drug discovery collaborators have significant discretion in determining when to make announcements about the status of Exscientia’s collaborations, including about preclinical and clinical developments and timelines for advancing the collaborative programmes;
•Exscientia may not have access to, or may be restricted from disclosing, certain information regarding its collaborators’ drug candidates being developed or commercialised and, consequently, may have limited ability to inform Exscientia’s shareholders and ADS holders about the status of, and likelihood of achieving, milestone payments or royalties under such collaborations;
•drug discovery collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with any drug candidates and products for which Exscientia is entitled to milestone payments or royalties if the collaborator believes that the competitive products are more likely to be developed or can be commercialised under terms that are more economically attractive;
•drug candidates discovered in drug discovery collaborations with Exscientia may be viewed by its collaborators as competitive with their own drug candidates or products, which may cause Exscientia’s collaborators to cease to devote resources to the commercialisation of any such drug candidates;
•existing drug discovery collaborators and potential future drug discovery collaborators may begin to perceive Exscientia to be a competitor more generally, particularly as Exscientia advances its internal drug discovery programmes, and therefore may be unwilling to continue existing collaborations with Exscientia or to enter into new collaborations with it;
•drug discovery collaborators may fail to comply with applicable regulatory requirements regarding the development, manufacture, distribution or marketing of a drug candidate or product, which may impact Exscientia’s ability to receive milestone payments;
•disagreements with drug discovery collaborators, including disagreements over intellectual property or proprietary rights, contract interpretation or the preferred course of development, might cause delays or terminations of the research, development or commercialisation of drug candidates for which Exscientia is eligible to receive milestone payments, or might result in litigation or arbitration;
•drug discovery collaborators may not properly obtain, maintain, enforce, defend or protect Exscientia’s intellectual property or proprietary rights or may use its proprietary information in such a way as to potentially lead to disputes or legal proceedings that could jeopardise or invalidate Exscientia’s or their intellectual property or proprietary information or expose Exscientia and them to potential litigation;
•drug discovery collaborators may infringe, misappropriate or otherwise violate the intellectual property or proprietary rights of third parties, which may expose Exscientia to litigation and potential liability; and
•drug discovery collaborations may be terminated prior to Exscientia’s receipt of any significant value from the collaboration.
If any drug discovery collaborations that Exscientia enters into does not result in the successful development and commercialisation of drug products that result in option fees, milestone payments, or royalties to Exscientia, it may not realise satisfactory, if any, returns on the resources it has invested in the drug discovery collaboration. Moreover, even if a drug discovery collaboration initially leads to the achievement of milestones that result in payments to Exscientia, it may not continue to do so.
If Exscientia is not able to establish or maintain partnerships to develop and commercialise any of the drug candidates it discovers internally, it may have to alter its development and commercialisation plans for those drug candidates and its business could be adversely affected.

Exscientia has worked closely with its partners, such as Bristol Myers Squibb Company, or BMY, to develop and advance drug discovery programmes past the discovery stage and into preclinical studies or human clinical trials. Exscientia expects to rely on future collaborators for the development and potential commercialisation of drug candidates it discovers internally when Exscientia believes it will help maximise the commercial value of the drug candidate. Exscientia faces significant competition in seeking appropriate collaborators for these activities, and a number of more established companies may also be pursuing development and commercialisation for the same or similar drug candidates. These established companies may have a competitive advantage over Exscientia due to their size, financial resources and greater clinical development and commercialisation expertise. Furthermore, collaborations are complex and time-consuming to negotiate and document. Whether Exscientia reaches a definitive agreement for such collaborations will depend, among other things, upon its assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. Those factors may include the design or results of preclinical studies and clinical trials, the likelihood of approval by the FDA or similar regulatory authorities outside the United States, the potential market for the subject drug candidate, the costs and complexities of manufacturing and delivering such drug candidate to patients, the potential of competing products, the existence of uncertainty with respect to Exscientia’s ownership of technology, which can exist if there is a challenge to such ownership without regard to the merits of the challenge, and industry and market conditions generally. The collaborator may also consider alternative drug candidates or technologies for similar indications that may be available to collaborate on and whether such a collaboration could be more attractive than the one with Exscientia for its drug candidate.
If Exscientia is unable to reach agreements with suitable collaborators on a timely basis, on acceptable terms or at all, Exscientia may have to curtail the development of a drug candidate, reduce or delay its development programme or one or more of its other development programmes or increase its expenditures and undertake development or commercialisation activities at its own expense. If Exscientia elects to fund and undertake development or commercialisation activities on its own, Exscientia may need to obtain additional expertise and additional capital, which may not be available to Exscientia on acceptable terms or at all. If Exscientia fails to enter into collaborations and does not have sufficient funds or expertise to undertake the necessary development and commercialisation activities, it may not be able to further develop any drug candidates or bring them to market.
In recent periods, Exscientia has depended on a limited number of collaborators for its revenue, the loss of any of which could have an adverse impact on its business.
In recent periods, a limited number of collaborations accounted for a significant portion of Exscientia’s revenues. For the year ended December 31, 2023, one of Exscientia’s partners accounted for 72% of its revenue, with another accounting for a further 25%. These collaborations cover a large number of programmes under contract, and therefore represent a large portion of potential downstream value. As a result, if Exscientia fails to maintain its relationships with its collaborators or if any of its collaborators discontinue their programmes, Exscientia’s future results of operations could be materially and adversely affected.
Exscientia may never realise a return on its equity investments in its drug discovery collaborators.
Exscientia has decided to take and may decide in the future to take equity stakes in its drug discovery collaborators. Exscientia may never realise a return on its equity investments in its drug discovery collaborators. None of the drug discovery collaborators in which Exscientia holds equity generate revenue from commercial sales of drug products. They are therefore dependent on the availability of capital on favourable terms to continue their operations. In addition, if the drug discovery collaborators in which Exscientia holds equity raise additional capital, Exscientia’s ownership interest in and degree of control over these drug discovery collaborators will be diluted, unless it has sufficient resources and chooses to invest in them further or successfully negotiate contractual anti-dilution protections for its equity investment. The financial success of Exscientia’s equity investment in any collaborator will likely be dependent on a liquidity event, such as a public offering, acquisition or other favourable market event reflecting appreciation in the value of the equity Exscientia holds. The capital markets for public offerings and acquisitions are dynamic, and the likelihood of liquidity events for the companies in which Exscientia holds equity interests could significantly worsen. Further, valuations of privately held companies are inherently complex due to the lack of readily available market data. If Exscientia determines that any of its investments in such companies have experienced a decline in value, Exscientia may be required to record an impairment, which could negatively impact its financial results. All of the equity Exscientia holds in its drug discovery collaborators is subject to a risk of partial or total loss of its investment.

Exscientia contracts with third parties for the manufacture of it drug candidates for preclinical development and clinical testing, and expects to continue to do so for commercialisation. This reliance on third parties increases the risk that Exscientia will not have sufficient quantities of its drug candidates or products or such quantities at an acceptable cost, which could delay, prevent or impair its development or commercialisation efforts.
Exscientia does not currently own or operate, nor does it have any plans to establish in the future, any manufacturing facilities or personnel. Exscientia relies, and expect to continue to rely, on third parties for the manufacture of its drug candidates for preclinical development and clinical testing, as well as for the commercial manufacture of its products if any of its drug candidates receive marketing approval. This reliance on third parties increases the risk that Exscientia will have less direct control over the conduct, timing and completion of such manufacturing and thus, will not have sufficient quantities of its drug candidates or products or such quantities at an acceptable cost or quality, which could delay, prevent or impair its development or commercialisation efforts.
The facilities used by Exscientia contract manufacturers to manufacture its drug candidates must be inspected by the FDA and non-U.S. regulatory authorities pursuant to pre-approval inspections that will be conducted after Exscientia submits its marketing applications to the FDA and non-U.S. regulatory authorities. Exscientia has limited control over the manufacturing process of, and will depend on, its contract manufacturers for compliance with cGMPs, with which they are required to comply, in connection with the manufacture of its drug candidates. If Exscientia’s contract manufacturers cannot successfully manufacture material that conforms to its specifications and the strict regulatory requirements of the FDA or other non-U.S. regulatory authorities, they will not be able to pass regulatory inspections and/or maintain regulatory compliance for their manufacturing facilities. In addition, Exscientia has limited control over the ability of its contract manufacturers to maintain adequate quality control, quality assurance and qualified personnel. If the FDA or a comparable foreign regulatory authority finds deficiencies with or does not approve these facilities for the manufacture of its drug candidates or if it finds deficiencies or withdraws any such approval in the future, Exscientia may need to find alternative manufacturing facilities, which would significantly impact its ability to develop, obtain regulatory approval for or market its drug candidates, if approved. Exscientia, or its contract manufacturers, any future collaborators and their contract manufacturers could be subject to periodic unannounced inspections by the FDA or other non-U.S. authorities, to monitor and ensure compliance with cGMP. Despite Exscientia’s efforts to audit and verify regulatory compliance, one or more of its third-party manufacturing vendors may be found on regulatory inspection by the FDA or other non-U.S. authorities to be noncompliant with cGMP regulations. Exscientia’s failure, or the failure of its third party manufacturers, to comply with applicable regulations could result in sanctions being imposed on Exscientia, including shutdown of the third-party vendor or invalidation of drug product lots or processes, warning or untitled letters, clinical holds, fines, injunctions, civil penalties, delays, suspension, variation or withdrawal of requisite approvals (including marketing approvals), licence revocation, seizures or recalls of drug candidates or products, if approved, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect Exscientia’s business and supplies of its drug candidates, if approved.
Exscientia may be unable to establish any agreements with third-party manufacturers or to do so on acceptable terms. Even if Exscientia is able to establish agreements with third-party manufacturers, reliance on third-party manufacturers entails additional risks to those discussed above, including:
•reliance on the third party for regulatory compliance and quality assurance;
•the possible breach of the manufacturing agreement by the third party;
•damage to Exscientia’s brand reputation caused by defective products or drug candidates produced by the third party;
•the possible misappropriation of Exscientia’s proprietary information, including its trade secrets and know-how; and
•the possible termination or non-renewal of the agreement by the third party at a time that is costly or inconvenient for Exscientia.
Exscientia’s drug candidates and any products that it may develop may compete with other drug candidates and approved products for access to manufacturing facilities. There is a limited number of manufacturers that operate under cGMP regulations and that might be capable of manufacturing for Exscientia. These third-party manufacturers may also have relationships with other commercial entities, including its competitors, for whom they may also be manufacturing certain products and/or drug candidates, which could affect their performance on Exscientia’s behalf.
Any performance failure on the part of Exscientia’s existing or future manufacturers could delay clinical development or marketing approval. If Exscientia’s current contract manufacturers cannot perform as agreed, Exscientia may be required to replace such manufacturers, which may cause it to incur additional costs and undergo further delays in identifying and qualifying any such replacement. There is a natural transition period when a new third party commences work, which may cause delays that materially impact Exscientia’s ability to meet the anticipated timelines for manufacturing its products and drug candidates. In addition, changes in manufacturers often involve changes in manufacturing procedures and processes, which could require that Exscientia conduct bridging studies between its prior clinical supply used in its clinical trials and that of any new manufacturer. Exscientia may be unsuccessful in demonstrating the comparability of clinical supplies which could require the conduct of additional clinical trials.
Given Exscientia’s current and anticipated future dependence upon others for the manufacture of its drug candidates or products, if these third parties do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to Exscientia’s clinical protocols or regulatory requirements or for other reasons, Exscientia’s financial results and the commercial prospects for its drug candidates would be harmed, Exscientia’s costs could increase and its ability to generate revenue could be delayed.
Exscientia relies on third parties to conduct its clinical trials of GTAEXS617 and expects to rely on third parties to conduct future clinical trials. If these third parties do not carry out their contractual duties, comply with regulatory requirements or meet expected deadlines, Exscientia may not be able to obtain regulatory approval for or commercialise its drug candidates and its business could be substantially harmed.
Exscientia does not have the ability to independently conduct clinical trials. Exscientia relies, and expect to continue to rely, on medical institutions, clinical investigators, contract laboratories, collaborators and other third parties, such as CROs, to assist in the conduct of clinical trials for Exscientia’s drug candidates, including its clinical trials of GTAEXS617. Exscientia may also rely on academic and private non-academic institutions to conduct and sponsor clinical trials relating to its drug candidates. Exscientia will not control the design or conduct of the investigator-sponsored trials, and it is possible that the FDA or non-U.S. regulatory authorities will not view these investigator-sponsored trials as providing adequate support for future clinical trials, whether controlled by Exscientia or third parties, for any one or more reasons, including elements of the design or execution of the trials or safety concerns or other trial results.
Such third-party arrangements will likely provide Exscientia certain information rights with respect to the investigator-sponsored trials, including access to and the ability to use and reference the data, including for its own regulatory filings, resulting from the investigator-sponsored trials. However, Exscientia would not have control over the timing and reporting of the data from investigator-sponsored trials, nor would Exscientia own the data from the investigator-sponsored trials. If Exscientia is unable to confirm or replicate the results from the investigator-sponsored trials or if negative results are obtained, Exscientia would likely be further delayed or prevented from advancing further clinical development of its drug candidates. Further, if investigators or institutions breach their obligations with respect to the clinical development of Exscientia’s drug candidates, or if the data prove to be inadequate compared to the first-hand knowledge Exscientia might have gained had the investigator-sponsored trials been sponsored and conducted by it, then its ability to design and conduct any future clinical trials itself may be adversely affected.
Though Exscientia relies, and expect to continue to rely, heavily on third parties for execution of clinical trials for its drug candidates and as such, control only certain aspects of their activities, Exscientia still remains responsible for ensuring that each of its clinical trials is conducted in accordance with the applicable protocol, legal and regulatory requirements and scientific standards and its reliance on CROs will not relieve it of its regulatory responsibilities. For any violations of laws and regulations during the conduct of Exscientia’s clinical trials, it could be subject to warning letters or enforcement action that may include civil penalties up to and including criminal prosecution.

Exscientia, its principal investigators and its CROs are required to comply with regulations, including GCPs, for conducting, monitoring, recording and reporting the results of clinical trials to ensure that the data and results are scientifically credible and accurate, and that the trial patients are adequately informed of the potential risks of participating in clinical trials and their rights are protected. These regulations are enforced by the FDA, the Competent Authorities of the European Economic Area, or EEA countries, and comparable non-U.S. regulatory authorities for any products in clinical development. The FDA and non-U.S. regulatory authorities enforce GCP regulations through periodic inspections of clinical trial sponsors, principal investigators and trial sites. If Exscientia, its principal investigators or its CROs fail to comply with applicable GCPs, the clinical data generated in its clinical trials may be deemed unreliable and the FDA or comparable non-U.S. regulatory authorities may require it to perform additional clinical trials before approving its marketing applications. Exscientia cannot assure you that, upon inspection, the FDA or non-U.S. regulatory authorities will determine that any of its future clinical trials will comply with GCPs. In addition, Exscientia’s clinical trials must be conducted with drug candidates produced under cGMP regulations. Exscientia’s failure or the failure of its principal investigators or CROs to comply with these regulations may require it to repeat clinical trials, which would delay the regulatory approval process and could also subject it to enforcement action. In the United States, Exscientia also is required to register ongoing clinical trials and post the results of completed clinical trials on a government-sponsored database, ClinicalTrials.gov, within certain timeframes. Comparable registration and transparency requirements may apply outside of the United States. Failure to do so can result in fines, adverse publicity and civil and criminal sanctions.
Although Exscientia designed its Phase 1/2 clinical trial of GTAEXS617 and intend to design the future clinical trials for its other drug candidates, Exscientia expects that CROs will assist in the conduct all of its clinical trials. As a result, Exscientia may have limited direct control over many important aspects of its development programmes, including their conduct and timing. Exscientia’s reliance on third parties to conduct future clinical trials also results in less direct control over the management of data developed through clinical trials than would be the case if Exscientia were relying entirely upon its own staff. Communicating with outside parties can also be challenging, potentially leading to mistakes as well as difficulties in coordinating activities. Outside parties may:
•have staffing difficulties;
•fail to comply with contractual obligations;
•experience regulatory compliance issues;
•undergo changes in priorities or become financially distressed; or
•form relationships with entities, some of which may be Exscientia’s competitors.
These factors may materially adversely affect the willingness or ability of third parties to conduct Exscientia’s clinical trials and may subject Exscientia to unexpected cost increases that are beyond its control. If the principal investigators or CROs do not perform clinical trials in a satisfactory manner, breach their obligations to Exscientia or fail to comply with regulatory requirements, the development, regulatory approval and commercialisation of Exscientia’s drug candidates may be delayed, Exscientia may not be able to obtain regulatory approval and commercialise its drug candidates or its development programme may be materially and irreversibly harmed. If Exscientia is unable to rely on clinical data collected by its principal investigators or CROs, Exscientia could be required to repeat, extend the duration of or increase the size of any clinical trials it conducts and this could significantly delay commercialisation and require significantly greater expenditures.
If any of Exscientia’s relationships with these third-party principal investigators or CROs terminate, Exscientia may not be able to enter into arrangements with alternative investigators or CROs. If principal investigators or CROs do not carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to Exscientia’s clinical protocols, regulatory requirements or for other reasons, any clinical trials such principal investigators or CROs are associated with may be extended, delayed or terminated, and Exscientia may not be able to obtain regulatory approval for or successfully commercialise its drug candidates. As a result, Exscientia believes that its financial results and the commercial prospects for its drug candidates in the subject indication would be harmed, its costs could increase and its ability to generate revenue could be delayed.

The third parties upon whom Exscientia relies for the supply of the active pharmaceutical ingredients used in its drug candidates are its sole source of supply, and the loss of any of these suppliers could harm its business.
The active pharmaceutical ingredients, or APIs, used in Exscientia’s drug candidates are mostly supplied to it from single-source suppliers. Exscientia’s ability to successfully develop its drug candidates, and to ultimately supply its commercial products in quantities sufficient to meet the market demand, depends in part on its ability to obtain the API for these products in accordance with regulatory requirements and in sufficient quantities for clinical testing and commercialisation. Exscientia does not currently have arrangements in place for a redundant or second-source supply of any such API in the event any of its current suppliers of such API cease their operations for any reason. Exscientia is also unable to predict how changing global economic conditions or potential global health concerns will affect its third-party suppliers and manufacturers. Any negative impact of such matters on Exscientia’s third-party suppliers and manufacturers may also have an adverse impact on its results of operations or financial condition.
For all of Exscientia’s drug candidates, it intends to identify and qualify additional manufacturers to provide such API prior to submission of a new drug application, or NDA, to the FDA and/or a marketing authorisation application, or MAA, to the EMA. Exscientia is not certain, however, that its single-source suppliers will be able to meet its demand for their products, either because of the nature of its agreements with those suppliers, its limited experience with those suppliers or its relative importance as a customer to those suppliers. It may be difficult for Exscientia to assess their ability to timely meet its demand in the future based on past performance. While Exscientia suppliers have generally met its demand for their products on a timely basis in the past, they may subordinate Exscientia’s needs in the future to their other customers.
Establishing additional or replacement suppliers for the API used in Exscientia’s drug candidates, if required, may not be accomplished quickly. If Exscientia is able to find a replacement supplier, such replacement supplier would need to be qualified and may require additional regulatory inspection or approval, which could result in further delay. While Exscientia seeks to maintain adequate inventory of the API used in its drug candidates, any interruption or delay in the supply of components or materials, or its inability to obtain such API from alternate sources at acceptable prices in a timely manner could impede, delay, limit or prevent its development efforts, which could harm its business, results of operations, financial condition and prospects.
Exscientia relies on CROs to synthesise any molecules with therapeutic potential that it discovers. If such organisations do not meet Exscientia’s supply requirements, development of any drug candidate may be delayed.
Exscientia currently relies and expects to continue to rely on third parties to synthesise any molecules with therapeutic potential that it discovers. Reliance on third parties may expose Exscientia to different risks than if it were to synthesise molecules itself. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or synthesise molecules in accordance with regulatory requirements, if there are disagreements between Exscientia and such parties or if such parties are unable to expand capacities, Exscientia may not be able to fulfil, or may be delayed in producing sufficient drug candidates to meet, its supply requirements due to environmental or other factors such as climate change. These facilities may also be affected by natural disasters (whether caused by climate change or otherwise), such as floods or fire, or geopolitical developments, or such facilities could face production issues, such as contamination or regulatory concerns following a regulatory inspection of such a facility. In such instances, Exscientia may need to locate an appropriate replacement third-party facility and establish a contractual relationship, which may not be readily available or on acceptable terms, which would cause additional delay and increased expense, and may have a material adverse effect on its business.
Exscientia or any third party may also encounter shortages in the raw materials or API necessary to synthesise any molecule Exscientia may discover in the quantities needed for preclinical studies or clinical trials, as a result of capacity constraints or delays or disruptions in the market for the raw materials or API. Even if raw materials or API are available, Exscientia may be unable to obtain sufficient quantities at an acceptable cost or quality. The failure by Exscientia or the third parties to obtain the raw materials or API necessary to synthesise sufficient quantities of any molecule Exscientia may discover could delay, prevent or impair its development efforts and may have a material adverse effect on its business.
Risks Related to Intellectual Property

If Exscientia fails to comply with its obligations under its existing intellectual property licence agreements or under any future intellectual property licences, or otherwise experience disruptions to its business relationships with its current or any future licensors, Exscientia could lose intellectual property rights that are important to its business.
Exscientia is party to a number of licence agreements pursuant to which it has been granted exclusive and non-exclusive worldwide licences to certain patents, software code and software programmes to, among other things, reproduce, use, execute, copy, operate, sublicence and distribute the licenced technology in connection with the marketing and sale of Exscientia’s software solutions and to develop improvements thereto. Exscientia’s current licence agreements impose, and it expects that future licences will impose, specified royalty and other obligations on Exscientia .
In spite of Exscientia’s best efforts, its current or any future licensors might conclude that Exscientia has materially breached its licence agreements with them and might therefore terminate the licence agreements, thereby delaying its ability to market and sell its existing software solutions and develop and commercialise new software solutions that utilise technology covered by these licence agreements. If these in-licences are terminated, or if the underlying intellectual property fails to provide the intended exclusivity, competitors could market products and technologies similar to Exscientia’s. This could have a material adverse effect on Exscientia’s competitive position, business, financial condition, results of operations and prospects.
Disputes may arise regarding intellectual property subject to a licensing agreement, including with respect to:
•the scope of rights granted under the licence agreement and other interpretation-related issues;
•the extent to which Exscientia’s technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;
•the sublicensing of patent and other rights under any collaborative development relationships;
•the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by Exscientia’s current or future licensors and it and its collaborators; and
•the priority of invention of patented technology.
In addition, licence agreements are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what Exscientia believes to be the scope of its rights to the relevant intellectual property or technology, or increase what Exscientia believes to be its financial or other obligations under the relevant agreement. For example, Exscientia’s counterparties have in the past and may in the future dispute the amounts owed to them pursuant to payment obligations. If disputes over intellectual property that Exscientia has licenced prevent or impair its ability to maintain its current licensing arrangements on commercially acceptable terms, Exscientia may experience delays in the development and commercialisation of new software solutions and in its ability to market and sell existing software solutions, which could have a material adverse effect on its business, financial condition, results of operations and prospects.
Exscientia’s obligations under its existing or future drug discovery collaboration agreements may limit intellectual property rights that are important to its business. Further, if Exscientia fails to comply with its obligations under its existing or future collaboration agreements, or otherwise experience disruptions to itsbusiness relationships with its prior, current, or future collaborators, Exscientia could lose intellectual property rights that are important to its business.
Exscientia is party to collaboration agreements with biopharmaceutical companies, pursuant to which it provides drug discovery services but has no ownership rights, or only co-ownership rights, to certain intellectual property generated through the collaborations. Exscientia may enter into additional collaboration agreements in the future, pursuant to which it may have no ownership rights, or only co-ownership rights, to certain intellectual property generated through the future collaborations. If Exscientia is unable to obtain ownership or licence of such intellectual property generated through its prior, current or future collaborations and overlapping with, or related to, its own proprietary technology or drug candidates, then its business, financial condition, results of operations and prospects could be materially harmed.
Exscientia’s existing collaboration agreements contain certain exclusivity obligations that require it to design compounds exclusively for its collaborators with respect to certain specific targets over a specified time period. Its future collaboration agreements may grant similar exclusivity rights to future collaborators with respect to target(s) that are the subject of such collaborations. These existing or future collaboration agreements may impose diligence obligations on Exscientia. For example, existing or future collaboration agreements may impose restrictions on Exscientia from pursuing the drug development targets for itself or for its other current or future collaborators, thereby removing its ability to develop and commercialise, or to jointly develop and commercialise with other current or future collaborators, drug candidates and technology related to the drug development targets. In spite of Exscientia’s best efforts, its prior, current or future collaborators might conclude that it has materially breached its collaboration agreements. If these collaboration agreements are terminated, or if the underlying intellectual property, to the extent Exscientia has ownership or licence thereof, fails to provide the intended exclusivity, competitors would have the freedom to seek regulatory approval of, and to market, products and technology identical to Exscientia’s. This could have a material adverse effect on Exscientia’s competitive position, business, financial condition, results of operations and prospects.
Disputes may arise regarding intellectual property subject to a collaboration agreement, including:
•the scope of ownership or licence granted under the collaboration agreement and other interpretation related issues;
•the extent to which Exscientia’s technology and drug candidates infringe on intellectual property that is or will be generated through the collaboration, to which Exscientia does not have ownership or licence under such collaboration agreement;
•the assignment or sublicence of intellectual property rights and other rights under the collaboration agreement;
•Exscientia’s diligence obligations under the collaboration agreement and what activities satisfy those diligence obligations; and
•the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by Exscientia and its current or future collaborators.
In addition, collaboration agreements are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what Exscientia believes to be the scope of its rights to the relevant intellectual property, or increase what Exscientia believes to be its obligations under the relevant agreements, either of which could have a material adverse effect on its business, financial condition, results of operations and prospects. Moreover, if disputes over intellectual property that Exscientia has owned, co-owned or in-licenced under the collaboration agreements prevent or impair its ability to maintain its current collaboration arrangements on commercially acceptable terms, Exscientia may be unable to successfully develop and commercialise the affected technology or drug candidates, which could have a material adverse effect on its business, financial condition, results of operations and prospects.
If Exscientia is unable to obtain, maintain, enforce and protect patent protection for its technology and drug candidates or if the scope of the patent protection obtained is not sufficiently broad, its competitors could develop and commercialise technology and products similar or identical to Exscientia’s, and its ability to successfully develop and commercialise its technology and drug candidates may be adversely affected.
Exscientia’s success depends in large part on its ability to obtain and maintain protection of the intellectual property it may own solely and jointly with others or may licence from others, particularly patents, in the United States and other countries with respect to any proprietary technology and drug candidates it develops. Exscientia seeks to protect its proprietary position by filing patent applications in the United States and abroad related to its technology and any drug candidates it may develop that are important to its business and by in-licensing intellectual property related to its technology and drug candidates. If Exscientia is unable to obtain or maintain patent protection with respect to any proprietary technology or drug candidate, its business, financial condition, results of operations and prospects could be materially harmed.
The patent prosecution process is expensive, time-consuming and complex, and Exscientia may not be able to file, prosecute, maintain, defend, or licence all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that Exscientia will fail to identify patentable aspects of its research and development output before it is too late to obtain patent protection. Moreover, in some circumstances, Exscientia may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain, enforce and defend the patents, covering technology that Exscientia co-owns with third parties or licence from third parties. Therefore, these co-owned and in-licenced patents and applications may not be prepared, filed, prosecuted, maintained, defended and enforced in a manner consistent with the best interests of Exscientia’s business.
The patent position of software and biopharmaceutical companies generally is highly uncertain, involves complex legal and factual questions, and has in recent years been the subject of much litigation. In addition, the scope of patent protection outside of the United States is uncertain and laws of non-U.S. countries may not protect Exscientia’s rights to the same extent as the laws of the United States or vice versa. With respect to both owned and in-licenced patent rights, Exscientia cannot predict whether the patent applications Exscientia and its licensor are currently pursuing will issue as patents in any particular jurisdiction or whether the claims of any issued patents will provide sufficient protection from competitors. Further, Exscientia may not be aware of all third-party intellectual property rights or prior art potentially relating to its technology platform, other technology and any drug candidates Exscientia may develop. In addition, publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing of the priority application, or in some cases not published at all. Therefore, neither Exscientia nor its collaborators or its licensor can know with certainty whether Exscientia, its collaborators or its licensor were the first to make the inventions claimed in the patents and patent applications Exscientia own or in-licence now or in the future, or whether Exscientia, its collaborators or its licensor were the first to file for patent protection of such inventions. As a result, the issuance, scope, validity, enforceability and commercial value of Exscientia’s owned, co-owned and in-licenced patent rights are highly uncertain. Moreover, Exscientia owned, co-owned and in-licenced pending and future patent applications may not result in patents being issued that protect Exscientia’s technology and drug candidates, in whole or in part, or that effectively prevent others from commercialising competitive technologies and products. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of Exscientia’s owned, co-owned or in-licenced current or future patents and Exscientia’s ability to obtain, protect, maintain, defend and enforce its patent rights, narrow the scope of its patent protection and, more generally, could affect the value of, or narrow the scope of, its patent rights. For example, recent Supreme Court decisions have served to curtail the scope of subject matter eligible for patent protection in the United States, and many software patents have since been invalidated on the basis that they are directed to abstract ideas.
To pursue protection based on Exscientia’s provisional patent applications, Exscientia will need to file Patent Cooperation Treaty applications, non-U.S. applications and/or U.S. non-provisional patent applications prior to applicable deadlines. Even then, as highlighted above, patents may never be issued from Exscientia’s patent applications, or the scope of any patent may not be sufficient to provide a competitive advantage.
Moreover, Exscientia, its collaborators or its licensor may be subject to a third-party pre-issuance submission of prior art to the U.S. Patent and Trademark Office, or USPTO, or become involved in opposition, derivation, revocation, re-examination, inter partes review, post-grant review or interference proceedings challenging Exscientia’s patent rights or the patent rights of others. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate, Exscientia’s patent rights or allow third parties to commercialise its technology or drug candidates and compete directly with it, without payment to it. If the breadth or strength of protection provided by Exscientia’s owned, co-owned or in-licenced current or future patents and patent applications is threatened, regardless of the outcome, it could dissuade companies from collaborating with Exscientia to licence, develop or commercialise current or future technology or drug candidates.
Additionally, the coverage claimed in a patent application can be significantly reduced before the patent is issued, and its scope can be reinterpreted after issuance. Even if Exscientia’s owned, co-owned and in-licenced current and future patent applications are issued as patents, they may not be issued in a form that will provide Exscientia with any meaningful protection, prevent competitors from competing with Exscientia, or otherwise provide Exscientia with any competitive advantage. The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability and Exscientia’s owned and in-licenced patents may be challenged in the courts or patent offices in the United States and abroad. Such challenges may result in loss of exclusivity or patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit Exscientia’s ability to stop others from using or commercialising similar or identical technology and products, or limit the duration of the patent protection of Exscientia’s technology and drug candidates. Such proceedings also may result in substantial cost and require significant time from Exscientia’s management and employees, even if the eventual outcome is favourable to Exscientia. In particular, given the amount of time required for the development, testing and regulatory review of new drug candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialised. Furthermore, Exscientia’s competitors may be able to circumvent its owned, co-owned or in-licenced current or future patents by developing similar or alternative technologies or products in a non-infringing manner. As a result, Exscientia’s owned, co-owned and in-licenced current or future patent portfolio may not provide it with sufficient rights to exclude others from commercialising technology and products similar or identical to any of its technology and drug candidates.
Changes to patent laws in the United States and other jurisdictions could diminish the value of patents in general, thereby impairing Exscientia’s ability to protect its products.
Changes in either the patent laws or interpretation of patent laws in the United States, including patent reform legislation such as the Leahy-Smith America Invents Act, or the Leahy-Smith Act, could increase the uncertainties and costs surrounding the prosecution of Exscientia’s owned and in-licenced patent applications and the maintenance, enforcement or defence of its owned and in-licenced issued patents. The Leahy-Smith Act includes a number of significant changes to United States patent law. These changes include provisions that affect the way patent applications are prosecuted, redefine prior art, provide more efficient and cost-effective avenues for competitors to challenge the validity of patents, and enable third-party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent at USPTO-administered post-grant proceedings, including post-grant review, inter partes review and derivation proceedings. Assuming that other requirements for patentability are met, prior to March 2013, in the United States, the first to invent the claimed invention was entitled to the patent, while outside the United States, the first to file a patent application was entitled to the patent. After March 2013, under the Leahy-Smith Act, the United States transitioned to a first-to-file system in which, assuming that the other statutory requirements for patentability are met, the first inventor to file a patent application will be entitled to the patent on an invention regardless of whether a third party was the first to invent the claimed invention. As such, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of Exscientia’s patent applications and the enforcement or defence of its issued patents, all of which could have a material adverse effect on its business, financial condition, results of operations and prospects.
In addition, the patent positions of companies in the development and commercialisation of software, biologics and pharmaceuticals are particularly uncertain. Recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. This combination of events has created uncertainty with respect to the validity and enforceability of patents once obtained. Depending on future actions by the U.S. Congress, the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could have a material adverse effect on Exscientia’s patent rights and its ability to protect, defend and enforce its patent rights in the future.
A number of recent cases decided by the U.S. Supreme Court have involved questions of when claims reciting abstract ideas, laws of nature, natural phenomena and/or natural products are eligible for a patent, regardless of whether the claimed subject matter is otherwise novel and inventive. These cases include Association for Molecular Pathology v. Myriad Genetics, Inc., 569 U.S. 12-398 (2013) or Myriad; Alice Corp. v. CLS Bank International, 573 U.S. 13-298 (2014); and Mayo Collaborative Services v. Prometheus Laboratories, Inc., or Prometheus, 566 U.S. 10-1150 (2012). In response to these cases, federal courts have held numerous patents invalid as claiming subject matter ineligible for patent protection. Moreover, the USPTO has issued guidance to the examining corps on how to apply these cases during examination. The full impact of these decisions is not yet known.
In addition to increasing uncertainty with regard to Exscientia’s ability to obtain future patents, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on these and other decisions by Congress, the federal courts and the USPTO, the laws and regulations governing patents could change or be interpreted in unpredictable ways that would weaken Exscientia’s ability to obtain new patents or to enforce any patents that may issue to it in the future. In addition, these events may adversely affect Exscientia’s ability to defend any patents that may be issued in procedures in the USPTO or in courts.
Exscientia, its prior, existing or future collaborators, and its existing or future licensors, may become involved in lawsuits to protect or enforce Exscientia’s patent or other intellectual property rights, which could be expensive, time-consuming and unsuccessful.
Competitors and other third parties may infringe, misappropriate or otherwise violate Exscientia, its prior, current and future collaborators’, or its current and future licensors’, issued patents or other intellectual property. As a result, Exscientia, its prior, current or future collaborators, or its current or future licensor may need to file infringement, misappropriation or other intellectual property related claims, which can be expensive and time-consuming. Any claims Exscientia asserts against perceived infringers could provoke such parties to assert counterclaims against it alleging that it infringes, misappropriates or otherwise violates their intellectual property. In addition, in a patent infringement proceeding, such parties could assert that the patents Exscientia or its licensors have asserted are invalid or unenforceable. In patent litigation in the United States, defences alleging invalidity or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. Third parties may institute such claims before administrative bodies in the United States or abroad, even outside the context of litigation. Such mechanisms include re-examination, post-grant review, inter partes review, interference proceedings, derivation proceedings and equivalent proceedings in non-U.S. jurisdictions (e.g., opposition proceedings). The outcome following legal assertions of invalidity and unenforceability is unpredictable.
An adverse result in any such proceeding could put one or more of Exscientia’s owned, co-owned or in-licenced current or future patents at risk of being invalidated or interpreted narrowly and could put any of its owned, co-owned or in-licenced current or future patent applications at risk of not yielding an issued patent. A court may also refuse to stop the third party from using the technology at issue in a proceeding on the grounds that its owned, co-owned or in-licenced current or future patents do not cover such technology. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of Exscientia’s confidential information or trade secrets could be compromised by disclosure during this type of litigation. Any of the foregoing could allow such third parties to develop and commercialise competing technologies and products in a non-infringing manner and have a material adverse impact on Exscientia’s business, financial condition, results of operations and prospects.
Interference or derivation proceedings provoked by third parties, or brought by Exscientia or by its licensor, or declared by the USPTO may be necessary to determine the priority of inventions with respect to Exscientia’s patents or patent applications. An unfavourable outcome could require Exscientia to cease using the related technology or to attempt to licence rights to it from the prevailing party. Exscientia’s business could be harmed if the prevailing party does not offer it a licence on commercially reasonable terms or at all, or if a non-exclusive licence is offered and Exscientia’s competitors gain access to the same technology. Exscientia’s defence of litigation or interference or derivation proceedings may fail and, even if successful, may result in substantial costs and distract its management and other employees. In addition, the uncertainties associated with litigation could have a material adverse effect on Exscientia’s ability to raise the funds necessary to conduct clinical trials, continue its research programmes, licence necessary technology from third parties, or enter into development collaborations that would help Exscientia bring any drug candidates to market.
Third parties may initiate legal proceedings alleging that Exscientia is infringing, misappropriating or otherwise violating their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of Exscientia’s business.
Exscientia’s commercial success will depend upon its ability and the ability of its collaborators to develop, manufacture, market and sell any drug candidates it may develop and for its collaborators, customers and partners to use its proprietary technologies without infringing, misappropriating or otherwise violating the intellectual property and proprietary rights of third parties. There is considerable patent and other intellectual property litigation in the software, pharmaceutical and biotechnology industries. Exscientia may become party to, or threatened with, adversarial proceedings or litigation regarding intellectual property rights with respect to its technology and drug candidates, including interference proceedings, post grant review, inter partes review and derivation proceedings before the USPTO and similar proceedings in non-U.S. jurisdictions such as oppositions before the European Patent Office. Numerous U.S. and non-U.S. issued patents and pending patent applications, which are owned by third parties, exist in the fields in which Exscientia is pursuing development candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that Exscientia’s technologies or drug candidates that it may identify may be subject to claims of infringement of the patent rights of third parties.
The legal threshold for initiating litigation or contested proceedings is low, so that even lawsuits or proceedings with a low probability of success might be initiated and require significant resources to defend. Litigation and contested proceedings can also be expensive and time-consuming, and Exscientia’s adversaries in these proceedings may have the ability to dedicate substantially greater resources to prosecuting these legal actions than Exscientia can. The risks of being involved in such litigation and proceedings may increase if and as any drug candidates near commercialisation and as Exscientia gains the greater visibility associated with being a public company. Third parties may assert infringement claims against Exscientia based on existing patents or patents that may be granted in the future, regardless of merit. Exscientia may not be aware of all such intellectual property rights potentially relating to its technology and drug candidates and their uses, or Exscientia may incorrectly conclude that third-party intellectual property is invalid or that its activities and drug candidates do not infringe such intellectual property. Thus, Exscientia does not know with certainty that its technology and drug candidates, or its development and commercialisation thereof, does not and will not infringe, misappropriate or otherwise violate any third party’s intellectual property.
Third parties may assert that Exscientia is employing their proprietary technology without authorisation. There may be third-party patents or patent applications with claims to materials, formulations or methods, such as methods of manufacture or methods for treatment, related to the discovery, use or manufacture of the drug candidates that Exscientia may identify or otherwise related to its technologies. Because patent applications can take many years to issue, there may be currently pending patent applications which may later result in issued patents that the drug candidates that Exscientia may identify may infringe. In addition, third parties may obtain patents in the future and claim that use of Exscientia’s technologies infringe upon these patents. Moreover, as noted above, there may be existing patents that Exscientia is not aware of or that it has incorrectly concluded are invalid or not infringed by its activities. If any third-party patents were held by a court of competent jurisdiction to cover, for example, the manufacturing process of the drug candidates that Exscientia may identify, any molecules formed during the manufacturing process or any final product itself, the holders of any such patents may be able to block Exscientia’s ability to commercialise such drug candidate unless Exscientia obtained a licence under the applicable patents, or until such patents expire.
Parties making claims against Exscientia may obtain injunctive or other equitable relief, which could effectively block Exscientia’s ability to further develop and commercialise the drug candidates that it may identify. Defence of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from Exscientia’s business. In the event of a successful claim of infringement against Exscientia, it may have to pay substantial damages, including treble damages and attorneys’ fees for wilful infringement, pay royalties, redesign its infringing products, be forced to indemnify its customers or collaborators or obtain one or more licences from third parties, which may be impossible or require substantial time and monetary expenditure.
Exscientia may choose to take a licence or, if it is found to infringe, misappropriate or otherwise violate a third party’s intellectual property rights, Exscientia could also be required to obtain a licence from such third party to continue developing, manufacturing and marketing its technology and drug candidates. However, Exscientia may not be able to obtain any required licence on commercially reasonable terms or at all. Even if Exscientia were able to obtain a licence, it could be non-exclusive, thereby giving Exscientia’s competitors and other third parties access to the same technologies licenced to Exscientia and could require Exscientia to make substantial licensing and royalty payments. Exscientia could be forced, including by court order, to cease developing, manufacturing and commercialising the infringing technology or product. A finding of infringement could prevent Exscientia from commercialising any drug candidates or force its to cease some of its business operations, which could materially harm its business. In addition, Exscientia may be forced to redesign any drug candidates, seek new regulatory approvals and indemnify third parties pursuant to contractual agreements. Claims that Exscientia has misappropriated the confidential information or trade secrets of third parties could have a similar material adverse effect on Exscientia’s business, financial condition, results of operations and prospects.
Exscientia may be subject to claims by third parties asserting that its employees, consultants or contractors have wrongfully used or disclosed confidential information of third parties, or Exscientia has wrongfully used or disclosed alleged trade secrets of their current or former employers or claims asserting Exscientia has misappropriated their intellectual property, or claiming ownership of what Exscientia regards as its own intellectual property.
Certain of Exscientia’s employees, consultants and contractors were previously employed at universities or other software or biopharmaceutical companies, including its competitors or potential competitors.
Although Exscientia tries to ensure that its employees, consultants and contractors do not use the proprietary information or know-how of others in their work for Exscientia, Exscientia may be subject to claims that these individuals, or it, has used or disclosed intellectual property, including trade secrets or other proprietary information, of any such individual’s current or former employer. Litigation may be necessary to defend against these claims.
In addition, while it is Exscientia’s policy to require that its employees, consultants and contractors who may be involved in the development of intellectual property to execute agreements assigning such intellectual property to Exscientia, Exscientia may be unsuccessful in executing such an agreement with each party who in fact develops intellectual property that Exscientia regards as its own. Exscientia’s intellectual property assignment agreements with them may not be self-executing or may be breached, and Exscientia may be forced to bring claims against third parties, or defend claims they may bring against it, to determine the ownership of what Exscientia regards as its intellectual property. Such claims could have a material adverse effect on Exscientia’s business, financial condition, results of operations and prospects.
If Exscientia fails in prosecuting or defending any such claims, in addition to paying monetary damages, Exscientia may lose valuable intellectual property rights or personnel, which could have a material adverse effect on its competitive business position and prospects. Such intellectual property rights could be awarded to a third party, and Exscientia could be required to obtain a licence from such third party to commercialise Exscientia’s technology or products, which licence may not be available on commercially reasonable terms, or at all, or such licence may be non-exclusive. Even if Exscientia is successful in prosecuting or defending against such claims, litigation could result in substantial costs and be a distraction to its management and employees.
If Exscientia is unable to protect the confidentiality of its trade secrets, its business and competitive position may be harmed.
In addition to seeking patents for Exscientia’s drug candidates and certain aspects of its technology platform, Exscientia also relies on trade secrets and confidentiality agreements to protect its unpatented know-how, technology and other proprietary information. In particular, the software code underlying Exscientia’s technology platform is generally protected through trade secret laws rather than through patent law. Exscientia seeks to protect its trade secrets and other proprietary technology, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as Exscientia’s employees, corporate collaborators, outside scientific collaborators, CROs, contract manufacturers, consultants, advisors, collaborators and other third parties. Exscientia also enters into confidentiality and invention or patent assignment agreements with its employees and consultants, but Exscientia cannot guarantee that it has entered into such agreements with each party that may have or has had access to its trade secrets or proprietary technology. Despite these efforts, any of these parties may breach the agreements and disclose Exscientia’s proprietary information, including its trade secrets, and Exscientia may not be able to obtain adequate remedies for such breaches. Detecting the disclosure or misappropriation of a trade secret and enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside of the United States have appeared to be unwilling to protect trade secrets. If any of Exscientia’s trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, Exscientia would have no right to prevent them, or those to whom they communicate such trade secrets, from using that technology or information to compete with Exscientia. If any of Exscientia’s trade secrets were to be disclosed to or independently developed by a competitor or other third party, its competitive position may be materially and adversely harmed.

Risks Related to Government Regulation and Legal Compliance Matters
Exscienta is subject to stringent and evolving global laws, regulations, and rules, contractual obligations, industry standards, policies and other obligations related to data privacy and security. Exscientia’s actual or perceived failure to comply with such obligations could result in additional costs and liabilities to it or inhibit its ability to collect and process data globally, and could lead to regulatory investigations or actions; litigation (including class claims) and mass arbitration demands; fines and penalties; disruptions of its business operations; reputational harm; loss of revenue or profits; and other adverse business consequences.
In the ordinary course of business, Exscientia collects, receives, stores, processes, generates, uses, transfers, discloses, makes accessible, protects, secures, disposes of, transmits, and shares (collectively, process) personal data and other sensitive information, including proprietary and confidential business data, trade secrets, intellectual property, data it collects about trial participants in connection with clinical trials, sensitive third-party data, and other sensitive data Exscientia may process, e.g., business plans, transactions, or financial information. Exscientia’s data processing activities subject it to numerous data privacy and security obligations, such as various laws, regulations, guidance, industry standards, external and internal privacy and security policies, contractual requirements, and other obligations relating to data privacy and security.
Accordingly, Exscientia is, or may become, subject to data privacy and security laws, regulations and industry standards as well as policies, contracts and other obligations that apply to the processing of personal data both by Exscientia and on its behalf, which it refers to collectively as Data Protection Requirements. If Exscientia fails, or is perceived to have failed, to address or comply with Data Protection Requirements, this could result in government enforcement actions against it that could include investigations, fines, penalties, audits and inspections, additional reporting requirements and/or oversight, temporary or permanent bans on all or some processing of personal data, orders to destroy or not use personal data and imprisonment of company officials. Further, individuals or other relevant stakeholders could bring a variety of claims against Exscientia for its actual or perceived failure to comply with Data Protection Requirements.
In Europe, the E.U. and the U.K. General Data Protection Regulations, (respectively, the “E.U. GDPR” and the “U.K. GDPR”, together the "GDPR") each impose strict requirements around the processing of personal data: Under the GDPR, companies may face temporary or definitive bans on data processing and other corrective actions; fines of up to 20 million Euros under the E.U. GDPR, 17.5 million pounds sterling under the U.K. GDPR or, in each case, 4% of annual global revenue, whichever is greater; or private litigation related to processing of personal data brought by classes of data subjects or consumer protection organizations authorized at law to represent their interests. Other countries outside of Europe have enacted or are considering enacting similar comprehensive data privacy and security laws and regulations, which could increase the cost and complexity of operating Exscientia’s business. Complying with these and other similar laws, regulations and practices across Europe and elsewhere may cause Exscientia to incur substantial operational costs or require it to change its business practices, and could expose it to risks of material fines, penalties and liability.
In the ordinary course of business, Exscientia may transfer personal data from Europe and other jurisdictions to the United States or other countries. Europe and other jurisdictions have enacted laws requiring data to be localized or limiting the transfer of personal data to other countries. In particular, the European Economic Area, or “EEA”, and the United Kingdom have significantly restricted the transfer of personal data to the United States and other countries whose privacy laws it generally believes are inadequate. Other jurisdictions may adopt similarly stringent interpretations of their data localization and cross-border data transfer laws. Although there are currently various mechanisms that may be used to transfer personal data from the EEA and United Kingdom to the United States in compliance with law, such as the European Commission’s Standard Contractual Clauses, the United Kingdom’s International Data Transfer Agreement and United Kingdom Transfer Addendum, and the E.U.-U.S. Data Privacy Framework and the United Kingdom’s Extension to that Framework (which allows for transfers for relevant U.S.-based organizations who self-certify compliance and participate in the relevant Framework and/or Extension), these mechanisms are subject to potential legal challenges, and there is no assurance that Exscientia can satisfy or rely on these measures to lawfully transfer personal data to the United States. If there is no lawful manner for Exscientia to transfer personal data from the EEA, the United Kingdom or other jurisdictions to the United States, or if the requirements for a legally-compliant transfer are too onerous, Exscientia could face significant adverse consequences, including the interruption or degradation of its operations, the need to relocate part of or all of its business or data processing activities to other jurisdictions (such as Europe) at significant expense, increased exposure to regulatory actions, substantial fines and penalties, the inability to transfer data and work with partners, vendors and other third parties, and injunctions against Exscientia’s processing or transferring of personal data necessary to operate its business. Additionally, companies that transfer personal data out of the EEA and United Kingdom to other jurisdictions, particularly to the United States, are subject to increased scrutiny from regulators, individual litigants, and activist groups. Some European regulators have ordered certain companies to suspend or permanently cease certain transfers out of Europe for allegedly violating the GDPR’s cross-border data transfer limitations.
In addition, analysis of certain concepts that are fundamental to E.U. GDPR and the U.K. GDPR compliance are highly complex and open to subjective interpretation—particularly so in respect of processing that occurs in multi-party data processing environments such as those in which Exscientia operates its business. For example, in contexts such as these, classification of an organisation’s role in relation to any given processing and the appropriate legal basis for that processing (where required)—each of which is foundational to determining the nature of that organisation’s compliance obligations—requires a subjective analysis of the factual circumstances at hand on a case-by-case basis, which may be open to divergent and/or contradictory conclusions and/or regulatory guidance.
Generally, these laws exemplify the vulnerability of Exscientia’s businesses to the evolving regulatory environment related to personal data and may require it to modify its processing practices at substantial costs and expenses in an effort to comply. Changes in laws or regulations in this area could require Exscientia to change its business practices and put in place additional compliance mechanisms, may interrupt or delay its development, regulatory and commercialisation activities and increase its cost of doing business, and could lead to government enforcement actions, private litigation and significant fines and penalties against Exscientia, and could have a material adverse effect on its business, financial condition or results of operations.
In the past few years, numerous U.S. states—including California, Virginia, Colorado, Connecticut, and Utah—have enacted comprehensive privacy laws that impose certain obligations on covered businesses, including providing specific disclosures in privacy notices and affording residents with certain rights concerning their personal data. As applicable, such rights may include the right to access, correct, or delete certain personal data, and to opt-out of certain data processing activities, such as targeted advertising, profiling, and automated decision-making. The exercise of these rights may impact Exscientia’s business and ability to provide its products and services.
Certain states also impose stricter requirements for processing certain personal data, including sensitive information, such as conducting data privacy impact assessments. These state laws allow for statutory fines for noncompliance. For example, the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act of 2020, or “CPRA”, (collectively, “CCPA”) applies to personal data of consumers, business representatives, and employees who are California residents, and requires businesses to provide specific disclosures in privacy notices and honor requests of such individuals to exercise certain privacy rights. The CCPA provides for fines of up to $7,500 per intentional violation and allows private litigants affected by certain data breaches to recover significant statutory damages. Although the CCPA exempts some data processed in the context of clinical trials, the CCPA increases compliance costs and potential liability with respect to other personal data Exscientia maintains about California residents. Similar laws are being considered in several other states, as well as at the federal and local levels, and Exscientia expects more states to pass similar laws in the future. While these states, like the CCPA, also exempt some data processed in the context of clinical trials, these developments further complicate compliance efforts, and increase legal risk and compliance costs for us, the third parties upon whom Exscientia relies. While Exscientia is not subject to the CCPA or CPRA at present, it may be if it expands its operations to California. Many other states are considering similar legislation.
A broad range of legislative measures also have been introduced at the federal level. Accordingly, failure to comply with current and any future federal and state laws regarding privacy and security of personal information could expose Exscientia to fines and penalties. Exscientia also faces a threat of consumer class actions related to these laws and the overall protection of personal data. Even if Exscientia is not determined to have violated these laws, investigations into these issues typically require the expenditure of significant resources and generate negative publicity, which could harm Exscientia’s reputation and its business.
Additionally, regulations promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996, or HIPAA, establish privacy and security standards that limit the use and disclosure of individually identifiable health information, or protected health information, and require the implementation of administrative, physical and technological safeguards designed to protect the privacy, confidentiality, integrity and availability of protected health information. These provisions may be applicable to Exscientia’s business or that of its collaborators, service providers, contractors or consultants.
Exscientia may also publish privacy policies and other documentation regarding its processing of personal data and/or other confidential, proprietary or sensitive information. Although Exscientia endeavour sto comply with its published policies and other documentation, Exscientia may at times fail to do so or may be perceived to have failed to do so. Moreover, despite Exscientia’s efforts, it may not be successful in achieving compliance if its employees, third-party collaborators, service providers, contractors or consultants fail to comply with its policies and documentation. Such failures can subject Exscientia to potential foreign, local, state and federal action if they are found to be deceptive, unfair or misrepresentative of its actual practices.
Exscientia may at times fail (or be perceived to have failed) in its efforts to comply with its data privacy and security obligations. Moreover, despite Exscientia’s efforts, its personnel or third parties on whom it relies may fail to comply with such obligations, which could negatively impact Exscientia’s business operations.
If Exscientia or the third parties on which it relies fail, or are perceived to have failed, to address or comply with applicable data privacy and security obligations, Exscientia could face significant consequences, including but not limited to: government enforcement actions (e.g., investigations, fines, penalties, audits, inspections, and similar); litigation (including class-action claims) and mass arbitration demands; additional reporting requirements and/or oversight; bans on processing personal data; orders to destroy or not use personal data; and imprisonment of company officials.
Any of these events could have a material adverse effect on Exscientia’s reputation, business, or financial condition, including but not limited to: loss of customers; interruptions or stoppages in its business operations (including clinical trials); interruptions or stoppages of data collection needed to train its algorithms; inability to process personal data or to operate in certain jurisdictions; limited ability to develop or commercialize its products; expenditure of time and resources to defend any claim or inquiry; adverse publicity; or substantial changes to its business model or operations.
Exscientia, and its collaborators may be subject to applicable anti-kickback, fraud and abuse, false claims, transparency, health information privacy and security and other healthcare laws and regulations. Failure to comply with such laws and regulations may result in substantial penalties.
Exscientia and its collaborators may be subject to broadly applicable healthcare laws and regulations that may constrain its relationships with its drug discovery collaborators and any products for which it obtains marketing approval. Such healthcare laws and regulations include, but are not limited to:
•The Federal Anti-kickback Statute, which prohibits any person or entity from, among other things, knowingly and wilfully soliciting, receiving, offering or paying any remuneration, directly or indirectly, overtly or covertly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of an item or service reimbursable, in whole or in part, under a federal healthcare programme, such as the Medicare and Medicaid programmes. The term “remuneration” has been broadly interpreted to include anything of value. The Federal Anti-kickback Statute has also been interpreted to apply to arrangements between pharmaceutical manufacturers on the one hand and prescribers, purchasers and formulary managers on the other hand. There is a number of statutory exceptions and regulatory safe harbours protecting some common activities from prosecution, but the exceptions and safe harbours are drawn narrowly and require strict compliance to offer protection. Additionally, the intent standard under the Federal Anti-kickback Statute was amended by the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or collectively the ACA, to a stricter standard such that a person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation. Further, the ACA codified case law that a claim including items or services resulting from a violation of the Federal

Anti-kickback Statute constitutes a false or fraudulent claim for purposes of the civil False Claims Act, or the FCA.
•Federal civil and criminal false claims laws, such as the FCA, which can be enforced by private citizens through civil qui tam actions, and civil monetary penalty laws prohibit individuals or entities from, among other things, knowingly presenting, or causing to be presented, false, fictitious or fraudulent claims for payment of federal funds, and knowingly making, using or causing to be made or used a false record or statement material to a false or fraudulent claim to avoid, decrease or conceal an obligation to pay money to the federal government. For example, pharmaceutical companies have been prosecuted under the FCA in connection with their alleged off-label promotion of drugs, purportedly concealing price concessions in the pricing information submitted to the government for government price reporting purposes, and allegedly providing free product to customers with the expectation that the customers would bill federal healthcare programmes for the product. In addition, a claim including items or services resulting from a violation of the Federal Anti-kickback Statute constitutes a false or fraudulent claim for purposes of the FCA. As a result of a modification made by the Fraud Enforcement and Recovery Act of 2009, a claim includes “any request or demand” for money or property presented to the U.S. government. In addition, manufacturers can be held liable under the FCA even when they do not submit claims directly to government payors if they are deemed to “cause” the submission of false or fraudulent claims.
•HIPAA, among other things, imposes criminal liability for executing or attempting to execute a scheme to defraud any healthcare benefit programme, including private third-party payors, knowingly and wilfully embezzling or stealing from a healthcare benefit programme, wilfully obstructing a criminal investigation of a healthcare offence, and creates federal criminal laws that prohibit knowingly and wilfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement or representation, or making or using any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry in connection with the delivery of or payment for healthcare benefits, items or services
•HIPAA, as amended by Health Information Technology for Economic and Clinical Health Act of 2009, or HITECH, and their implementing regulations, which impose privacy, security and breach reporting obligations with respect to individually identifiable health information upon entities subject to the law, such as health plans, healthcare clearinghouses and certain healthcare providers, known as covered entities, and their respective business associates and subcontractors that perform services for them that involve individually identifiable health information. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in U.S. federal courts to enforce HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions.
•Federal and state consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers.
•The federal transparency requirements under the Physician Payments Sunshine Act, created under the ACA, which requires, among other things, certain manufacturers of drugs, devices, biologics and medical supplies reimbursed under Medicare, Medicaid, or the Children’s Health Insurance Programme to report annually to the Centers for Medicare & Medicaid Services, or CMS, information related to payments and other transfers of value provided to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), other healthcare professionals (such as physician assistants and nurse practitioners) and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members.

•State and foreign laws that are analogous to each of the above federal laws, such as anti-kickback and false claims laws, that may impose similar or more prohibitive restrictions, and may apply to items or services reimbursed by non-governmental third-party payors, including private insurers.
•State and foreign laws that require pharmaceutical companies to implement compliance programmes, comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the government, or to track and report gifts, compensation and other remuneration provided to physicians and other healthcare providers; state laws that require the reporting of marketing expenditures or drug pricing, including information pertaining to and justifying price increases; state and local laws that require the registration of pharmaceutical sales representatives; state and foreign laws that prohibit various marketing-related activities, such as the provision of certain kinds of gifts or meals; state and foreign laws that require the posting of information relating to clinical trials and their outcomes; and other federal, state and foreign laws that govern the privacy and security of personal data, health information or personally identifiable information in certain circumstances, including state health information privacy and data breach notification laws which govern the collection, use, disclosure and protection of health-related and other personal information, many of which differ from each other in significant ways and often are not pre-empted by HIPAA, thus requiring additional compliance efforts.
Outside the United States, interactions between pharmaceutical companies and healthcare professionals are also governed by strict laws, such as national anti-bribery laws of European countries, national sunshine rules, regulations, industry self-regulation codes of conduct and physicians’ codes of professional conduct. Failure to comply with these requirements could result in reputational risk, public reprimands, administrative penalties, fines or imprisonment.
Efforts to ensure that Exscientia’s business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that Exscientia’s business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. Violations of applicable healthcare laws and regulations may result in significant civil, criminal and administrative penalties, damages, disgorgement, fines, individual imprisonment, exclusion of products from government funded healthcare programmes, such as Medicare and Medicaid or comparable programs outside of the United States, additional reporting requirements and/or oversight if a corporate integrity agreement or similar agreement is executed to resolve allegations of non-compliance with these laws and the curtailment or restructuring of operations. In addition, violations may also result in reputational harm, diminished profits and future earnings.
Current and future healthcare legislative reform measures may have a material adverse effect on Exscientia’s business and results of operations.
In the United States and in some foreign jurisdictions, there have been, and likely will continue to be, a number of legislative and regulatory changes and proposed changes intended to broaden access to healthcare, improve the quality of healthcare and contain or lower the cost of healthcare. For example, in March 2010, the ACA, was passed, which substantially changed the way healthcare is financed by both governmental and private insurers, and significantly impacted the U.S. pharmaceutical industry. The ACA, among other things, subjects biological products to potential competition by lower-cost biosimilars, expands the types of entities eligible for the 340B drug discount programme, addresses a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Programme are calculated for drugs that are inhaled, infused, instilled, implanted or injected, increases rebates owed by manufacturers under the Medicaid Drug Rebate Programme and extends the rebate programme to individuals enrolled in Medicaid managed care organisations, establishes annual fees and taxes on manufacturers of certain branded prescription drugs and creates a new Medicare Part D coverage gap discount programme, in which manufacturers must agree to offer 50% (increased to 70% pursuant to the Bipartisan Budget Act of 2018, or BBA, effective as of January 2019) point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D.

Since its enactment, there have been numerous judicial, administrative, executive and legislative challenges to certain aspects of the ACA, and Exscientia expects there will be additional challenges and amendments to the ACA in the future. Various portions of the ACA are currently undergoing legal and constitutional challenges in the United States Supreme Court and members of Congress have introduced several pieces of legislation aimed at significantly revising or repealing the ACA. On June 17, 2021 the U.S. Supreme Court dismissed a challenge on procedural grounds that argued the ACA is unconstitutional in its entirety because the “individual mandate” was repealed by Congress. Prior to the Supreme Court ruling, on January 28, 2021, President Biden issued an executive order to initiate a special enrolment period for purposes of obtaining health insurance coverage through the ACA marketplace. On August 16, 2022, President Biden signed the Inflation Reduction Act of 2022 (“IRA”) into law, which among other things, extends enhanced subsidies for individuals purchasing health insurance coverage in ACA marketplaces through plan year 2025. The IRA also eliminates the “donut hole” under the Medicare Part D programme beginning in 2025 by significantly lowering the beneficiary maximum out-of-pocket cost through a newly established manufacturer discount programme. The implementation of the ACA is ongoing, and the law appears likely to continue the downward pressure on pharmaceutical pricing, especially under the Medicare programme, and may also increase Exscientia’s regulatory burdens and operating costs. Litigation and legislation related to the ACA are likely to continue, with unpredictable and uncertain results.
In addition, other legislative changes have been proposed and adopted in the United States since the ACA was enacted. For example, in August 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. Specifically, the Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programmes. This includes aggregate reductions of Medicare payments to providers of up to 2% per fiscal year, which went into effect in April 2013, and, due to subsequent legislative amendments, will remain in effect through 2032 unless additional Congressional action is taken. On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several providers, including hospitals, imaging centres and cancer treatment centres, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. The BBA also amended the ACA, effective January 1, 2019, by increasing the point-of-sale discount that is owed by pharmaceutical manufacturers who participate in Medicare Part D and closing the coverage gap in most Medicare drug plans, commonly referred to as the “donut hole.”
Furthermore, there has been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which has resulted in several congressional inquiries and proposed legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient assistance programmes and reform government programme reimbursement methodologies for pharmaceutical and biological products. At the federal level, the previous administration used several means to propose or implement drug pricing reform, including through federal budget proposals, executive orders and policy initiatives. In July 2021, President Biden issued an executive order directing the FDA to, among other things, continue to clarify and improve the approval framework for generic drugs and identify and address any efforts to impede generic drug competition. Individual states in the United States have also become increasingly active in passing legislation and implementing regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. In addition, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other healthcare programmes. It is difficult to predict the future legislative landscape in healthcare and the effect on Exscientia’s business, results of operations, financial condition and prospects. However, Exscientia expects that additional state and federal healthcare reform measures will be adopted in the future, particularly in light of the new presidential administration.
In addition, the IRA will, among other things, (i) allow HHS to negotiate the price of certain drugs and biologics covered under Medicare, and subject drug manufacturers to civil monetary penalties and a potential excise tax by offering a price that is not equal to or less than the negotiated “maximum fair price” under the law, and (ii) impose rebates under Medicare Part B and Medicare Part D to penalize price increases that outpace inflation. The IRA permits HHS to implement many of these provisions through guidance, as opposed to regulation, for the initial years. These provisions take effect progressively starting in 2023, although the Medicare drug price negotiation program is currently subject to legal challenges. It is currently unclear how the IRA will be effectuated but is likely to have a significant impact on the pharmaceutical industry. In response to the Biden administration’s October 2022 executive order, on February 14, 2023, HHS released a report outlining three new models for testing by the CMS Innovation Center which will be evaluated on their ability to lower the cost of drugs, promote accessibility, and improve quality of care. It is unclear whether the models will be utilized in any health reform measures in the future. Further, on December 7, 2023, the Biden administration announced an initiative to control the price of prescription drugs through the use of march-in rights under the Bayh-Dole Act. On December 8, 2023, the National Institute of Standards and Technology published for comment a Draft Interagency Guidance Framework for Considering the Exercise of March-In Rights which for the first time includes the price of a product as one factor an agency can use when deciding to exercise march-in rights. While march-in rights have not previously been exercised, it is uncertain if that will continue under the new framework.
At the state level, individual states are increasingly aggressive in passing legislation and implementing regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. For example, on January 5, 2024, the FDA approved Florida’s Section 804 Importation Program (SIP) proposal to import certain drugs from Canada for specific state healthcare programs. It is unclear how this program will be implemented, including which drugs will be chosen, and whether it will be subject to legal challenges in the United States or Canada. Other states have also submitted SIP proposals that are pending review by the FDA. Any such approved importation plans, when implemented, may result in lower drug prices for products covered by those programs. In addition, regional health care authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other health care programmes. These measures could reduce the ultimate demand for Exscientia’s products, once approved, or put pressure on its product pricing.
Exscientia expects that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for Exscientia’s services by its partners or for its current or future drug candidates. Exscientia cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action in the United States. If Exscientia or any third parties it may engage are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if Exscientia or such third parties are not able to maintain regulatory compliance, its drug candidates may lose any regulatory approval that may have been obtained and it may not achieve or sustain profitability.
Exscientia is subject to anti-corruption laws, as well as export control laws, customs laws, sanctions laws and other laws governing Exscientia’s operations. If Exscientia sfail to comply with these laws, it could be subject to civil or criminal penalties, other remedial measures and legal expenses, be precluded from developing, manufacturing and selling certain products outside the United States or be required to develop and implement costly compliance programmes, which could adversely affect its business, results of operations and financial condition.
Exscientia’s operations are subject to anti-corruption laws, including the U.K. Bribery Act 2010, or Bribery Act, the U.S. Foreign Corrupt Practices Act, or FCPA, and other anti-corruption laws that apply in countries where it does business and may do business in the future. The Bribery Act, FCPA and these other laws generally prohibit Exscientia, its officers and its employees and intermediaries from bribing, being bribed, or making other prohibited payments to government officials or other persons to obtain or retain business or gain some other business advantage. Compliance with the FCPA, in particular, is expensive and difficult, particularly in countries in which corruption is a recognised problem. In addition, the FCPA presents particular challenges in the biopharmaceutical industry, because, in many countries, hospitals are operated by the government, and doctors and other hospital employees are considered foreign officials. Certain payments to hospitals in connection with clinical trials and other work have been deemed to be improper payments to government officials and have led to FCPA enforcement actions.
Exscientia currently have operations in China, and Exscientia may in the future operate in additional jurisdictions that pose a high risk of potential Bribery Act or FCPA violations, and Exscientia may participate in collaborations and relationships with third parties whose actions could potentially subject it to liability under the Bribery Act,

FCPA, or local anti-corruption laws. In addition, Exscientia cannot predict the nature, scope or effect of future regulatory requirements to which its international operations might be subject or the manner in which existing laws might be administered or interpreted. If Exscientia further expands its operations outside of the United States and the United Kingdom, it will need to dedicate additional resources to comply with numerous laws and regulations in each jurisdiction in which it plans to operate.
Exscientia is also subject to other laws and regulations governing its international operations, including regulations administered by the governments of the United Kingdom and the United States, and authorities in the European Union, including applicable export control regulations, economic sanctions on countries and persons, customs requirements and currency exchange regulations, collectively referred to as the Trade Control laws. In addition, various laws, regulations and executive orders also restrict the use and dissemination outside of the United States, or the sharing with certain non-U.S. nationals, of information classified for national security purposes, as well as certain products and technical data relating to those products. If Exscientia expands Exscientia’s presence outside of the United States, it will require Exscientia to dedicate additional resources to comply with these laws, and these laws may preclude Exscientia from developing, manufacturing or selling certain products and drug candidates outside of the United States, which could limit Exscientia’s growth potential and increase Exscientia’s development costs.
There is no assurance that Exscientia will be completely effective in ensuring its compliance with all applicable anti-corruption laws, including the Bribery Act, the FCPA, or other legal requirements, including Trade Control laws. If Exscientia is not in compliance with the Bribery Act, the FCPA and other anti-corruption laws or Trade Control laws, Exscientia may be subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures and legal expenses, which could have an adverse impact on its business, financial condition, results of operations and liquidity. The U.S. Securities and Exchange Commission, or SEC, also may suspend or bar issuers from trading securities on U.S. exchanges for violations of the FCPA’s accounting provisions. Any investigation of any potential violations of the Bribery Act, the FCPA, other anti-corruption laws or Trade Control laws by United Kingdom, U.S. or other authorities could also have an adverse impact on Exscientia’s reputation, its business, results of operations and financial condition.
Any drug candidates Exscientia develops may become subject to unfavourable third-party coverage and reimbursement practices, as well as pricing regulations.
The availability and extent of coverage and adequate reimbursement by third-party payors, including government health authorities, private health coverage insurers, managed care organisations and other third-party payors is essential for most patients to be able to afford expensive treatments. Sales of any of Exscientia’s drug candidates that receive marketing approval will depend substantially, both in the United States and internationally, on the extent to which the costs of such drug candidates will be covered and reimbursed by third-party payors. If reimbursement is not available, or is available only to limited levels, Exscientia may not be able to successfully commercialise its drug candidates. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow Exscientia to establish or maintain pricing sufficient to realise an adequate return on its investment. Coverage and reimbursement may impact the demand for, or the price of, any drug candidate for which Exscientia obtains marketing approval. If coverage and reimbursement are not available or reimbursement is available only to limited levels, Exscientia may not successfully commercialise any drug candidate for which it obtains marketing approval.
There is significant uncertainty related to third-party payor coverage and reimbursement of newly approved products. In the United States, for example, principal decisions about reimbursement for new drug products are typically made by CMS, an agency within HHS. CMS decides whether and to what extent a new drug product will be covered and reimbursed under Medicare, and private third-party payors often follow CMS’s decisions regarding coverage and reimbursement to a substantial degree. However, one third-party payor’s determination to provide coverage for a product candidate does not assure that other payors will also provide coverage for the product candidate. Further, no uniform policy for coverage and reimbursement exists in the United States, and coverage and reimbursement can differ significantly from payor to payor. As a result, the coverage determination process is often time-consuming and costly. This process will require Exscientia to provide scientific and clinical support for the use of its drug products to each third-party payor separately, with no assurance that coverage and adequate reimbursement will be applied consistently or obtained in the first instance.

Increasingly, third-party payors are requiring that drug companies provide them with predetermined discounts from list prices and are challenging the prices charged for medical products. Further, such payors are increasingly challenging the price, examining the medical necessity and reviewing the cost effectiveness of medical drug candidates. There may be especially significant delays in obtaining coverage and reimbursement for newly approved drugs. Third-party payors may limit coverage to specific drug candidates on an approved list, known as a formulary, which might not include all FDA-approved drugs for a particular indication. Exscientia may need to conduct expensive pharmaco-economic studies to demonstrate the medical necessity and cost effectiveness of its products. Nonetheless, Exscientia’s drug candidates may not be considered medically necessary or cost effective. Exscientia cannot be sure that coverage and reimbursement will be available for any product that it commercialises and, if reimbursement is available, what the level of reimbursement will be.
Outside the United States, reimbursement and healthcare payment systems vary significantly by country, and many countries have instituted price ceilings on specific products and therapies. The E.U. provides options for E.U. Member States to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. An E.U. Member State may approve a specific price for the medicinal product, it may refuse to reimburse a product at the price set by the manufacturer or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the medicinal product on the market. Many E.U. Member States also periodically review their reimbursement procedures for medicinal products, which could have an adverse impact on reimbursement status. Moreover, in order to obtain reimbursement for Exscientia’s products in some European countries, including some E.U. Member States, Exscientia may be required to compile additional data comparing the cost-effectiveness of its products to other available therapies. Further, an increasing number of E.U. and other foreign countries use prices for medicinal products established in other countries as “reference prices” to help determine the price of the product in their own territory. Consequently, a downward trend in prices of medicinal products in some countries could contribute to similar downward trends elsewhere.
If Exscientia is unable to establish or sustain coverage and adequate reimbursement for any drug candidates, if approved, from third-party payors, the adoption of those products and sales revenue will be adversely affected, which, in turn, could adversely affect the ability to market or sell those drug candidates, if approved. Coverage policies and third-party payor reimbursement rates may change at any time. Even if favourable coverage and reimbursement status is attained for one or more products for which Exscientia receives regulatory approval, less favourable coverage policies and reimbursement rates may be implemented in the future. Additionally, any companion diagnostic test that Exscientia develops will be required to obtain coverage and reimbursement separate and apart from the coverage and reimbursement it seeks for its product candidates, if approved. If any companion diagnostic is unable to obtain reimbursement or is inadequately reimbursed, that may limit the availability of such companion diagnostic, which would negatively impact prescriptions for Exscientia’s product candidates, if approved.
Exscientia’s employees, independent contractors, consultants and vendors may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements and insider trading laws, which could cause significant liability for Exscientia and harm its reputation.
Exscientia is exposed to the risk of fraud or other misconduct by its employees, independent contractors, consultants and vendors. Misconduct by these partners could include intentional failures to comply with FDA regulations or similar regulations of comparable non-U.S. regulatory authorities, provide accurate information to the FDA or comparable non-U.S. regulatory authorities, comply with manufacturing standards, comply with federal and state healthcare fraud and abuse laws and regulations and similar laws and regulations established and enforced by comparable non-U.S. regulatory authorities, report financial information or data accurately or disclose unauthorised activities to Exscientia. Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to Exscientia’s reputation. This could include violations of HIPAA, other U.S. federal and state law and requirements of non-U.S. jurisdictions, including the European Union Data Protection Regulation. Exscientia is also exposed to risks in connection with any insider trading violations by employees or others affiliated with Exscientia. It is not always possible to identify and deter employee misconduct, and the precautions Exscientia takes to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting Exscientia from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws, standards, regulations, guidance or codes of conduct. Furthermore, Exscientia’s employees may, from time to time, bring lawsuits against it for employment issues, including injury, discrimination, wage and hour disputes, sexual harassment, hostile work environment or other employment issues. If any such actions are instituted against Exscientia, and Exscientia is not successful in defending itself or asserting its rights, those actions could have a significant impact on its business and results of operations, including the imposition of significant fines or other sanctions.
Exscientia’s internal information technology systems, or those of its third-party vendors, contractors or consultants, may fail or suffer security breaches, loss or leakage of data and other disruptions, which could result in adverse consequences resulting from any such incident, including but not limited to regulatory investigations or actions; litigation; fines and penalties; disruptions of Exscientia’s business operations; reputational harm; loss of revenue or profits; loss of customers or sales; and other adverse consequences.
Exscientia is increasingly dependent upon information technology systems, infrastructure and data to operate its business. In the ordinary course of business, Exscientia collects, stores, processes and transmits confidential information (including but not limited to intellectual property, proprietary business information and personal information). It is critical that Exscientia does so in a secure manner to maintain the confidentiality and integrity of such confidential information. Exscientia also has outsourced elements of its operations to third parties, and as a result Exscientia manages a number of third-party vendors and other contractors and consultants who have access to Exscientia’s confidential information. Exscientia may be required to expend significant resources, at significant cost, materially change its business activities and practices or modify its operations, including its clinical trial activities, or information technology in an effort to protect against security breaches and to mitigate, detect and remediate actual or potential vulnerabilities as well as security breaches.
Given the size and complexity of Exscientia’s internal information technology systems and those of its third-party vendors and other contractors and consultants, and the increasing amounts of confidential information that they maintain, Exscientia’s information technology systems are potentially vulnerable to breakdown or other damage or interruption from service interruptions, system malfunction, natural disasters (whether due to environmental or other factors such as climate change), terrorism, war and telecommunication and electrical failures, as well as security breaches from inadvertent or intentional actions by Exscientia’s employees, third-party vendors, contractors, consultants, business partners and/or other third parties or from cyber attacks by malicious third parties (including the deployment of harmful malware, ransomware, distributed denial-of-service attacks, social engineering and other means to affect service reliability and threaten the confidentiality, integrity and availability of information), which may compromise Exscientia’s system infrastructure, or that of its third-party vendors and other contractors and consultants or lead to data leakage.
In particular, severe ransomware attacks are becoming increasingly prevalent and can lead to significant interruptions in Exscientia’s operations, ability to provide its products or services, loss of sensitive data and income, reputational harm, and diversion of funds. Extortion payments may alleviate the negative impact of a ransomware attack, but Exscientia may be unwilling or unable to make such payments due to, for example, applicable laws or regulations prohibiting such payments.
The risk of a security breach or disruption, particularly through cyber attacks or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Exscientia may not be able to anticipate all types of security threats, and Exscientia may not be able to implement preventive measures effective against all such security threats. The techniques used by cyber criminals change frequently, may not be recognised until launched, and can originate from a wide variety of sources, including outside groups such as external service providers, organised crime affiliates, terrorist organisations or hostile foreign governments or agencies. If any such material system failure, accident or security breach were to occur and cause interruptions in Exscientia’s operations, it could result in a material disruption of its development programmes and its business operations, whether due to a loss of its trade secrets or other sensitive information or similar disruptions, as well as necessitating that Exscientia incur significant costs to address such failure, accident or security breach. To the extent that any such material system failure, accident or security breach were to result in a loss of, or damage to, Exscientia’s data or applications, or those of its third-party vendors and other contractors and consultants, or inappropriate disclosure of confidential or proprietary information, Exscientia could incur liability and reputational damage and the further development and commercialisation of its software could be delayed.

While Exscientia has implemented security measures designed to protect against security incidents, there can be no assurance that these measures will be effective. Exscientia takes steps designed to detect, mitigate, and remediate vulnerabilities in its information systems (such as its hardware and/or software, including that of third parties upon which it relies). Exscientia may not, however, detect and remediate all such vulnerabilities including on a timely basis. Further, Exscientia may experience delays in deploying remedial measures and patches designed to address identified vulnerabilities. Vulnerabilities could be exploited and result in a security incident.
The costs related to significant security breaches or disruptions could be material and exceed the limits of the cybersecurity insurance Exscientia maintains against such risks. If the information technology systems of Exscientia’s third-party vendors and other contractors and consultants become subject to disruptions or security breaches, Exscientia may have insufficient recourse against such third parties and it may have to expend significant resources to mitigate the impact of such an event, and to develop and implement protections to prevent future events of this nature from occurring.
Furthermore, significant disruptions of Exscientia’s internal information technology systems or those of its third-party vendors and other contractors and consultants or security breaches could result in the loss, misappropriation, and/or unauthorised access, use, or disclosure of, or the prevention of access to, confidential information (including trade secrets or other intellectual property, proprietary business information and personal information), which could result in financial, legal, business and reputational harm to Exscientia. For example, any such event that leads to unauthorised access, use, or disclosure of personal information, including personal information regarding Exscientia’s customers or employees, could harm Exscientia’s reputation directly, compel Exscientia to comply with federal and/or state breach notification laws and foreign law equivalents, subject Exscientia to mandatory corrective action, and otherwise subject Exscientia to liability under laws and regulations that protect the privacy and security of personal information, which could result in significant legal and financial exposure and reputational damages that could potentially have an adverse effect on Exscientia’s business. Further, sophisticated cyber attackers (including foreign adversaries engaged in industrial espionage) are skilled at adapting to existing security technology and developing new methods of gaining access to organisations’ sensitive business data, which could result in the loss of sensitive information, including trade secrets. Additionally, actual, potential or anticipated attacks may cause Exscientia to incur increasing costs, including costs to deploy additional personnel and protection technologies, train employees and engage third-party experts and consultants.
Risks Related to Exscientia’s Employee Matters and Managing Growth
Exscientia’s future success depends on its ability to retain key executives and to attract, retain and motivate qualified personnel.
Exscientia is highly dependent on the research and development, clinical, financial, operational, scientific, software engineering and other business expertise of its executive officers, as well as the other principal members of its management, scientific, clinical and software engineering teams. Although Exscientia has entered into employment agreements with its executive officers, each of them may terminate their employment with Exscientia at any time. Exscientia does not maintain “key person” insurance for any of its executives or other employees.
In February 2024, Exscientia’s Chief Executive Officer was terminated and its Chief Scientific Officer was appointed as Interim Chief Executive Officer. The loss of the services of any of Exscientia’s other executive officers or other key employees could impede the achievement of its development and sales goals in its software business and the achievement of its research, development and commercialisation objectives in its drug discovery business. In either case, the loss of the services of Exscientia’s executive officers or other key employees could seriously harm Exscientia’s ability to successfully implement its business strategy. Exscientia’s Nominating and Corporate Governance Committee has instituted a search for a chief executive officer, but, replacing Exscientia’s chief executive officer or any other executive officers and key employees may be difficult and may take an extended period of time because of the limited number of individuals with the breadth of skills and experience required to successfully develop, gain regulatory approval of, and commercialise products in the life sciences industry.
Recruiting and retaining qualified scientific, clinical, manufacturing, accounting, legal and sales and marketing personnel, as well as software engineers and computational chemists, will also be critical to Exscientia’s success. In the technology industry, there is substantial and continuous competition for engineers with high levels of expertise in designing, developing and managing software and related services, as well as competition for sales executives, data scientists and operations personnel. Competition to hire these individuals is intense, and Exscientia may be unable to hire, train, retain or motivate these key personnel on acceptable terms given the competition among numerous biopharmaceutical and technology companies for similar personnel. Exscientia also experiences competition for the hiring of scientific and clinical personnel from universities and research institutions. In addition, Exscientia relies on consultants and advisors to assist it in formulating its research and development and commercialisation strategy and advancing its computational platform. Exscientia’s consultants and advisors may be employed by employers other than Exscientia and may have commitments under consulting or advisory contracts with other entities that may limit their availability to Exscientia. If Exscientia is unable to continue to attract and retain high quality personnel, its ability to pursue its growth strategy will be limited and its business would be adversely affected.
Exscientia is pursuing multiple business strategies and expects to expand its development and regulatory capabilities, and as a result, it may encounter difficulties in managing its multiple business units and its growth, which could disrupt its operations.
Currently, Exscientia is pursuing multiple business strategies simultaneously, including activities in research and development and collaborative and internal drug discovery. Exscientia believes pursuing these multiple business strategies offers financial and operational synergies, but these diversified operations place increased demands on its limited resources. Furthermore, Exscientia expects to experience significant growth in the number of its employees and the scope of its operations, particularly in the areas of drug development, clinical and regulatory affairs. To manage Exscientia’s multiple business units and anticipated future growth, Exscientia must continue to implement and improve its managerial, operational and financial systems, expand its facilities and continue to recruit and train additional qualified personnel. Due to Exscientia’s limited financial resources and its management team’s limited attention and limited experience in managing a company with such anticipated growth, Exscientia may not be able to effectively manage its multiple business units and the expansion of its operations or recruit and train additional qualified personnel. The expansion of Exscientia’s operations may lead to significant costs and may divert its management and business development resources. In addition, to meet Exscientia’s obligations as a public company and to support its anticipated long-term growth, Exscientia will need to increase its general and administrative capabilities. Exscientia’s management, personnel and systems may not be adequate to support this future growth. Any inability to manage Exscientia’s multiple business units and growth could delay the execution of its business plans or disrupt its operations and the synergies Exscientia believes currently exist between its business units. In addition, adverse developments in one of these business units may disrupt these synergies.
Exscientia may be unable to manage its rapid recent growth effectively, which could make it difficult to execute its business strategy.
Since Exscientia’s inception in 2012, it has experienced rapid growth. This growth has required Exscientia’s management to face complexities across all aspects of its business, including complexities associated with increased headcount, expansion of international operations, expansion of facilities, execution on new lines of business and implementations of appropriate systems and controls to grow the business. Exscientia’s growth has required significant time and attention from its management, and placed strains on its operational systems and processes, financial systems and internal controls and other aspects of its business.
While Exscientia is currently focused on integrating existing employees into its company and progressing its drug candidates and technology platform to deliver against its corporate goals, Exscientia expects to increase headcount and to hire more specialised personnel as Exscientia grows its business in the future. Exscientia will need to continue to hire, train and manage additional qualified scientists, engineers, laboratory personnel and sales and marketing staff and improve and maintain its technology to properly manage its growth. Exscientia may also need to hire, train and manage individuals with expertise that is separate, supplemental or different from expertise that it currently has, and accordingly Exscientia may not be successful in hiring, training and managing such individuals. For example, if Exscientia’s new hires perform poorly, if Exscientia is unsuccessful in hiring, training, managing and integrating these new employees, or if Exscientia is not successful in retaining its existing employees, Exscientia’s business may be harmed. Improving Exscientia’s technology and processes have required Exscientia to hire and retain additional scientific, engineering, sales and marketing, software, manufacturing, distribution and quality assurance personnel. As a result, Exscientia has experienced rapid headcount growth from 17 employees as of January 1, 2018 to 483 employees as of December 31, 2023. Moreover, Exscientia expects that it will need to hire additional accounting, finance and other personnel in connection with its ongoing efforts to comply with the requirements of being a public company. A risk associated with experiencing this rate of growth, for example, is that Exscientia may face challenges integrating, developing and motivating its many new employees who are increasingly dispersed geographically.
Exscientia’s rapid recent growth has, placed strains on its reporting systems and procedures. For example, in connection with the preparation and audits of its financial statements as of and for the years ended December 31, 2022 and 2023, material weaknesses were identified in Exscientia’s internal control over financial reporting, as described elsewhere in this “Risk Factors” section. To effectively manage Exscientia’s growth, Exscientia must continue to improve its operational and manufacturing systems and processes, its financial systems and internal controls and other aspects of its business and continue to effectively expand, train and manage its personnel. The time and resources required to improve Exscientia’s existing systems and procedures, implement new systems and procedures and to adequately staff such existing and new systems and procedures are uncertain, and failure to complete this in a timely and efficient manner could adversely affect Exscientia’s operations and negatively impact its business and financial condition.
If Exscientia fails to manage its technical operations infrastructure, its internal drug discovery team may experience service outages, and its new customers may experience delays in the deployment of its solutions.
Exscientia has experienced significant growth in the number of users and data that its operations infrastructure supports. Exscientia seeks to maintain sufficient excess capacity in its operations infrastructure to meet the needs of all its customers and to support its internal drug discovery programmes. Exscientia also seeks to maintain excess capacity to facilitate the rapid provision of new customer deployments and the expansion of existing customer deployments. In addition, Exscientia needs to properly manage its technological operations infrastructure to support version control, changes in hardware and software parameters and the evolution of its solutions. However, the provision of new hosting infrastructure requires adequate lead-time. Exscientia has experienced, and may in the future experience, website disruptions, outages and other performance problems. These types of problems may be caused by a variety of factors, including infrastructure changes, human or software errors, viruses, security attacks, fraud, spikes in usage and denial of service issues. In some instances, Exscientia may not be able to identify the cause or causes of these performance problems within an acceptable period of time. If Exscientia does not accurately predict its infrastructure requirements, its existing customers may experience service outages that may subject Exscientia to financial penalties, financial liabilities and customer losses. If Exscientia operations infrastructure fails to keep pace with increased sales and usage, customers and its internal drug discovery team may experience delays in the deployment of its solutions as Exscientia seeks to obtain additional capacity, which could adversely affect its reputation and adversely affect its revenues.
Increased labour costs, potential organisation of Exscientia’s workforce, employee strikes and other labour-related disruption may adversely affect its operations.
None of Exscientia’s employees are represented by a labour union or, other than as set out below, subject to a collective bargaining agreement. However, in Austria, Exscientia is subject to a government-mandated collective bargaining agreement, which sets minimum wage expectations and grants employees additional benefits beyond those required by the local labour code. Exscientia provides no assurance that its labour costs going forward will remain competitive for various reasons, such as: (i) its workforce may organise in the future and labour agreements may be put in place that have significantly higher labour rates and company obligations; (ii) its competitors may maintain significantly lower labour costs, thereby reducing or eliminating its comparative advantages vis-à-vis one or more of its competitors or the larger industry; and (iii) its labour costs may increase in connection with its growth.
Risks Related to International Operations
As a company headquartered and with operations outside of the United States, Exscientia is subject to economic, political, regulatory and other risks associated with international operations.
As a company headquartered in the United Kingdom and with operations in England, Scotland and Austria, Exscientia’s business is subject to risks associated with conducting business outside of the United States. Many of Exscientia’s suppliers and clinical trial relationships are located outside the United States. Accordingly, Exscientia’s future results could be harmed by a variety of factors, including:

•economic weakness, including inflation, or political instability in certain non-U.S. economies and markets;
•differing and changing regulatory requirements for product approvals;
•differing jurisdictions could present different issues for securing, maintaining or obtaining freedom to operate in such jurisdictions;
•potentially reduced protection for intellectual property and proprietary rights;
•difficulties in compliance with different, complex and changing laws, regulations and court systems of multiple jurisdictions and compliance with a wide variety of foreign laws, treaties and regulations;
•changes in non-U.S. regulations and customs, tariffs and trade barriers;
•changes in currency exchange rates of the pound sterling, euro and the risk of the imposition of currency controls;
•changes in a specific country’s or region’s political or economic environment;
•trade protection measures, import or export licensing requirements or other restrictive actions by governments;
•differing reimbursement regimes and price controls in certain non-U.S. markets;
•negative consequences from changes in tax laws or practice;
•compliance with tax, employment, immigration and labour laws for employees living or travelling abroad, including, for example, the variable tax treatment in different jurisdictions of options granted under Exscientia’s share option schemes or equity incentive plans;
•workforce uncertainty in countries where labour unrest is more common than in the United States;
•litigation or administrative actions resulting from claims against Exscientia by current or former employees or consultants individually or as part of class actions, including claims of wrongful terminations, discrimination, misclassification or other violations of labour law or other alleged conduct;
•difficulties associated with staffing and managing international operations, including differing labour relations;
•production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and
•business interruptions resulting from geo-political actions, including war and terrorism, or natural disasters including earthquakes, typhoons, floods and fires and other natural disasters caused by climate change.
The United Kingdom’s withdrawal from the European Union may adversely impact Exscientia and its collaborators’ ability to obtain regulatory approvals of Exscientia’s drug candidates in the United Kingdom and European Union and may require Exscientia to incur additional expenses to develop, manufacture and commercialise its drug candidates in the United Kingdom and European Union.
Exscientia is headquartered in the United Kingdom. The United Kingdom formally exited the European Union, commonly referred to as Brexit, on January 31, 2020. Under the terms of its departure, the United Kingdom entered a transition period, or the Transition Period, during which it continued to follow all European Union rules, which ended on December 31, 2020. A trade and cooperation agreement, or the Trade and Cooperation Agreement, or TCA, that outlines the post-Transition Period trading relationship between the United Kingdom and the European Union, was agreed to in, and applied from, December 2020 and formally entered into force on May 1, 2021.
Since January 1, 2021 the United Kingdom has operated under a separate regulatory regime to the European Union. European Union laws regarding medicinal products only apply in respect of the United Kingdom to Northern Ireland

(as set out in the Protocol on Ireland/Northern Ireland). The European Union laws that have been transposed into United Kingdom law through secondary legislation remain applicable. While the United Kingdom has indicated a general intention that new law regarding the development, manufacture and commercialisation of medicinal products in the United Kingdom will align closely with European Union law there are limited detailed proposals for future regulation of medicinal products. The TCA includes specific provisions concerning medicinal products, which include the mutual recognition of Good Manufacturing Practice, or GMP, inspections of manufacturing facilities for medicinal products and GMP documents issued (such mutual recognition can be rejected by either party in certain circumstances), but does not foresee wholesale mutual recognition of United Kingdom and European Union pharmaceutical legislation including in relation to batch testing and pharmacovigilance, which remain subject to further negotiation. The U.K. has unilaterally agreed to accept E.U. batch testing and batch release. However, the E.U. continues to apply E.U. laws that require batch testing and batch release to take place in the E.U. territory. This means that medicinal products that are tested and released in the U.K. must be retested and re-released when entering the E.U. market for commercial use. Therefore, there remains political and economic uncertainty regarding to what extent the regulation of medicinal products will differ between the United Kingdom and the European Union in the future.
Since a significant proportion of the regulatory framework in the United Kingdom applicable to Exscientia’s business and its drug candidates is derived from European Union Directives and Regulations, the development, manufacture, importation, approval and commercialisation of its drug candidates in the United Kingdom, and the European Union given its operations in the United Kingdom, will be materially affected by Brexit. Great Britain is no longer covered by the European Union’s procedures for the grant of marketing authorisations (Northern Ireland is covered by the centralised authorisation procedure and can be covered under the decentralised or mutual recognition procedures). A separate marketing authorisation granted by the U.K. competent authorities will be required to market drugs in Great Britain. It is currently unclear whether the Medicines and Healthcare products Regulatory Agency in the United Kingdom is sufficiently prepared to handle the increased volume of marketing authorisation applications that it is likely to receive.
On March 24, 2023, the Withdrawal Agreement Joint Committee adopted the U.K. Government and the European Commission political agreement on the “Windsor Framework”. The Framework is intended to revise the Northern Ireland Protocol. If the changes are adopted in the form proposed, medicinal products to be placed on the market in the U.K. will be authorized solely in accordance with U.K. laws. The implementation of the Windsor Framework would occur in stages, with new arrangements relating to the supply of medicinal products into Northern Ireland anticipated to take effect in 2025.
Any delay in obtaining, or an inability to obtain, any marketing approvals, as a result of Brexit or otherwise, would prevent Exscientia and its collaborators or delay Exscientia and its collaborators from commercialising Exscientia’s drug candidates in the United Kingdom and/or the EEA and restrict Exscientia’s ability to generate revenue and achieve and sustain profitability. Following Brexit, there is no pre-marketing authorisation orphan designation in Great Britain, instead an application for orphan designation is made at the same time as an application for marketing authorisation. Orphan designation in the United Kingdom (or Great Britain, depending on whether there is a prior centralised marketing authorisation in the EEA) following Brexit is based on the prevalence of the condition in Great Britain as opposed to the position prior to Brexit where prevalence in the European Union is the determinant. It is therefore possible that conditions that were designated as orphan conditions in the United Kingdom prior to Brexit will no longer be and that conditions are not currently designated as orphan conditions in the European Union will be designated as such in the United Kingdom, or Great Britain.
There is a degree of uncertainty regarding the overall impact that Brexit will have in the long-term on the development, manufacturing and commercialisation of pharmaceutical products, including the process to obtain regulatory approval in the United Kingdom for drug candidates and the award of exclusivities that are normally part of the European Union legal framework (for instance Supplementary Protection Certificates, Paediatric Extensions or Orphan exclusivity). Any further divergence between the regulatory environments in place in the European Union and the United Kingdom could lead to increased costs and delays in bringing drug candidates to market.
In addition, Exscientia may be required to pay taxes or duties or be subjected to other hurdles in connection with the trade of its drug candidates between the European Union and the United Kingdom, or Exscientia may incur expenses in establishing a manufacturing facility in the European Union to circumvent such hurdles, all of which may make its doing business in the European Union more difficult. If any of these outcomes occur, Exscientia may be forced to restrict or delay efforts to seek regulatory approval in the United Kingdom or the European Union for its drug candidates, or incur significant additional expenses to operate its business, which could significantly and materially harm or delay its ability to generate revenues or achieve profitability of its business.
As a result of Brexit or otherwise, other European countries may seek to conduct referenda with respect to their continuing membership with the European Union. Given these possibilities and others Exscientia may not anticipate, as well as the absence of comparable precedent, it is unclear what financial, regulatory and legal implications the withdrawal of the U.K. from the European Union will have in the long-term and how such withdrawal will affect Exscientia, and the full extent to which its business could be adversely affected.
Exchange rate fluctuations may materially affect Exscientia’s results of operations and financial condition.
Owing to the international scope of Exscientia’s operations, fluctuations in exchange rates, particularly between the pound sterling and the U.S. dollar, may adversely affect Exscientia. Although Exscientia is based in the United Kingdom, its CROs are located in a number of different geographic locations and Exscientia sources research and development, manufacturing, consulting and other services from the United States and the European Union. Further, potential future revenue may be derived from abroad, particularly from the United States. As a result, Exscientia’s business and the price of its ADSs may be affected by fluctuations in foreign exchange rates not only between the pound sterling and the U.S. dollar, but also the euro, which may have a significant impact on Exscientia’s results of operations and cash flows from period to period.
Exscientia’s ADSs trade in U.S. dollars. As a result of fluctuations in the exchange rate between the U.S. dollar and the pound sterling, the U.S. dollar equivalent of the proceeds that a holder of ADSs would receive upon the sale in the U.K. of any ordinary shares withdrawn from the depositary and the U.S. dollar equivalent of any cash dividends paid in pounds sterling on Exscientia’s ordinary shares represented by ADSs could also decline.
Additional Information and Where to Find It.
This communication relates to the proposed transaction by and between the Company and Exscientia that will become the subject of a joint proxy statement to be filed by the Company and Exscientia with the SEC. The joint proxy statement will provide full details of the proposed transaction and the attendant benefits and risks, including the terms and conditions of the Scheme of Arrangement and the other information required to be provided to Exscientia’s shareholders under the applicable provisions of the United Kingdom Companies Act 2006. This communication is not a substitute for the joint proxy statement or any other document that the Company or Exscientia may file with the U.S. Securities and Exchange Commission (the “SEC”) or send to their respective security holders in connection with the proposed transaction. Security holders are urged to read the definitive joint proxy statement and all other relevant documents filed with the SEC or sent to the Company’s stockholders or Exscientia’s shareholders as they become available because they will contain important information about the proposed transaction. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting the Company’s Investor Relations department at investor@recursion.com; or by contacting Exscientia’s Investor Relations department at investors@exscientia.ai. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (WHICH WILL INCLUDE AN EXPLANATORY STATEMENT IN RESPECT OF THE SCHEME OF ARRANGEMENT OF EXSCIENTIA, IN ACCORDANCE WITH THE REQUIREMENTS OF THE UNITED KINGDOM COMPANIES ACT 2006) AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Participants in the Solicitation.
The Company, Exscientia and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed transaction.

Information about Recursion’s directors and executive officers is available in Recursion’s proxy statement dated April 23, 2024 for its 2024 Annual Meeting of Stockholders. Information about Exscientia’s directors and executive officers is available in Exscientia’s Annual Report on Form 20-F dated March 21, 2024. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement and all other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. Investors should read the joint proxy statement carefully when it becomes available before making any voting or investment decisions.
No Offer or Solicitation.
This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (“Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Recursion securities issued in the proposed transaction are anticipated to be issued in reliance upon an available exemption from such registration requirements pursuant to Section 3(a)(10) of the Securities Act.
Forward Looking Statements.
Statements contained herein which are not historical facts may be considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the proposed combination of Recursion and Exscientia and the outlook for Recursion’s or Exscientia’s future businesses and financial performance such as delivering better treatments to patients, faster and at a lower cost; the discovery and translation of higher quality medicines more efficiently and at a higher scale; helping to enable a full-stack technology-enabled platform; allowing Recursion to more rapidly and effectively run SAR cycles during hit to lead optimization; generating the diverse chemistry to experimentally improve predictive maps; the number and timing of clinical program readouts over the next 18 months; the combined company’s first-in-class and best-in-class opportunities; potential for sales from successful programs with annual peak sales opportunities of over $1 billion each; potential for approximately $200 million in milestone payments over the next 24 months, and over $20 billion in revenue before royalties over the course of the partnerships; percentage of the combined company to be received by Exscientia shareholders; cash runway extending into 2027; the value of estimated annual synergies; implementing the combination through a UK scheme of arrangement; the expected closing of the transaction by early 2025; continuing to build the best example of the next generation of biotechnology companies; the plans for David Hallett, Ph.D. to join the combined company as Chief Scientific Officer; and many others. Such forward-looking statements are based on the current beliefs of Recursion’s and Exscientia’s respective management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction Agreement; the inability to obtain Recursion’s stockholder approval or Exscientia’s shareholder approval or the failure to satisfy other conditions to completion of the proposed combination, including obtaining the sanction of the High Court of Justice of England and Wales to the Scheme of Arrangement, on a timely basis or at all, and the receipt of required regulatory approvals; risks that the proposed combination disrupts each company’s current plans and operations; the diversion of the attention of the respective management teams of Recursion and Exscientia from their respective ongoing business operations; the ability of either Recursion, Exscientia or the combined company to retain key personnel; the ability to realize the benefits of the proposed combination, including cost synergies; the ability to successfully integrate Exscientia’s business with Recursion’s business, at all or in a timely manner; the outcome of any legal proceedings that may be instituted against Recursion, Exscientia or others since the announcement of the proposed combination; the amount of the costs, fees, expenses and charges related to the proposed combination; the effect of economic, market or business conditions, including competition, regulatory approvals and commercializing drug candidates, or changes in such conditions, have on Recursion’s, Exscientia’s and the combined company’s operations, revenue, cash flow, operating expenses, employee hiring and retention, relationships with business partners, the development or launch of technology enabled drug discovery, and commercializing drug candidates; the risks of conducting Recursion’s and Exscientia’s business internationally; the impact of changes in interest rates by the Federal Reserve and other central banks; the impact of potential inflation, volatility in foreign currency exchange rates and supply chain disruptions; the ability to maintain technology-enabled drug discovery in the biopharma industry; and risks relating to the market value of Recursion’s Class A common stock to be issued in the proposed combination.
Other important factors and information are contained in Recursion’s most recent Annual Report on Form 10-K and Exscientia’s most recent Annual Report on Form 20-F, including the risks summarized in the section entitled “Risk Factors,” Recursion’s subsequent Quarterly Reports on Form 10-Q, Exscientia’s filing on Form 6-K filed May 21, 2024 and August 8, 2024, and each company’s other periodic filings with the SEC, which can be accessed at https://ir.recursion.com in the case of Recursion, http://investors.exscientia.ai in the case of Exscientia, or www.sec.gov. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. Neither Recursion nor Exscientia undertakes any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
23.1	Consent of PricewaterhouseCoopers LLP
99.1	Investor Presentation of Recursion Pharmaceuticals, Inc. dated September 3, 2024.
99.2	Press Release of Recursion Pharmaceuticals, Inc. dated September 3, 2024.
99.3
Audited consolidated statement of financial position of Exscientia as of and for the years ended December 31, 2023 and 2022, and the related consolidated statements of loss and other comprehensive (loss)/income, of changes in equity and of cash flows for each of the three years in the period ended December 31, 2023, and the notes related thereto.

99.4	Unaudited condensed consolidated financial statements of Exscientia as of June 30, 2024 and 2023 and for the three and six months ended June 30, 2024 and 2023, and the notes related thereto.
99.5
Unaudited pro forma condensed combined balance sheet of Recursion as of June 30, 2024 and the unaudited pro forma condensed combined statements of income of Recursion for the year ended December 31, 2023 and the six months ended June 30, 2024, and the notes related thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on September 3, 2024.

RECURSION PHARMACEUTICALS, INC.

By:	/s/ Christopher Gibson
Christopher Gibson
Chief Executive Officer